Exhibit 10.1

Execution Version

CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT

by and among

EQM MIDSTREAM PARTNERS, LP

and

THE PURCHASERS PARTY HERETO

Dated March 13, 2019

i

TABLE OF CONTENTS (CONT’D)

ii

TABLE OF CONTENTS (CONT’D)

iii

CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT

This CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT, dated as of March 13, 2019 (this “Agreement”), is by and between EQM MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Partnership”), and the purchasers set forth on Schedule 1 hereto (collectively, the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, certain Series A Preferred Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units and Conversion Units (as defined below) underlying the Purchased Units (as defined below) acquired pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
 DEFINITIONS

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquisition” means the acquisition by the Partnership or one or more of its wholly-owned subsidiaries of (i) 60% of the Class A common units in Eureka Midstream and (ii) 100% of the equity interests in Hornet Midstream, in each case from Morgan Stanley Infrastructure Partners or its Affiliates and co-investors, as applicable, pursuant to the Eureka Purchase Agreement.

“Additional Purchasers” has the meaning specified in Section 8.03(c).

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Purchaser shall be considered an Affiliate of the Partnership, and no Purchaser or any of its Affiliates shall be considered Affiliates of any other Purchaser or any of such other Purchaser’s Affiliates, in either case, solely by virtue of such Purchaser’s ownership of the Purchased Units. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, (a) the Partnership Entities, on the one hand, and any Purchaser, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agreement” has the meaning specified in the introductory paragraph.

“Amended Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, in the form attached hereto as Exhibit A.

“Anti-Money Laundering Laws” shall have the meaning specified in Section 3.38.

“Assets” means all of the assets that are owned and operated by the Partnership Entities.

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their subsidiaries and Affiliates, including without limitation, the Bank Holding Company Act of 1956, the Federal Reserve Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or any other day on which banking institutions in the State of New York or the Commonwealth of Pennsylvania are authorized or required by Law or other governmental action to close.

“Class B Units” means the Class B Units representing limited partner interests of the Partnership having the terms set forth in the Partnership Agreement.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Code” shall have the meaning specified in Section 3.30.

“Combined Entity Material Adverse Effect” means a Material Adverse Effect determined, solely for purposes of Section 2.04(e), as though Eureka Midstream, Hornet Midstream and their respective subsidiaries were Partnership Entities.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the Common Units representing limited partner interests of the Partnership having the terms set forth in the Partnership Agreement.

“Confidential Information” means any data, agreements, documents, reports and information of a confidential, proprietary or commercially sensitive nature pertaining to the Partnership, Eureka Midstream, Hornet Midstream or any of their respective Affiliates, in each case, whether in writing or in electronic format or conveyed orally. Notwithstanding the foregoing, Confidential Information will not include information that (i) is or becomes generally available to the public, other than as a result of a disclosure by the applicable Restricted Person or any its Representatives in violation of this Agreement, (ii) becomes available to the applicable Restricted Person after the Closing from a source other than the Partnership, any of its Affiliates or their respective Representatives (and not, to the knowledge of such Restricted Person, as a result of a violation of a contractual restriction or fiduciary duty known to such Person) or (iii) is or was independently developed by or on behalf of the applicable Restricted Person without use of the Confidential Information and not in violation of the terms of this Agreement.

2

“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units.

“Credit Agreement” shall have the meaning specified in Section 3.06(a).

“Delaware LLC Act” shall have the meaning specified in Section 3.05.

“Delaware LP Act” shall have the meaning specified in Section 3.04(a).

“EGH” means Equitrans Gathering Holdings, LLC, a Delaware limited liability company.

“Enforceability Exceptions” means (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and (ii) public policy, applicable Law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

“Environmental Laws” shall have the meaning specified in Section 3.27(a).

“Environmental Permits” shall have the meaning specified in Section 3.27(b).

“EQGP Holdings” means EQGP Holdings, LP, a Delaware limited partnership.

“EQM Gathering” means EQM Gathering Holdings, LLC, a Delaware limited liability company.

“EQM Gathering Opco” means EQM Gathering Opco, LLC, a Delaware limited liability company.

“EQM Midstream Management” means EQM Midstream Management LLC, a Delaware limited liability company.

“EQM Olympus” means EQM Olympus Midstream LLC, a Delaware limited liability company.

“EQM Poseidon” means EQM Poseidon Midstream, LLC, a Delaware limited liability company.

“EQM VE II” means EQM VE II Access, LLC, a Delaware limited liability company.

“EQM VG” means EQM VG, LLC, a Delaware limited liability company.

“EQM West Virginia” means EQM West Virginia Midstream LLC, a Delaware limited liability company.

“Equitrans” means Equitrans, L.P., a Pennsylvania limited partnership.

3

“Equitrans Investments” means Equitrans Investments, LLC, a Delaware limited liability company.

“Equitrans Services” means Equitrans Services, LLC, a Delaware limited liability company.

“Equitrans Transaction Sub” means Equitrans Transaction Sub GP, LLC, a Delaware limited liability company.

“Equitrans Water (OH)” means Equitrans Water Services (OH), LLC, a Delaware limited liability company.

“Equitrans Water (PA)” means Equitrans Water Services (PA), LLC, a Delaware limited liability company.

“ERISA” shall have the meaning specified in Section 3.30.

“ETRN” means Equitrans Midstream Corporation, a Pennsylvania corporation.

“Eureka Midstream” means Eureka Midstream Holdings, LLC, a Delaware limited liability company.

“Eureka Purchase Agreement” means the Purchase and Sale Agreement, by and between North Haven Infrastructure Partners II Buffalo Holdings, LLC, a Delaware limited liability company, and the Partnership, dated as of the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Finance Corp.” means EQM Midstream Finance Corporation, a Delaware corporation.

“Fundamental Representations” shall have the meaning specified in Section 6.04.

“Funding Obligation” means, with respect to a particular Purchaser, an amount equal to the Purchase Price multiplied by the number of Purchased Units to be purchased by such Purchaser on the Closing Date pursuant to Section 2.01.

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the date hereof; provided that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“General Partner” means EQGP Services, LLC, a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, any country, tribal authority, state, county, city or political subdivision in which such Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s

4

property, and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing, as well as any monetary authority which exercises valid jurisdiction over any such Person or such Person’s property.

“Governmental Licenses” shall have the meaning specified in Section 3.22.

“GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of October 12, 2018, as amended by the First Amendment to Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of February 22, 2019.

“GP Waiver” means a waiver of the General Partner with respect to certain of its rights under the Partnership Agreement, in substantially the form attached hereto as Exhibit D.

“Hazardous Material” means pollutants, contaminants, hazardous or toxic substances or wastes, petroleum or petroleum products, radioactive materials, asbestos-containing materials, or polychlorinated biphenyls, or any other material or substance that is regulated under Environmental Laws.

“Hornet Midstream” means Hornet Midstream Holdings, LLC, a Delaware limited liability company.

“Indemnified Party” shall have the meaning specified in Section 6.03(a).

“Indemnifying Party” shall have the meaning specified in Section 6.03(a).

“Intellectual Property” shall have the meaning specified in Section 3.28.

“Investment Company Act” shall have the meaning specified in Section 3.33.

“Knowledge” means, with respect to the Partnership or the General Partner, the actual knowledge of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the General Partner, in each case, after reasonable inquiry.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lead Purchasers” means the Purchasers listed on Exhibit F and their permitted assignees.

“Liens” means any lien (statutory or otherwise), encumbrance, security interest, security agreement, pledge, mortgage, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, easement, servitude, restriction on transfer or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any event, circumstance, occurrence, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on (a) the Assets, liabilities, condition (financial or otherwise), business, results of operations, affairs or prospects of the Partnership Entities taken as a whole; (b) the ability of the

5

Partnership Entities taken as a whole to carry on their respective business as such business is conducted as of the date hereof or on the ability of the Partnership Entities taken as a whole to meet their obligations under the Transaction Documents on a timely basis; or (c) the ability of the General Partner or the Partnership Entities to consummate the transactions contemplated by the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or is attributable to (i) a general deterioration in the economy or changes in the general state of the industries in which the Partnership Entities operate, except, with respect to this clause (i), to the extent that the Partnership Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, hurricane, flood, tornado, earthquake or other natural disaster, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (iii) any change in applicable Law or GAAP or the interpretation or enforcement thereof applicable to any of the Partnership Entities, (iv) any change in the credit rating of any of the Partnership Entities or any of their securities (it being understood that the facts and circumstances giving rise to such change in the credit rating may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i) through (v) of this definition), or (v) any change resulting or arising from (A) the taking of any action by the Partnership or any of its Affiliates required or otherwise expressly contemplated by this Agreement or consented to or requested by the Purchasers in writing or (B) the abstaining by the Partnership or any of its Affiliates from taking any action that is prohibited by this Agreement or which abstention is otherwise requested by the Purchasers.

“Material Contract” means each of the following types of contracts to which any Partnership Entity is a party:

(a)         any contract that would be required to be filed by the Partnership as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Partnership on a Current Report on Form 8-K;

(b)         the Precedent Agreements;

(c)          the MVP Joint Venture LLC Agreement, and each other partnership or joint venture agreement;

(d)         each hydrocarbon purchase and sale, gathering, transportation, treating, dehydration, processing or similar contract and any contract for the provision of services relating to gathering, compression, collection, processing, treating or transportation of natural gas or other hydrocarbons involving annual net expenditures or net revenues in excess of $25,000,000;

(e)          each contract that constitutes a terminal agreement, storage agreement, tolling agreement, throughput agreement, supply agreement, distribution agreement, tank lease agreement or services agreement involving annual costs or revenues in excess of $25,000,000;

6

(f)           each Contract for the construction of gathering or other pipeline systems or processing, compression, treating or storage facilities that provide for payment by the Partnership Entities in excess of $50,000,000 per annum during the remaining term thereof;

(g)          each contract evidencing indebtedness for borrowed money;

(h)         each contract that constitutes a pipeline interconnect or facility operating agreement; and

(i)             any material contract with a Governmental Authority.

“Mountain Valley Pipeline” means an estimated 300 mile, 42-inch diameter natural gas interstate pipeline with a targeted capacity of 2.0 Bcf per day that will span from EQM’s existing transmission and storage system in Wetzel County, West Virginia to Pittsylvania County, Virginia.

“MVP Holdco” means MVP Holdco, LLC, a Delaware limited liability company.

“MVP Joint Venture” shall have the meaning specified in Section 3.06(g).

“MVP Joint Venture LLC Agreement” shall have the meaning specified in Section 3.06(g).

“NYSE” means the New York Stock Exchange.

“Operating Subsidiaries” means, collectively, Equitrans, Equitrans Investments, Equitrans Services, Equitrans Water (OH), Equitrans Water (PA), EQM Gathering, EQM Gathering Opco, EQM Midstream Management, EQM Poseidon, EQM VE II, EQM VG, MVP Holdco, MVP Joint Venture, EQM Olympus, RM Operating, RM Partners, Rager, Strike Force, Strike Force Midstream, Strike Force East, Strike Force South and EQM West Virginia.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Partnership” has the meaning specified in the introductory paragraph.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 22, 2019.

“Partnership Entities” means the Partnership, the General Partner, and the Operating Subsidiaries.

“Partnership Related Parties” shall have the meaning specified in Section 6.02.

“Permitted Loan” means any bona fide loans or other extensions of credit entered into by a Purchaser or any of its respective Affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in Series A Preferred Units and/or related assets and/or cash, cash equivalents and/or letters of credit.

7

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Placement Agents” means Citigroup Global Markets Inc. and Guggenheim Securities, LLC.

“Precedent Agreements” means (a) that certain Second Restated Precedent Agreement, dated December 20, 2017, by and between MVP Joint Venture and EQT Energy, LLC (as it may be amended, restated or otherwise modified from time to time), (b) that certain Third Amended and Restated Precedent Agreement, dated December 20, 2017, by and between MVP Joint Venture and USG Properties Marcellus Holdings, LLC (as it may be amended, restated or otherwise modified from time to time), (c) that certain Precedent Agreement, dated March 10, 2015, by and between MVP Joint Venture and WGL Midstream, Inc. (as it may be amended, restated or otherwise modified from time to time), (d) that certain Precedent Agreement, dated October 1, 2015, by and between MVP Joint Venture and Roanoke Gas Company (as it may be amended, restated or otherwise modified from time to time), (e) that certain Precedent Agreement, dated January 21, 2016, by and between MVP Joint Venture and Consolidated Edison Company of New York, Inc. (as it may be amended, restated or otherwise modified from time to time) and (f) that certain Precedent Agreement, dated December 20, 2017, by and between Mountain Valley Pipeline, LLC and Public Service Company of North Carolina, Incorporated (as it may be amended, restated or otherwise modified from time to time).

“Purchase Price” means an amount equal to $48.77 per Purchased Unit.

“Purchased Units” shall have the meaning specified in Section 2.01(a).

“Purchaser Related Parties” shall have the meaning specified in Section 6.01.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Rager” means Rager Mountain Storage Company LLC, a Delaware limited liability company.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, in substantially the form attached hereto as Exhibit B.

“Regulatory Concern” means any set of facts or circumstances in which a Purchaser’s ownership of securities issued by the Partnership (i) gives rise to a violation of Banking Regulations by such Purchaser or any of its Affiliates, or gives rise to a reasonable belief by such Purchaser, in good faith, based on the advice of counsel, that such a violation is likely to occur, (ii) gives rise to a limitation in Law (solely with respect to the Banking Regulations) that will materially impair the ability of such Purchaser or any of its Affiliates to conduct its business or gives rise to a reasonable belief by such Purchaser, in good faith, based on the advice of counsel,

8

that such a limitation is likely to arise, or (iii) otherwise presents a material adverse regulatory risk for such Purchaser or any of its Affiliates.

“Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Restricted Person” shall have the meaning specified in Section 8.05(a)

“rights-of-way” shall have the meaning specified in Section 3.21.

“RM Operating” means RM Operating LLC, a Delaware limited liability company.

“RM Partners” means RM Partners LP, a Delaware limited partnership.

“Rules and Regulations” means the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

“Sanctioned Country” shall have the meaning specified in Section 3.39.

“Sanctions” shall have the meaning specified in Section 3.39.

“SEC Documents” means the Partnership’s registration statements, reports, schedules and statements required to be filed by it with the Commission under the Exchange Act or the Securities Act and filed prior to the date hereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” means the Partnership’s Series A Cumulative Convertible Preferred Units.

“Strike Force” means Strike Force Midstream Holdings LLC, a Delaware limited liability company.

“Strike Force East” means Strike Force East LLC, a Delaware limited liability company.

“Strike Force Midstream” means Strike Force Midstream LLC, a Delaware limited liability company.

“Strike Force South” means Strike Force South LLC, a Delaware limited liability company.

“Structuring Fee” shall have the meaning specified in Section 8.01.

“Tax Return” means any return, report or similar filing (including attached schedules, statements and exhibits) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means any foreign, federal, state, local or other taxes of any kind whatsoever (together with any and all interest, penalties, additions to tax and additional amounts imposed with

9

respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem, value added, production or severance taxes, escheat or unclaimed property obligations, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury regulations promulgated under the Code (or any similar provisions of foreign, state or local law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract.

“Total Funding Obligation” means the aggregate amount of the Funding Obligations of all of the Purchasers.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Amended Partnership Agreement and any and all other agreements or instruments executed and delivered by the Partnership or the Purchasers hereunder or thereunder.

“Transaction Fee” shall have the meaning specified in Section 8.01.

ARTICLE II
 AGREEMENT TO SELL AND PURCHASE

Section 2.01                             Sale and Purchase.

(a)                                 Subject to the terms and conditions hereof, at the Closing, each Purchaser hereby agrees to purchase from the Partnership the number of Series A Preferred Units set forth opposite such Purchaser’s name on Schedule 1 for a cash purchase price equal to such Purchaser’s Funding Obligation.

(b)                                 Subject to the terms and conditions hereof, at the Closing, the Partnership hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens except restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended Partnership Agreement, the number of Purchased Units set forth opposite such Purchaser’s name on Schedule 1 for the cash purchase price equal to such Purchaser’s Funding Obligation.

(c)                                  Upon the Closing, each Purchaser shall be bound by the terms and provisions of the Amended Partnership Agreement as a Series A Preferred Unitholder (as such term is defined in the Amended Partnership Agreement) with respect to the Purchased Units held by such Purchaser.

Section 2.02                             Closing.  Upon the terms and subject to the conditions hereof, the consummation of the sale and purchase of the Purchased Units hereunder (the “Closing”) shall take place on the same date (the “Closing Date”) as and concurrently with the closing of the Acquisition, at the offices of Latham & Watkins LLP at 811 Main Street, Suite 3700, Houston, Texas 77002.

Section 2.03                             Mutual Conditions.  The respective obligations of each party to consummate the purchase and sale of the Purchased Units at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of

10

which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(b)           there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(c)           the closing of the Acquisition shall have occurred, or shall occur concurrently with the Closing.

Section 2.04          Conditions to Each Purchaser’s Obligations.  The obligation of a Purchaser to consummate its purchase of Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects (other than those Fundamental Representations contained in Article III or portions of other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b)           the Partnership shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c)           the NYSE shall have authorized, upon official notice of issuance, the listing of the Conversion Units;

(d)           no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(e)           there shall not have occurred and be continuing (i) a Material Adverse Effect or (ii) a Combined Entity Material Adverse Effect; and

(f)            the Partnership shall have delivered, or caused to be delivered, to the Purchaser the Partnership’s Closing deliveries described in Section 2.06, as applicable.

Section 2.05          Conditions to the Partnership’s Obligations.  The obligation of the Partnership to consummate the sale and issuance of the Purchased Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions

11

(any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects (other than those portions or representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b)           such Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and

(c)           such Purchaser shall have delivered, or caused to be delivered, to the Partnership the Purchaser’s Closing deliveries described in Section 2.07, as applicable.

Section 2.06          Deliveries of the Partnership.  At the Closing, the Partnership shall deliver, or cause to be delivered, to the Purchasers:

(a)           a counterpart of the Registration Rights Agreement duly executed by the Partnership;

(b)           evidence of the Purchased Units being credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing the legend set forth in Section 4.06(e);

(c)           a copy of the GP Waiver duly executed by the General Partner with respect to the Purchased Units;

(d)           a copy of the Amended Partnership Agreement duly executed by the General Partner;

(e)           a certificate of the Secretary of State of the State of Delaware, dated as of the Closing Date or a recent date prior thereto, to the effect that the Partnership is in good standing in the State of Delaware;

(f)            a certificate, dated as of the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of the Partnership, in their capacities as such, to the effect that the conditions set forth in Sections 2.04(a), 2.04(b) and 2.04(e) and have been satisfied;

(g)           a certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (A) the Certificate of Limited Partnership of the Partnership, as amended, and the Partnership Agreement, (B) the Certificate of Formation of the General Partner, as amended, and the GP LLC Agreement, (C) resolutions of the board of directors of the General Partner authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (D) the incumbency of the officers authorized to execute the

12

Transaction Documents on behalf of the Partnership, setting forth the name and title and bearing the signatures of such officers;

(h)           an opinion from Latham & Watkins LLP, counsel for the Partnership, in substantially the form attached hereto as Exhibit C, which shall be addressed to the Purchasers and dated the Closing Date; and

(i)            a counterpart to the cross-receipt executed by the Partnership and delivered to the Purchasers certifying as to the amounts that it has received from the Purchasers.

Section 2.07          Deliveries of Each Purchaser. At the Closing, each Purchaser shall deliver or cause to be delivered to the Partnership:

(a)           payment of such Purchaser’s respective Funding Obligation set forth on Schedule 1 (net of (i) the amount of the Structuring Fee with respect to the Lead Purchasers in accordance with Section 8.01 and (ii) the amount of the Transaction Fee with respect to the Purchasers in accordance with Section 8.01) payable by wire transfer of immediately available funds to an account designated at least five Business Days in advance of the Closing Date by the Partnership;

(b)           a counterpart of the Registration Rights Agreement duly executed by such Purchaser;

(c)           a certificate, dated as of the Closing Date and signed by an authorized officer of such Purchaser, in his or her capacity as such, to the effect that the conditions set forth in Sections 2.05(a) and 2.05(b) have been satisfied;

(d)           a duly executed Internal Revenue Service Form W-9 from such Purchaser; and

(e)           a counterpart to the cross-receipt executed by such Purchaser and delivered to the Partnership certifying that it has received from the Partnership the number of Purchased Units to be received by such Purchaser in connection with the Closing.

Section 2.08          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The failure of any Purchaser to perform, or any waiver by the Partnership of such performance, under any Transaction Document shall not excuse the failure to perform by any other Purchaser or the Partnership, and the waiver by any Purchaser of performance of the Partnership under any Transaction Document shall not excuse the failure to perform by the Partnership with respect to any other Purchaser.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchasers that:

Section 3.01          Formation and Qualification of the Partnership Entities.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited

13

liability company, as applicable, in good standing under the Laws of its jurisdiction of organization with all requisite power and authority, in the case of the Partnership, to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. Each of the Partnership Entities has all requisite power and authority to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted and is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the Laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

Section 3.02          Power and Authority of General Partner.  The General Partner has all requisite power and authority to act as general partner of the Partnership.

Section 3.03          Ownership of the General Partner Interest.  The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such interest free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the SEC Documents.

Section 3.04          Capitalization; Issuance.

(a)           As of the date hereof, the Partnership has no limited partner interests outstanding other than the following: 200,457,630 Common Units and 7,000,000 Class B Units.  All such Common Units and Class B Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 18-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(b)           The Purchased Units and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended Partnership Agreement or this Agreement and (ii) such Liens as are created by the Purchasers.

(c)           Except (i) for the Purchased Units to be issued pursuant to this Agreement, (ii) as expressly provided in the Partnership Agreement, (iii) for awards issued pursuant to the Partnership’s long-term incentive plans, (iv) as disclosed in the SEC Documents or (v) the General Partner’s right to maintain its general partnership interest in the Partnership, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

14

(d)           Upon issuance in accordance with this Agreement and the Amended Partnership Agreement, the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free and clear of any and all Liens and restrictions on transfer, other than (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended Partnership Agreement or (ii) such Liens as are created by the Purchasers.

(e)           The Amended Partnership Agreement sets forth the rights, preferences and priorities of the Purchased Units, and the holders of the Purchased Units will have the rights set forth in the Amended Partnership Agreement upon the Closing.

Section 3.05          Ownership of the General Partner.  As of the date hereof, EGH owns 100% of the limited liability company interests in the General Partner; all of such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and EGH owns 100% of the limited liability company interests in the General Partner free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under that certain Revolving Credit Agreement, dated as of October 31, 2018, by and among ETRN, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto, as amended and modified from time to time, and that certain Credit Agreement, dated as of December 31, 2018, by and among ETRN, Goldman Sachs Bank USA, as Administrative Agent and Initial Lender, PNC Bank, National Association, as Collateral Agent, and the other lenders from time to time party thereto, as amended and modified from time to time.

Section 3.06          Ownership of Certain Partnership Entities and MVP Joint Venture.

(a)           The Partnership owns all of the membership interests of Equitrans Investments; all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such equity interests free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents of Equitrans Investments or as described in the SEC Documents and (B) Liens created or arising under that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other L/C issuers and lenders party thereto (as amended and modified from time to time, the “Credit Agreement”);

(b)           Equitrans Investments owns all of the membership interests in Equitrans Services and a 97.25% limited partner interest in Equitrans; all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable

15

(except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act or the Pennsylvania Uniform Limited Partnership Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(c)           Equitrans Services owns a 2.75% general partner interest in Equitrans; such equity interest has been duly authorized and validly issued in accordance with the applicable Organizational Documents and is fully paid (to the extent required by the applicable Organizational Documents); and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(d)           The Partnership owns all of the membership interests in EQM Gathering; all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(e)           EQM Gathering owns all of the membership interests in EQM Gathering Opco; all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(f)            The Partnership owns all of the membership interests in MVP Holdco; all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(g)           MVP Holdco owns membership interests in Mountain Valley Pipeline, LLC, a Delaware series limited liability company and joint venture with certain third parties (“MVP Joint Venture”), representing as of the date hereof 45.5% of the outstanding Series A membership interests of MVP Joint Venture and 47.195% of the outstanding Series B membership interests of MVP Joint Venture; all of such equity interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MVP Joint Venture, as amended from time to time (the “MVP Joint Venture LLC Agreement”), are fully paid (to the extent required by

16

the MVP Joint Venture LLC Agreement) and nonassessable (except as provided in the MVP Joint Venture LLC Agreement and as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for restrictions on transferability contained in the MVP Joint Venture LLC Agreement or as described in the SEC Documents;

(h)           Equitrans Investments owns all of the membership interests in Rager; all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(i)            EQM Gathering owns all of the membership interests in EQM Midstream Management; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(j)            EQM Gathering owns 100% of the limited partner interests in RM Partners; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(k)           EQM Midstream Management is the sole general partner of RM Partners, with a non-economic general partner interest in RM Partners; such interest has been duly authorized and validly issued in accordance with the applicable Organizational Documents and is fully paid (to the extent required by the applicable Organizational Documents); and such interest is owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(l)            RM Partners owns all of the membership interests in RM Operating; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable

17

Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(m)          RM Operating owns all of the membership interests in EQM Poseidon; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(n)           RM Operating owns all of the membership interests in Equitrans Water (OH); all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(o)           RM Operating owns all of the membership interests in Equitrans Water (PA); all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(p)           EQM Poseidon owns all of the membership interests in EQM VE II; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(q)           EQM Poseidon owns all of the membership interests in EQM VG; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

18

(r)                                    EQM Gathering owns all of the membership interests in EQM West Virginia; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(s)                                   EQM Gathering owns all of the membership interests in EQM Olympus; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(t)                                    EQM Gathering owns all of the membership interests in Strike Force; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(u)                                 EQM Gathering owns a 25% membership interest in Strike Force Midstream; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(v)                                 Strike Force owns a 75% membership interest in Strike Force Midstream; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement;

(w)                               Strike Force Midstream owns all of the membership interests in Strike Force East; all such equity interests have been duly authorized and validly issued in accordance with the

19

applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement; and

(x)                                 Strike Force Midstream owns all of the membership interests in Strike Force South; all such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the SEC Documents and (B) Liens created or arising under the Credit Agreement.

Section 3.07                             No Other Subsidiaries.  Other than (i) the General Partner’s ownership of the general partner interest in the Partnership, (ii) the Partnership’s ownership of 100% of each of Equitrans Investments, Finance Corp., EQGP Holdings and Equitrans Transaction Sub, and Equitrans Transaction Sub’s ownership of a non-economic general partner interest in EQGP Holdings, (iii) Equitrans Investments’ 100% ownership of Equitrans Services and Rager, (iv) Equitrans Investments’ and Equitrans Services’ ownership of a 97.25% limited partner interest and a 2.75% general partner interest, respectively, in Equitrans, (v) the Partnership’s ownership of 100% of EQM Gathering, (vi) EQM Gathering’s 100% ownership of EQM Gathering Opco, (vii) the Partnership’s 100% ownership of MVP Holdco, (viii) MVP Holdco’s ownership interests in MVP Joint Venture, (ix) EQM Gathering’s 100% ownership of each of EQM Midstream Management, RM Partners, EQM West Virginia, EQM Olympus and Strike Force, (x) EQM Midstream Management’s ownership of the general partner interest in RM Partners, (xi) RM Partners’ ownership of 100% of the limited liability company interests in RM Operating, (xii) RM Operating’s 100% ownership of each of EQM Poseidon, Equitrans Water (OH) and Equitrans Water (PA), (xiii) EQM Poseidon’s 100% ownership of each of EQM VE II and EQM VG, (xiv) EQM Gathering’s 25% ownership of Strike Force Midstream, (xv) Strike Force’s 75% ownership of Strike Force Midstream, (xvi) Strike Force Midstream’s 100% ownership of each of Strike Force East and Strike Force South and (xvii) the Partnership’s ownership of Class B Units of EQT Energy Supply, LLC, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Finance Corp. is a wholly owned subsidiary of the Partnership and was organized for the purpose of co-issuing the Partnership’s debt securities and has no material assets or liabilities other than as co-issuer of the Partnership’s debt securities. Its activities are limited to co-issuing the Partnership’s debt securities and engaging in activities incidental thereto. Each of EQGP Holdings and Equitrans Transaction Sub are wholly owned subsidiaries of the Partnership and have no material operations, assets or liabilities.

Section 3.08                             Authority and Authorization.  The Partnership has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents and perform its respective obligations hereunder and thereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon

20

the terms and conditions set forth in this Agreement and the Partnership Agreement. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.09                             Authorization of This Agreement.  This Agreement has been duly authorized, executed and delivered by the Partnership and each of the other Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, validly executed and delivered by the Partnership or the General Partner, as the case may be. Each of the Transaction Documents constitutes, or will constitute, the legal, valid and binding obligations of the Partnership or the General Partner, as the case may be, in each case enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions.

Section 3.10                             No Conflicts.  None of the issuance or sale by the Partnership of the Purchased Units, the application of the proceeds thereof, the execution, delivery and performance of this Agreement or the other Transaction Documents by the Partnership, or the consummation of any other transactions contemplated thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, accelerate payment or rights under, or will result in the creation or imposition of any Lien upon any property or Assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or (iii) violates or will violate any statute, Law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, or any rule of regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by the Transaction Documents.

Section 3.11                             Organizational Documents.  The Organizational Documents of each of the Partnership Entities have been, and in the case of the Amended Partnership Agreement, at the Closing will be, duly authorized and validly executed and delivered by the parties thereto and are, and in the case of the Amended Partnership Agreement, at the Closing will be, valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided that, with respect to each Organizational Document described in this Section 3.11, the enforceability thereof may be limited by the Enforceability Exceptions.

Section 3.12                             No Integration.  Neither the Partnership nor any of its Affiliates, nor, to the Partnership’s Knowledge, any Representative of the foregoing has, directly or indirectly, made any offers or sales of any security of the Partnership or solicited any offers to buy any security of

21

the Partnership, under circumstances that would adversely affect reliance by the Partnership on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration under the Securities Act.

Section 3.13                             No Consents.  No permit, consent, waiver, license, written exemption from, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body or any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) having jurisdiction over any of the Partnership Entities or any of their properties or Assets or approval of the security holders of the Partnership Entities, is required in connection with the issuance or sale by the Partnership of the Purchased Units, the execution, delivery and performance of the Transaction Documents by the Partnership or the consummation of the transactions contemplated by the Transaction Documents by the Partnership, other than consents (a) required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, (b) required under state securities or “Blue Sky” Laws, (c) that have been, or prior to the Closing Date will be, obtained and (d) consents, the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.14                             No Defaults.  Neither MVP Joint Venture nor any of the Partnership Entities is in violation, breach or default under (or, with the giving of notice or lapse of time, would be in violation, breach or default), nor does a holder of any indebtedness (or a person acting on such holder’s behalf) of a Partnership Entity or MVP Joint Venture have the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or MVP Joint Venture is a party relating to the Assets or the operation thereof or (iii) any statute, Law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or MVP Joint Venture or any of their respective properties, as applicable, or any rule of regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except, in the case of clauses (ii) and (iii), where such breaches, violations or defaults, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by the Transaction Documents.

Section 3.15                             SEC Documents. Since January 1, 2018, all the Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. Since the filing date of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017, the SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not

22

misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be.

Section 3.16                             Financial Statements.

(a)                                 The historical financial statements and schedules of the Partnership (together with its consolidated or combined subsidiaries) included in or incorporated by reference in the SEC Documents present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements under the Securities Act and the Exchange Act and have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained or incorporated by reference in the SEC Documents has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby. Nothing has come to the attention of the Partnership that has caused it to believe that the statistical and market-related data included in the SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects as of the date of such information. There are no financial statements (historical or pro forma) that are required to be included in or incorporated by reference in the SEC Documents that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Documents; and all disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Exchange Act, to the extent applicable.

(b)                                 Since the date of the most recent balance sheet of the Partnership audited by the Partnership’s auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects and (ii) based on an annual evaluation of disclosure controls and procedures, the Partnership is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

Section 3.17                             Independent Registered Public Accounting Firm.  Ernst & Young LLP, which has audited and certified certain financial statements of the Partnership and its consolidated or combined subsidiaries (including the related notes thereto), included in or incorporated by reference in the SEC Documents is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership as required by the Exchange Act and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the

23

Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.18                             Litigation.  Except as described in the SEC Documents, no action, suit, claim, investigation, order, injunction, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or their property is pending or, to the Knowledge of the Partnership, threatened or contemplated, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by the Transaction Documents or is required to be described in the SEC Documents but is not described as required.

Section 3.19                             Required Disclosures and Descriptions.  There are no legal or governmental proceedings (including an audit or examination by any taxing authority) pending or, to the Knowledge of the Partnership, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective Properties is subject, that are required to be described in the SEC Documents but are not described as required.

Section 3.20                             Title to Properties.  As of the date hereof, except as described in the SEC Documents or except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect:

(a)                                 the Partnership Entities have (A) good and indefeasible title to all real property (exclusive of rights-of-way, as hereinafter defined) owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the SEC Documents, free and clear of all Liens, except as are created or arise under the Credit Agreement; and

(b)                                 all land, buildings and other improvements, and all equipment and other personal property, to be held under lease or sublease by any of the Partnership Entities, are held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the SEC Documents.

Section 3.21                             Rights of Way.  Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the SEC Documents, subject to such qualifications as may be set forth in the SEC Documents, except for such rights-of-way the failure of which to obtain, would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be likely to have a Material Adverse Effect.

24

Section 3.22                             Possession of Governmental Licenses.  Each of the Partnership Entities possesses such permits, licenses, patents, certificates of need, approvals, waivers, exemptions, consents and other authorizations issued by the appropriate federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the SEC Documents except for such Governmental Licenses, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and none of the Partnership Entities that is controlled by the Partnership has received, and to the Knowledge of the Partnership, no other Partnership Entity has received, any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a Material Adverse Effect.

Section 3.23                             Tax Returns.  Each of the Partnership Entities has timely filed (taking into account any extensions of time within which to file) all foreign, federal, state and local Tax Returns that are required to be filed, which Tax Returns are complete and correct in all material respects, other than certain state and local tax returns as to which the failure to file would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and has duly and timely paid all Taxes that are due and payable (whether or not shown to be due pursuant to such Tax Returns) other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid or filed, would not reasonably be likely to have a Material Adverse Effect. There are no audits, examinations, investigations, actions, suits, claims or other proceedings pending or, to the Knowledge of the Partnership, threatened in writing with respect to Taxes or Tax Returns of the Partnership Entities, and no deficiencies with respect to Taxes have been asserted in writing against the Partnership Entities that could, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. None of the Partnership Entities has participated in any “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

Section 3.24                             Labor and Employment Matters.  No labor disturbance by or dispute with employees of any of the Partnership Entities exists or, to the Knowledge of the Partnership, is contemplated or threatened, and to the Knowledge of the Partnership, there is no existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.25                             Insurance.  The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, Assets, employees, officers and directors are in full force and effect; and the Partnership Entities are in compliance

25

with the terms of such policies and instruments in all material respects.  None of the Partnership Entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

Section 3.26                             Distribution Restrictions.  Other than any restrictions on distributions pursuant to the MVP Joint Venture LLC Agreement, no Partnership Entity is prohibited, or as a result of the transactions contemplated by this Agreement will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the SEC Documents.

Section 3.27                             Environmental Laws.  Except as described in the SEC Documents or except as would not, individually or in the aggregate, constitute a Material Adverse Effect:

(a)                                 none of the Partnership Entities or their properties, operations, or Assets is or has since January 1, 2016 been in violation of or non-compliance with any federal, state, local or foreign statute, Law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, or to human health and safety (to the extent relating to exposure to Hazardous Materials) including, without limitation, those relating to the release or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”);

(b)                                 with respect to the ownership and operation of their properties and Assets and the conduct of their business, the Partnership Entities have obtained and maintained all permits, licenses, registrations, authorizations and approvals required or issued under applicable Environmental Laws (collectively, “Environmental Permits”) and are and since January 1, 2016 have been in compliance with the requirements thereof;

(c)                                  none of the Partnership Entities have received written notice of any actual or alleged violation of or liability under any Environmental Law, or are subject to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against any of the Partnership Entities; and

(d)                                 the Partnership is not aware of any event or circumstance that has given rise to, or would form the basis of, an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, or any other liability against or affecting any of the Partnership Entities relating to Hazardous Materials or Environmental Laws.

In the ordinary course of their business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with

26

Environmental Laws, or any Environmental Permits, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, constitute a Material Adverse Effect, except as described in or contemplated in the SEC Documents.

Section 3.28                             Intellectual Property.  The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Assets as now conducted or as proposed in the SEC Documents to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

Section 3.29                             Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, unitholders, Affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the SEC Documents and is not so described.

Section 3.30                             ERISA.  Except as described in the SEC Documents or except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (i) the Partnership Entities are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”) and other Laws pertaining to benefit plans; (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any of the Partnership Entities has any liability, excluding any reportable event for which a waiver would apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any Partnership Entity has any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of or adversely affect such qualification; (v) no Partnership Entities have incurred any unpaid liability to the Pension Benefit Guaranty Corporation; and (vi) there has not been and is not anticipated to be an increase in the aggregate amount of costs related to the benefits provided with respect to current or former employees of, or leased or seconded to, the Partnership Entities compared to such costs for the most recently completed fiscal year (including the cost of any post-retirement benefit obligations).

Section 3.31                             No Changes or Material Adverse Effect.  Since the date of the latest audited financial statements included in the SEC Documents, (a) none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action,

27

investigation, order or decree, otherwise than as set forth or contemplated in the SEC Documents and other than as would not reasonably be likely to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of this Agreement and the transactions contemplated hereby. Subsequent to the respective dates as of which information is given in the SEC Documents, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the SEC Documents (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case, other than as described in the SEC Documents and (b) except as described in the SEC Documents, there has not been any Material Adverse Effect.

Section 3.32                             Sarbanes-Oxley Act of 2002.  The Partnership and, to the Knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such, are in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and NYSE promulgated thereunder.

Section 3.33                             Investment Company.  None of the Partnership Entities is now, and immediately following the sale of the Purchased Units to be sold by the Partnership hereunder and application of the net proceeds from such sale, none will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 3.34                             Internal Controls.  The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership and its subsidiaries’ internal accounting controls are effective and none of the Partnership Entities is aware of any material weakness in its internal accounting controls.

Section 3.35                             Disclosure Controls and Procedures.  The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act. Since the filing date of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, there have been no significant changes in the Partnership’s internal control

28

over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 3.36                             Market Stabilization.  None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale of the Purchased Units.

Section 3.37                             No Unlawful Payment.  Neither MVP Joint Venture nor any Partnership Entity nor, to the Knowledge of the Partnership, any director, officer, agent, employee or Affiliate of any Partnership Entity, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and MVP Joint Venture, and to the Knowledge of the Partnership, the Affiliates of the Partnership have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption Laws.

Section 3.38                             Money Laundering Laws.  The operations of the Partnership Entities and MVP Joint Venture are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership Entities and MVP Joint Venture conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Partnership Entity or MVP Joint Venture with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Partnership, threatened.

Section 3.39                             No Conflicts with Sanctions Laws.  Neither MVP Joint Venture nor any Partnership Entity nor, to the Knowledge of the Partnership, any director, officer, employee or Affiliate of any Partnership Entity, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or

29

other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity or MVP Joint Venture located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the sale of the Purchased Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, neither the Partnership Entities nor MVP Joint Venture have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 3.40                             No Registration.  Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Section 4.06, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Knowledge of the Partnership, any authorized Representative acting on its behalf has taken any action that would cause such exemption to be unavailable.

Section 3.41                             No Preemptive Rights; Registration Rights Priority.  Except as described in the Partnership Agreement or has been otherwise waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership. Except for such rights that have been waived or as expressly set forth in the Registration Rights Agreement, neither the offering or sale of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Purchased Units or other securities of the Partnership.  Except as described in the Partnership Agreement, the Partnership has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over the Purchasers’ rights with respect to any Piggyback Registration.

Section 3.42                             Form S-3 Eligibility.  The Partnership is eligible to register the Purchased Units and the Conversion Units for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Section 3.43                             Certain Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Partnership or any of its Affiliates who is entitled to any fee or commission from the Partnership or any of its Affiliates in connection with the transactions contemplated hereby for which the Purchasers or any of their respective Affiliates would be liable.

Section 3.44                             NYSE Listing.  The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units and issuance of Common Units upon conversion of the Purchased Units do not contravene NYSE rules and regulations.

30

Section 3.45                             MLP Status.  For the current taxable year and each taxable year during which the Partnership has been in existence, the Partnership is and has been properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s gross income is and has been qualifying income under Section 7704(d) of the Code and the Treasury regulations promulgated thereunder. The Partnership expects that more than 90% of the gross income of the Partnership will be qualifying income under Section 7704(d) of the Code and the Treasury regulations promulgated thereunder following completion of the Acquisition.

Section 3.46                             Material Contracts. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect: (i) each Material Contract is valid and binding on the Partnership Entity that is a party thereto and, to the Knowledge of the Partnership, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, provided that, with respect to each such Material Contract, the enforceability thereof may be limited by the Enforceability Exceptions; (ii) the Partnership Entities and, to the Knowledge of the Partnership, each other party thereto, have performed and complied with all obligations required to be performed or complied with by them under each Material Contract; (iii) there is no default under any Material Contract by any Partnership Entity or, to the Knowledge of the Partnership, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by a Partnership Entity or, to the Knowledge of the Partnership, by any other party thereto; and (iv) none of the Partnership Entities has sent to any counterparty to a Material Contract or received from any counterparty to a Material Contract any communication (written or, to the Knowledge of the Partnership, oral) stating an intent to terminate a Material Contract, contest the validity or enforceability of a Material Contract (or any provision thereof), or modify or renegotiate the terms of a Material Agreement in manner materially adverse to the Partnership.

Section 3.47                             Eureka Purchase Agreement.  All of the representations and warranties made by the Partnership in the Eureka Purchase Agreement are true and correct (giving effect to materiality, Material Adverse Effect (as defined in the Eureka Purchase Agreement) and similar qualifiers in such representations and warranties) and, in the case of representations and warranties that address matters as of particular dates, shall have been true and correct as of such dates (giving effect to materiality, Material Adverse Effect (as defined in the Eureka Purchase Agreement) and similar qualifiers). To the Knowledge of the Partnership, all of the representations and warranties made by North Haven Infrastructure Partners II Buffalo Holdings, LLC, a Delaware limited liability company, in the Eureka Purchase Agreement as of the date of such agreement are true and correct.

Section 3.48                             No Purchaser Side Agreement.  Except as previously disclosed in writing to each Person who is a Purchaser as of the date hereof, there are no binding agreements by, among or between the Partnership Entities or any of their Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

31

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents and warrants to the Partnership that:

Section 4.01                             Existence.  Such Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted.

Section 4.02                             Authority.  Such Purchaser has all requisite power and authority to enter into, deliver and perform its obligations under the Transaction Documents, including its obligation to purchase the Purchased Units set forth opposite such Purchaser’s name on Schedule 1 in accordance with and upon the terms and conditions set forth in this Agreement. All corporate, limited liability company or partnership action required to be taken by such Purchaser or any of its members or partners for the purchase of the Purchased Units set forth opposite such Purchaser’s name on Schedule 1 and the consummation of the transactions contemplated by the Transaction Documents has been validly taken. The Transaction Documents have been or will be duly executed and delivered by such Purchaser and constitute, or with respect to Transaction Documents to be executed following the date hereof, will constitute legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 4.03                             No Conflicts.  The execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (i) conflict with, or constitute a violation of or require the consent of any Person under, any of the terms, conditions or provisions of the Organizational Documents of such Purchaser, (ii) conflict with, or constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Purchaser is a party or by which it or any of its properties may be bound, (iii) violate any statute, Law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Purchaser or any of its properties in a proceeding to which it is a party or by which any of its property is subject or (iv) result in the creation or imposition of any Lien upon any property of such Purchaser, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could materially impair the ability of such Purchaser to perform its obligations under the Transaction Documents or consummate the transactions contemplated thereby.

Section 4.04                             Certain Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Purchaser or any of its Affiliates who is entitled to any fee or commission from such Purchaser or any of its Affiliates in connection with the transactions contemplated hereby for which the Partnership or any of its Affiliates would be liable.

32

Section 4.05                             Litigation.  There is no action, suit or proceeding before or by any federal or state court, commission, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of such Purchaser, threatened, to which such Purchaser is or may be a party or to which the business or property of such Purchaser is or may be subject that is reasonably likely to (i) individually or in the aggregate have a material adverse effect on the business, prospects, financial condition or results of operations of such Purchaser, taken as a whole, (ii) prevent the consummation of the transactions contemplated by the Transaction Documents or (iii) in any manner draw into question the validity of the Transaction Documents.

Section 4.06                             Unregistered Securities.

(a)                                 Investment Intent.  Such Purchaser is acquiring the Purchased Units for its own account with the present intention of holding Purchased Units for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. Other than with respect to any transfers of Purchased Units as may be made to Affiliates of such Purchaser after the date hereof in accordance with Section 5.05, such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to such Purchased Units.

(b)                                 Accredited Investor Status; Sophisticated Purchaser.  Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in such Purchased Units and the Conversion Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(c)                                  Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership Entities and materials relating to the offer and sale of the Purchased Units and the Conversion Units that such Purchaser has requested. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of and speak with members of management of the Partnership and the General Partner. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser and its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(d)                                 Securities Not Registered.  Such Purchaser acknowledges that the Purchased Units and the Conversion Units are not currently registered under the Securities Act or any applicable state securities law and might not be registered in the future, and that such Purchased Units and, upon their conversion, the Conversion Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

33

(e)                                  Legends.  Such Purchaser understands that, until such time as the Purchased Units have been registered pursuant to the provisions of the Securities Act, or the Purchased Units are otherwise eligible for resale under the Securities Act (including pursuant to Rule 144 promulgated thereunder) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units will bear a restrictive legend. Such Purchaser understands that, until such time as the Conversion Units have been registered pursuant to the provisions of the Securities Act, or the Conversion Units are otherwise eligible for resale under the Securities Act (including pursuant to Rule 144 promulgated thereunder) without restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Units will bear a restrictive legend.

(f)                                   Reliance by the Partnership.  Such Purchaser understands that the Partnership is offering and selling the Purchased Units in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Units and the Conversion Units issuable upon conversion thereof.

(g)                                  Placement Agents’ Reliance.  Such Purchaser agrees that the Placement Agents may rely upon the representations and warranties made by such Purchaser to the Partnership in Sections 4.06(a), 4.06(b) and 4.06(c) of this Agreement. In addition, such Purchaser acknowledges that the (a) Placement Agents are acting solely as, severally and not jointly, placement agents in connection with the Purchased Units and each Placement Agent is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Partnership or any other person or entity in connection with the Purchased Units, (b) Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Purchased Units, and (c) Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Purchased Units or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Partnership or Purchased Units.

Section 4.07                             Sufficient Funds.  Such Purchaser has available to it, including from undrawn commitments of limited partners of investment funds managed or controlled by such Purchaser or its Affiliates, as of the date hereof, and will have at the Closing, sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of the Purchase Price in immediately available funds in cash.

34

ARTICLE V
 COVENANTS

Section 5.01                             Conduct of Business.

(a)                                 During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Partnership Entities will, subject to Section 5.01(b), (i) use commercially reasonable efforts to (A) conduct its business in the ordinary course of business and (B) preserve intact its existence and business organization, Governmental Licenses, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Partnership Entities (or any of them), to the extent such relationships are and continue to be beneficial to the Partnership Entities and their business and (ii) shall not, without the prior written consent of the Lead Purchasers, make any special or non-recurring distributions.

(b)                                 During the period commencing on the date of this Agreement and ending on the Closing Date, none of the Partnership Entities will (i) modify, amend or waive in any material respect any provision of the Partnership Agreement in a manner that is materially adverse to the rights of the Purchasers, in their capacities as purchasers of the Purchased Units, or (ii) authorize, issue or reclassify any (A) equity securities of the Partnership ranking on parity with or senior to the Purchased Units or (B) debt securities of the Partnership convertible into any of the foregoing if, immediately after giving effect to the Closing (including the amendment and restatement of the Partnership Agreement), such action would require the consent of the holders of the Series A Preferred Units (as such term is defined in the Amended Partnership Agreement), in each case, without the prior written consent of the Lead Purchasers.

(c)                                  During the period commencing on the date of this Agreement and ending on the Closing Date, without the prior written consent of the Lead Purchasers (which shall not be unreasonably withheld, conditioned or delayed and which response, in any event, whether in the affirmative or negative, will be provided in writing within two Business Days of a consent request from the Partnership), the Partnership shall not make or agree to make any amendments, supplements, waivers or other modifications to any provision of the Eureka Purchase Agreement in a manner that would be adverse in any material respect to the Partnership or the Purchasers in their capacity as purchasers of the Purchased Units; provided that, if any Lead Purchaser fails to provide a response to such request within two Business Days, such Lead Purchaser shall be deemed to have consented to such amendment, supplement, waiver or other modification.

(d)                                 The Partnership shall provide the Lead Purchasers with reasonable updates regarding the status of the transactions contemplated by the Eureka Purchase Agreement, including with respect to (i) prompt notice of all material developments with respect thereto and (ii) to the extent not duplicative with preceding clause (i), true, correct and complete copies of any written notice given by or to the Partnership under the Eureka Purchase Agreement promptly following their receipt or delivery, as applicable.

Section 5.02                             Listing of Units.  Prior to the Closing, the Partnership will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Conversion Units on the NYSE.

Section 5.03                             Cooperation; Further Assurances.  Each of the Partnership and each Purchaser shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Partnership and the Purchasers agree to execute

35

and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement will require any party hereto to hold separate or make any divestiture of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any required consent or approval or other clearance.

Section 5.04                             Use of Proceeds.  The Partnership shall use the proceeds received from the transactions contemplated by this Agreement in order to fund a portion of the Acquisition, including payment of certain fees and expenses related to the Acquisition and for general partnership purposes.

Section 5.05                             Lock-Up Agreement.  Without the prior written consent of the Partnership, except as specifically provided in this Agreement, no Purchaser shall, (i) during the period commencing on the date that is 15 days prior to the Closing Date and ending 12 months after the Closing Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Purchased Units or, (ii) during the period commencing on the Closing Date and ending 24 months after the Closing Date, directly or indirectly engage in any short sales of equity securities of the Partnership or other derivative or hedging transactions with equity securities of the Partnership, that are designed to, or that might reasonably be expected to, result in the transfer to another Person, in whole or in part, of any of the economic consequences of ownership of the Purchased Units; provided, however, that a Purchaser may pledge all or any portion of its Purchased Units to any holders of obligations owed by such Purchaser, including to the trustee for, or Representative of, such holders; provided, further, that a Purchaser may transfer any of the Purchased Units purchased hereunder to (a) an Affiliate of such Purchaser (b) any other Purchaser or (c) any other Person reasonably acceptable to the Partnership solely to the extent necessary to address a Regulatory Concern with respect to such Purchaser or any of its Affiliates, provided that, in any case, any such transferee agrees to the restrictions set forth in this Section 5.05 and the Amended Partnership Agreement, and so long as such transfer complies with the Organizational Documents of the Partnership and applicable federal and state securities Laws. Notwithstanding anything to the contrary in this Section 5.05, each Purchaser shall be permitted to pledge all or any portion of its Purchased Units (including any Conversion Units into which the Purchased Units may convert) in connection with a Permitted Loan, and neither (A) the foreclosure of any such pledged Purchased Units or Conversion Units, as the case may be, nor (B) the transfer of Purchased Units or Conversion Units, as the case may be, by a pledgee or counterparty who has foreclosed or exercised remedies or rights on any such pledged or transferred Purchased Units or Conversion Units shall be considered a violation or breach of this Section 5.05.  The Purchaser shall provide written notice to the Partnership of any such pledge (and any foreclosure of such pledged Purchased Units or Conversion Units) promptly (and in any event) within three Business Days of making such pledge (or becoming aware of any such foreclosure).

Section 5.06                             Transfer Taxes.  The Partnership shall be responsible for any transfer Taxes or other similar Taxes required to be paid and shall comply with all laws imposing such Taxes and any applicable reporting requirements, in each case, in connection with the sale of the Purchased Units by the Partnership to the Purchasers.

36

ARTICLE VI
INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01                             Indemnification by the Partnership.  Subject to the limitations set forth in this Agreement, the Partnership agrees to indemnify each Purchaser and its Affiliates and Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, Taxes, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein; provided, that any such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty (it being understood that (x) for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party has given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made and (y) the aggregate liability of the Partnership (i) to each Purchaser pursuant to this Section 6.01 shall not exceed the amount of such Purchaser’s respective Funding Obligation and (ii) to all Purchasers pursuant to this Section 6.01 shall not exceed the Total Funding Obligation); provided, further, that no Purchaser Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages.

Section 6.02                             Indemnification by the Purchasers.  Subject to the limitations set forth in this Agreement, each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided, that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty (it being understood that (x) for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party has given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made and (y) the liability of each such Purchaser shall not exceed the amount equal to the sum of such Purchaser’s respective Funding Obligation, plus any distributions paid to such Purchaser with respect to the Purchased Units and any Conversion Units); provided, further, that no Partnership

37

Related Party shall be entitled to recover special, indirect, exemplary, incidental, speculative or punitive damages.

Section 6.03                             Indemnification Procedure.

(a)                                 Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) discovers facts giving rise to a claim for indemnification hereunder, including receipt by it of notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding. Failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known and shall include a formal demand for indemnification under this Agreement. The Indemnifying Party shall have the right to defend and settle any such matter, at its own expense and by its own counsel (provided that such counsel is reasonably satisfactory to the Indemnified Party), as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such matter, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such matter and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party within 30 days of when the Indemnified Party has provided written notice of the claim for indemnification or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(b)                                 Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

38

(c)                                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any third party indemnity claim (but shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such third party indemnity claim) if the third party indemnity claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the third party indemnity claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

Section 6.04                             Survival of Provisions.  All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto; provided, that the representations and warranties set forth in Article III and Article IV shall terminate and expire on the date that is 60 days following the date on which the Partnership files with the Commission its Annual Report on Form 10-K for fiscal year 2019, except (a) the representations and warranties of the Partnership set forth in Section 3.01 (Formation and Qualification of the Partnership Entities), Section 3.02 (Power and Authority of the General Partner), Section 3.03 (Ownership of the General Partner Interest), Section 3.04 (Capitalization), Section 3.08 (Authority and Authorization), Section 3.09 (Authorization of this Agreement), Section 3.11 (Organizational Documents), Section 3.26 (Distribution Restrictions), Section 3.37 (No Unlawful Payment), Section 3.38 (Money Laundering Laws), Section 3.39 (No Conflicts with Sanctions Laws), Section 3.42 (Form S-3 Eligibility), Section 3.43 (Certain Fees), Section 3.44 (NYSE Listing) and Section 3.45 (MLP Status) (collectively, the “Fundamental Representations”) shall survive indefinitely and (b) the representations and warranties of each Purchaser set forth in Section 4.01 (Existence), Section 4.02 (Authority) and Section 4.04 (Certain Fees) shall survive indefinitely. After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to this Article VI on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VI to indemnification on the basis of that representation and warranty prior to its termination and expiration; provided, that in the case of each representation and warranty that shall terminate and expire as provided in this Section 6.04, no claim presented in writing for indemnification pursuant to this Article VI on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration. The covenants or agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed in accordance with the terms of this Agreement.

ARTICLE VII
 TERMINATION

Section 7.01                             Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                                 by mutual written consent of the Partnership and a Purchaser, with respect to itself but not any other Purchaser;

39

(b)                                 by either the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if (i) any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) the Eureka Purchase Agreement is terminated for any reason;

(c)                                  by the Partnership, with respect to a Purchaser, if (i) there shall have been a breach of any representation or warranty of such Purchaser set forth in this Agreement or in any other Transaction Document, or if any such representation or warranty of such Purchaser shall have become untrue, in either case such that the conditions set forth in Section 2.05 would be incapable of being satisfied by the Closing Date or (ii) there shall have been a breach in any material respect by such Purchaser of any of its covenants or agreements hereunder, and with respect to clause (i) or (ii) such Purchaser shall have not cured such breach or inaccuracy within 30 days after receipt of written notice thereof from the Partnership; provided, however, that the Partnership is not then in breach of any of its obligations hereunder;

(d)                                 by a Purchaser, with respect to itself but not any other Purchaser, if (i) there shall have been a breach of any representation or warranty of the Partnership set forth in this Agreement or in any other Transaction Document, or if any such representation or warranty of the Partnership shall have become untrue, in either case such that the conditions set forth in Section 2.04 would be incapable of being satisfied by the Closing Date or (ii) there shall have been a breach in any material respect by the Partnership of any of its covenants or agreements hereunder, and with respect to clause (i) or (ii) the Partnership shall have not cured such breach or inaccuracy within 30 days after receipt of written notice thereof from the Purchaser; provided, however, that the Purchaser is not then in breach of any of its obligations hereunder; or

(e)                                  by either the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if the Closing shall not have occurred by the earlier to occur of (i) the Outside Date (as defined in the Eureka Purchase Agreement), as may be extended in accordance with the terms of Section 9.01(e) of the Eureka Purchase Agreement; provided, however, that the Partnership shall provide prompt written notice to the Purchasers of any such extension of the Outside Date and (ii) August 15, 2019.

Section 7.02                             Certain Effects of Termination.  In the event that this Agreement is terminated pursuant to Section 7.01:

(a)                                 except as set forth in Section 7.02(b), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination; and

(b)                                 regardless of any purported termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchasers thereunder, this Section 7.02 and the provisions of Article VIII shall remain operative and in full force and effect as between the Partnership and the Purchasers, unless the Partnership and the Purchasers execute a writing that expressly (with specific references to the applicable Articles, Sections or

40

subsections of this Agreement) terminates such rights and obligations as between the Partnership and the Purchasers.

ARTICLE VIII
 MISCELLANEOUS

Section 8.01                             Expenses.  At the Closing, the Partnership shall (i) pay to each Lead Purchaser out of the proceeds received from the consummation of the transactions contemplated by this Agreement a structuring fee equal to 0.5% of such Lead Purchaser’s respective Funding Obligation set forth on Schedule 1 (the “Structuring Fee”) and (ii) pay to each Purchaser (including, for the avoidance of doubt, each Lead Purchaser) out of the proceeds received from the consummation of the transactions contemplated by this Agreement a transaction fee equal to 1.5% of such Purchaser’s respective Funding Obligation set forth on Schedule 1 (the “Transaction Fee”). Each of the Structuring Fee and the Transaction Fee will be made by netting the amount of such Structuring Fee or Transaction Fee, as applicable, from the Funding Obligation of each respective Purchaser at the Closing. For United States federal income tax purposes, payment of each of the Structuring Fee and the Transaction Fee is, and will be treated by the parties as, an adjustment to the respective Funding Obligation paid by the Purchasers for the Purchased Units. In addition, the Partnership will pay the reasonable out-of-pocket fees and expenses of the primary outside lead legal counsel and one regulatory counsel incurred by the Purchasers collectively in connection with the transactions contemplated hereby; provided, however, that the Partnership’s obligations pursuant to this sentence shall not exceed $300,000; provided, further, that the expense reimbursement described in this sentence shall not apply if a Purchaser has breached, failed to perform or violated in any material respect any representation, warranty or covenant in this Agreement and this Agreement is terminated prior to Closing pursuant to Section 7.01(c).  Each party will otherwise be responsible for its own out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby.

Section 8.02                             Interpretation.  Article, Section and Exhibit references herein refer to articles and sections of, or exhibits to, this Agreement, unless otherwise specified. All Exhibits to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Purchasers unless otherwise specified. Any reference in this Agreement to $ shall mean U.S. dollars. If any provision in the Transaction Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the applicable Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part thereof, and the remaining provisions shall remain in full force and effect and shall be construed so as to give effect to the original intent of the parties as closely as possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. Words

41

such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires. Article and Section headings in this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.03                             No Waiver; Modifications in Writing.

(a)                                 Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at Law or in equity or otherwise.

(b)                                 Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by the Partnership and each of the Lead Purchasers; provided, that no amendment or other modification of any Purchaser’s Funding Obligation shall be effective unless consented to in writing by such Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership or a Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

(c)                                  Additional Purchasers.  Notwithstanding the foregoing in this Section 8.03, subject to the terms and conditions of this Agreement, at the Closing, the Partnership may, with prior written consent of each of the Lead Purchasers, issue and sell additional Series A Preferred Units to additional purchasers that execute a Joinder to this Agreement in the form attached hereto as Exhibit E (the “Additional Purchasers”), and Schedule 1 shall be deemed to have been amended to reflect the Additional Purchasers and the corresponding number of Purchased Units to be purchased by such Additional Purchaser.

Section 8.04                             Binding Effect; Assignment.

(a)                                 Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. Prior to the Closing, any Purchaser may transfer its rights to purchase Purchased Units to an Affiliate of such Purchaser; provided, that any assignment made pursuant to this Section 8.04 shall consist of the right and related obligations to purchase Purchased Units in an amount not less than $50 million (based on the Purchase Price) and (b) any assignee of the Purchaser’s rights pursuant to this Section 8.04 must execute and deliver to the Partnership at the Closing a Joinder Agreement in the form attached hereto as Exhibit E. If, and only if, such assignee consummates the purchase at the Closing, then concurrently with the Closing, the assignor shall be released in full from its obligations under this Agreement with respect to the assigned portion of the Purchased

42

Units and the assignee shall be considered a Purchaser hereunder with respect to such portion of the Purchased Units. Prior to and until the Closing occurs, the assignor shall remain fully responsible for its obligations under the Agreement, notwithstanding any execution of a Joinder Agreement by the assignee. In the event of any such assignment, Schedule 1 shall be amended to reflect the assignee as an additional or alternate Purchaser and the corresponding number of Purchased Units to be purchased by such assignee.  Without the written consent of the Partnership, no portion of the rights and obligations of the Purchaser under this Agreement may be assigned or transferred by the Purchaser or any transferee of Purchased Units to a Person that is not an Affiliate of the Purchaser.

(b)                                 Assignment. No portion of the rights and obligations of the Partnership under this Agreement may be transferred or assigned (including by merger or operation of law) without the prior written consent of the Lead Purchasers.

Section 8.05                             Confidentiality.

(a)                                 Except as permitted by this Section 8.05, each Purchaser shall, and shall direct its Affiliates and its Representatives (each, a “Restricted Person”) to, for a period of two years after the Closing, or if the Closing does not occur, for a period of two years after the date hereof, maintain the confidentiality of, and not disclose, trade or otherwise divulge any Confidential Information provided to or known by such Restricted Person.

(b)                                 If any Restricted Person is requested or required to disclose any Confidential Information under applicable Law, regulation (including stock exchange regulations) or by an order, decree or rule of any Governmental Authority, the disclosing Restricted Person shall give prompt advance written notice to the Partnership before the time of disclosure to allow the Partnership an opportunity to seek a protective order or other appropriate remedy (in each case, at the Partnership’s cost), or provide a limited waiver of compliance with the prohibition against unauthorized disclosure, and otherwise shall disclose only that limited portion of the Confidential Information as is required by such applicable Law, regulation, order, decree or rule; provided, however, that such disclosing Restricted Person shall reasonably cooperate with the Partnership (at the Partnership’s cost) in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information. Notwithstanding the foregoing or anything to the contrary in this Section 8.05, the Confidential Information may be disclosed, without notice, to the extent such Restricted Person is requested or required to disclose Confidential Information to the applicable regulatory authorities or self-regulatory organizations having supervisory jurisdiction over such Restricted Person during the course of any routine regulatory audit or examination.

(c)                                  If the Closing does not occur for any reason, then (i) for a period of two years after the date hereof, each Restricted Person agrees that all Confidential Information will remain confidential and such Restricted Person and any Person to whom such Restricted Person has disclosed Confidential Information will not use the Confidential Information except as permitted by this Agreement and (ii) each Restricted Person shall promptly return to the Partnership or destroy all Confidential Information and related materials and information, including any notes, summaries, compilations, analyses or other material derived from the inspection or evaluation of such material and information; provided, that such Restricted Person (a) may retain such copies as

43

required by applicable Law, regulation and promulgated professional standards, which copies shall remain subject to clause (i), and (b) will not be required to destroy electronic versions of the Confidential Information which have been created pursuant to automatic archiving or back-up procedures to the extent such destruction is not reasonably practical.

(d)                                 Other than any Form 8-K to be filed in connection with the transactions contemplated by this Agreement, the Partnership Entities and any of their respective Representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of its Affiliates only after providing such Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 8.05(d) shall delay any required filing or other disclosure with the NYSE or any Governmental Authority or otherwise hinder the Partnership Entities’ or their Representatives’ ability to timely comply with all Laws or rules and regulations of the NYSE or other Governmental Authority.

(e)                                  Notwithstanding the foregoing, each Purchaser may disclose Confidential Information to its and its Affiliates’ Representatives, Affiliates, funding sources, limited partners, investors, and potential limited partners or investors of such Purchaser and its Affiliates who are subject to customary confidentiality obligations to Purchaser or its Affiliates.

(f)                                   Notwithstanding anything to the contrary in this Agreement, none of the provisions of this Section 8.05 shall apply to, or in any way limit the activities of, any direct or indirect portfolio company of any Restricted Person so long as such portfolio company has not received any Confidential Information. For the avoidance of doubt, no portfolio company shall be deemed to have received Confidential Information solely because an employee of a Restricted Person also serves as a director, officer, or functions in a similar oversight role at, such portfolio company (any such employee, a “Dual-Role Individual”) so long as such Dual-Role Individual does not disclose Confidential Information to such portfolio company, including directors, officers or employees of such portfolio company (other than to compliance personnel of such portfolio company solely for compliance purposes).

Section 8.06                             Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, via facsimile or email, or personal delivery to the following addresses:

(a)                                 if to the Purchasers, to the addresses set forth on Schedule 1.

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attention:                 John D. Pitts, P.C.
                                                                        Samuel C. Peca
Email:                                    john.pitts@kirkland.com
                                                                        samuel.peca@kirkland.com

44

(b)                                 if to the Partnership:

EQM Midstream Partners, LP
625 Liberty Avenue, Suite 2000
Pittsburgh, Pennsylvania 15222
Attention:                 Kirk Oliver
                                                                        Robert Williams
Email:                                    koliver@equitransmidstream.com
                                                                        rcwilliams@equitransmidstream.com

with a copy, which shall not constitute notice, to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:                 Ryan J. Maierson
                                                                        Nick S. Dhesi
Email:                                    ryan.maierson@lw.com
                                                                        nick.dhesi@lw.com

or to such other address as the Partnership or the Purchasers may designate to each other in writing from time to time. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the facsimile copy or email, if sent via facsimile or email and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery. The Partnership shall promptly notify all Purchasers in writing upon (A) the granting of any consent or waiver, or the execution and delivery of any amendment, modification or termination of any provision of this Agreement, by the Lead Purchasers pursuant to any provision hereof or (B) the termination of this Agreement by any Purchaser with respect to such Purchaser pursuant to Article VII.

Section 8.07                             Removal of Legend.  In connection with a sale of the Purchased Units or Conversion Units by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Partnership and its transfer agent a broker representation letter providing to the Partnership and its transfer agent any information the Partnership deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that the applicable Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units or Conversion Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the legend referred to in Section 4.06(e) from the appropriate book-entry accounts maintained by the transfer agent, and the Partnership shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the transfer agent to be rendered in connection with the removal of such legend). After a Purchaser or its permitted assigns have held the Purchased Units or Conversion Units for such time as non-Affiliates are permitted to sell without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Purchased Units or Conversion Units and without volume or manner of sale restrictions

45

under Rule 144, if the book-entry accounts for such Purchased Units or Conversion Units still bear the restrictive legend referred to in Section 4.06(e), the Partnership agrees, upon request of such Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.06(e) therefrom, and the Partnership shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the transfer agent to be rendered in connection with the removal of such legend), regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems necessary to determine that the legend is no longer required under the Rules and Regulations or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to the placing of an appropriate restrictive legend on the applicable Purchased Units in such case) and regarding the length of time the Purchased Units or Conversion Units have been held. The Partnership shall cooperate with the Purchasers to effect the removal of the legend referred to in Section 4.06(e) at any time such legend is no longer appropriate.

Section 8.08                             DTC Eligibility.  The Partnership will cooperate with the Purchasers and use its commercially reasonable efforts to permit the Purchased Units to be eligible for clearance and settlement through the facilities of DTC by the earlier of the second anniversary of Closing Date or the time by which the Purchased Units have been registered under the Securities Act.

Section 8.09                             Entire Agreement; Disclaimer of Reliance.  This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Partnership nor any Purchaser has relied upon, restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the other Transaction Documents with respect to the rights and obligations of the Partnership, the Purchasers or any of their respective Affiliates hereunder or thereunder, and each of the Partnership and the Purchasers expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement or the Amended Partnership Agreement. This Agreement, the Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.10                             Governing Law; Submission to Jurisdiction.  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any

46

objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.11                             Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 8.12                             Exclusive Remedy.  The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by either party hereto.

Section 8.13                             No Recourse Against Others.

(a)                                 All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchasers. No Person other than the Partnership or the Purchasers, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each of the Partnership and each Purchaser hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

(b)                                 Without limiting the foregoing, to the maximum extent permitted by Law, (i) the Partnership and each Purchaser hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) the Partnership and each Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

47

Section 8.14                             No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchasers, for purposes of Article VI only, the Purchaser Related Parties and the Partnership Related Parties, and, for purposes of Section 8.10 only, any member, partner, stockholder, unitholder, Affiliate or Representative of the Partnership or the Purchasers, or any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary set forth herein, the Purchasers may without the consent of any other party grant powers of attorney, operative only upon an event of default of the Partnership in respect of its obligation under Article II to deliver the Purchased Units to the relevant Purchaser upon payment of the relevant Purchase Price in accordance with the terms of this Agreement, to any lenders, administrative agent or collateral agent under any Permitted Loan, in each case to act on behalf of the Purchaser to enforce such obligation.

Section 8.15                             Certain Adjustments.  Notwithstanding anything to the contrary in this Agreement, upon the occurrence of any transaction described in clauses (1) through (8) of Section 5.11(b)(v)(E) of the Amended Partnership Agreement that occurs following the date of this Agreement and prior to the Closing Date, the Purchase Price shall be proportionately adjusted in accordance with the terms of Section 5.11(b)(v)(E) of the Amended Partnership Agreement to account for any such transaction.

Section 8.16                             Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Pages Follow.]

48

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PARTNERSHIP:

EQM MIDSTREAM PARTNERS, LP

By:	EQGP Services, LLC,
its General Partner

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Convertible Preferred Unit Purchase Agreement

PURCHASERS:

GSO EQUITABLE HOLDINGS LP

By:	GSO Equitable Holdings Associates LLC,
its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Authorized Signatory

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC,
its managing member

By:	Magnetar Financial LLC,
its sole member

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

MTP EOF II IP LLC

By:	MTP Energy Management LLC,
its managing member

By:	Magnetar Financial LLC,
its sole member

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

Signature Page to Convertible Preferred Unit Purchase Agreement

MTP ENERGY MASTER FUND II LLC

By:	MTP Energy Management LLC,
its managing member

By:	Magnetar Financial LLC,
its sole member

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

MAGNETAR STRUCTURED CREDIT FUND, LP

By:	Magnetar Financial LLC,
its general partner

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

MAGNETAR CONSTELLATION FUND V LLC

By:	Magnetar Financial LLC,
its manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

Signature Page to Convertible Preferred Unit Purchase Agreement

MAGNETAR LONGHORN FUND LP

By:	Magnetar Financial LLC,
its investment manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

By:	Magnetar Financial LLC,
its manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

BSOF QMODEM (M) 2 L.P.

By:	Magnetar Financial LLC,
its advisor

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

Signature Page to Convertible Preferred Unit Purchase Agreement

INVESTMENT PARTNERS V (II), LLC

By:	BAA Co-Investment Fund (GenPar), LLC,
its sole member

By:	BlackRock Financial Management, Inc.,
its sole member

By:	/s/ Mark Saxe
	Name:	Mark Saxe
	Title:	Managing Director

GEPIF III EQM INVESTCO, L.P.

By:	GEPIF III InvestCo GP, LLC,
its general partner

By:	Global Energy & Power Infrastructure Fund III, L.P.,
its sole member

By:	GEPIF III (GenPar), LLC,
its general partner

By:	BlackRock Infrastructure Master Carry, L.P. — GEPIF III Series,
its sole member

By:	BlackRock Financial Management, Inc.,
its general partner

By:	/s/ Mark Saxe
	Name:	Mark Saxe
	Title:	Managing Director

Signature Page to Convertible Preferred Unit Purchase Agreement

CEQM HOLDINGS, LLC

By:	/s/ David Albert
	Name:	David Albert
	Title:	Managing Director

NB BURLINGTON AGGREGATOR LP

By:	/s/ David Lyon
	Name:	David Lyon
	Title:	Authorized Signatory

Signature Page to Convertible Preferred Unit Purchase Agreement

Exhibit A

Form of Fourth Amended and Restated Agreement of Limited Partnership

[See Attached.]

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

EQM MIDSTREAM PARTNERS, LP

A Delaware Limited Partnership

Dated as of

[•], 2019

i

Section 16.7	Third-Party Beneficiaries	112
Section 16.8	Counterparts	112
Section 16.9	Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury	112
Section 16.10	Invalidity of Provisions	113
Section 16.11	Consent of Partners	113
Section 16.12	Facsimile and Email Signatures	113

FOURTH AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF EQM MIDSTREAM PARTNERS, LP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EQM MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Partnership”), dated as of [•], 2019, is entered into by and among EQGP Services, LLC, a Delaware limited liability company (the “General Partner”), Equitrans Gathering Holdings, LLC, a Delaware limited liability company and a Limited Partner of the Partnership (“EGH”), EQM GP Corporation, a Delaware corporation and a Limited Partner of the Partnership (“EQM GP Corp”), and Equitrans Midstream Holdings, LLC, a Delaware limited liability company and a Limited Partner of the Partnership (“EMH”), together with any other Persons (as defined below) who are or who become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated July 2, 2012 (the “First Restated Partnership Agreement”), was adopted in connection with the Initial Public Offering (as defined below) and was subsequently amended (as so amended, the “Amended First Restated Partnership Agreement”);

WHEREAS, the Amended First Restated Partnership Agreement was amended and restated on October 12, 2018 (as amended and restated, the “Second Restated Partnership Agreement”) to reflect, among other things, the change of the Partnership’s name from EQT Midstream Partners, LP to EQM Midstream Partners, LP;

WHEREAS, the Partnership and the General Partner entered into an Agreement and Plan of Merger, dated as of February 13, 2019 (the “IDR Merger Agreement”), with Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN”), EGH, EMH, EQM GP Corp, Equitrans Merger Sub, LP, a Delaware limited partnership (“Merger Sub”), Equitrans Transaction Sub GP, LLC, a Delaware limited liability company, EQGP Holdings, LP, a Delaware limited partnership (“EQGP”), and EQM Midstream Services, LLC, a Delaware limited liability company and the former general partner of the Partnership (the “Former General Partner”), pursuant to which, among other things, the parties thereto agreed to the exchange and cancellation of the outstanding Incentive Distribution Rights (as defined below) and the restructuring of the General Partner Interest (as defined in the Second Restated Partnership Agreement) pursuant to a series of transactions, including the merger of Merger Sub with and into EQGP, resulting in, among other things, the cancellation of (a) the Incentive Distribution Rights, (b) the economic portion of the General Partner Interest and (c) the issued and outstanding common units representing limited partner interests in EQGP (the “EQGP Common Units”) and, as consideration for such cancellation, the receipt by certain Affiliates (as defined below) of ETRN of Common Units (as defined below) and Class B Units (as defined below) and the retention of a non-economic general partner interest in the Partnership, all on the terms and subject to the conditions set forth in the IDR Merger Agreement and the Third Restated Partnership Agreement (as defined below) (the “Simplification Transaction”);

WHEREAS, pursuant to the IDR Merger Agreement, the Second Restated Partnership Agreement was amended by that certain First Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of February 22, 2019 (the “First Amendment,” and the Second Restated Partnership Agreement, as amended by the First Amendment, the “Amended

Second Restated Partnership Agreement”), pursuant to which the Incentive Distribution Rights and the economic portion of the General Partner Interest (as defined in the Second Restated Partnership Agreement) were cancelled in exchange for the issuance by the Partnership to the Former General Partner of the Exchange Consideration (as defined below);

WHEREAS, the Amended Second Restated Partnership Agreement was amended and restated on February 22, 2019, effective as of the Effective Time (as defined in the IDR Merger Agreement) (as amended and restated, the “Third Restated Partnership Agreement”) to reflect, among other things, the Simplification Transaction;

WHEREAS, the General Partner desires to amend and restate the Third Restated Partnership Agreement in its entirety to provide for a new class of convertible preferred securities and to provide for such other changes as the General Partner has determined are necessary and appropriate in connection with the issuance of such securities;

WHEREAS, Section 13.1(g) and Section 13.1(m) of the Third Restated Partnership Agreement provide that the General Partner, without the approval of any Limited Partners (as defined below), may amend any provision of the Third Restated Partnership Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect (a) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests pursuant to the General Partner’s right under Section 5.6 of the Third Restated Partnership Agreement to cause the Partnership to issue additional Partnership Interests for any partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners and (b) any other amendments substantially similar to the foregoing; and

WHEREAS, the General Partner determined that the changes to the Third Restated Partnership Agreement to be effected by this Agreement (a) are necessary and appropriate in connection with the authorization and issuance of the Series A Preferred Units and/or (b) are amendments substantially similar to the foregoing.

NOW, THEREFORE, the General Partner does hereby amend and restate the Third Restated Partnership Agreement, pursuant to its authority under Section 13.1(g) and Section 13.1(m) of the Third Restated Partnership Agreement, to provide, in its entirety, as follows:

ARTICLE I
 DEFINITIONS

Section 1.1                                    Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each taxable period of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable period, are reasonably expected to be allocated to such Partner in subsequent taxable periods under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Partner in subsequent taxable periods in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Series A Preferred Unitholder shall be considered an Affiliate of the Partnership, and no Series A Preferred Unitholder or any of its Affiliates shall be considered Affiliates of any other Series A Preferred Unitholder or any of such other Series A Preferred Unitholder’s Affiliates, in either case, solely by virtue of such Series A Preferred Unitholder’s ownership of the Series A Preferred Units. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, (a) the Partnership Group, on the one hand, and any Series A Preferred Unitholder, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Series A Preferred Unitholder or its Affiliates, shall be considered an Affiliate of such Series A Preferred Unitholder.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution and in the case of an Adjusted Property, the fair market value of such Adjusted Property on the date of the Revaluation Event as described in Section 5.5(d), in both cases as determined by the General Partner.  The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of EQM Midstream Partners, LP, as it may be amended, supplemented or restated from time to time.

“Amended First Restated Partnership Agreement” has the meaning given such term in the recitals.

“Amended Second Restated Partnership Agreement” has the meaning given such term in the recitals.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, member, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)                                 the sum of:

(i)                                     all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter; and

(ii)                                  if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter; less

(b)                                 the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

(i)                                     provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures, for anticipated future debt service requirements of the Partnership Group, for the payment of Series A Quarterly Distributions and for refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing relating to FERC rate proceedings) subsequent to such Quarter;

(ii)                                  comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; or

(iii)                               provide funds for distributions under Section 6.3 in respect of any one or more of the next four Quarters;

provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“BBA” means the Bipartisan Budget Act of 2015.

“Board of Directors” means, with respect to the General Partner, its board of directors or board of managers, if the General Partner is a corporation or limited liability company, or the board of directors or board of managers of the general partner of the General Partner, if the General Partner is a limited partnership, as applicable.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the Commonwealth of Pennsylvania shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5.  The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives.

“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited), limited liability company interests or membership interests; and (d) any other equity interest or participation in an entity that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more classes of Partnership Interests.  The form of certificate approved as of the date of this Agreement by the General Partner for Common Units is attached as Exhibit A to this Agreement.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as amended on October 12, 2018 and February 22, 2019, as such Certificate of Limited Partnership may be further amended, supplemented or restated from time to time.

“Change of Control” means any transaction or series of related transactions pursuant to which a Person or Group would acquire (a) all of the Partnership’s Outstanding Limited Partner Interests, (b) all or substantially all of the assets of the Partnership and its Subsidiaries for cash or (c) a majority of the Outstanding Limited Partner Interests of the Partnership pursuant to a non-consensual tender offer or exchange offer and, following such acquisition, such Person or Group removes the General Partner and replaces it with another Person that is not ETRN or an Affiliate of ETRN, in the case of (a) or (b), whether by way of merger, consolidation or otherwise.

“claim” (as used in Section 7.12(g)) has the meaning given such term in Section 7.12(g).

“Class B Conversion Date” means the Class B-1 Conversion Date, the Class B-2 Conversion Date or the Class B-3 Conversion Date, as applicable.

“Class B-1 Conversion Date” means April 1, 2021.

“Class B-2 Conversion Date” means April 1, 2022.

“Class B-3 Conversion Date” means April 1, 2023.

“Class B Units” means, individually or in the aggregate as the context may require, the Class B-1 Units, Class B-2 Units and Class B-3 Units.  A Class B Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.  For the avoidance of doubt, except as otherwise set forth herein, the Class B Units shall constitute one class and the

Class B-1 Units, Class B-2 Units and Class B-3 Units shall not constitute separate classes but shall be considered sub-classes of Class B Units.

“Class B-1 Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Class B-1 Units in this Agreement.

“Class B-2 Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Class B-2 Units in this Agreement.

“Class B-3 Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Class B-3 Units in this Agreement.

“Closing Price” for any day, means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning given such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement.  The term “Common Unit” does not include a Series A Preferred Unit or Class B Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Competitor” means any Person whose primary business is the exploration, production, development, storage, processing, gathering or transportation of crude oil, natural gas or water (fresh or produced) in the Eastern United States, but excluding any Person whose primary business is being a (i) lender or private equity sponsor to companies engaged in any aspect of the midstream oil and gas industry or (ii) passive investor in midstream oil and gas properties.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than Group Members), (c) is not a holder of any ownership interest in the General Partner or its

Affiliates or the Partnership Group other than (i) Common Units and (ii) awards that are granted to such director in his capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership and (d) is determined by the Board of Directors of the General Partner to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange).

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property or other asset shall no longer constitute a Contributed Property but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of July 2, 2012, among the Partnership, the Former General Partner, the Operating Company, Equitrans Services, LLC, Equitrans, EQT Midstream Investments, LLC, ET Blue Glass, LLC, EQT Investments Holdings, LLC and EQT Corp, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

“Converted Class B Units” has the meaning given such term in Section 6.1(d)(x)(A).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

“Current Market Price” as of any date of any class of Limited Partner Interests, means the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former general partner from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 11.1 or Section 11.2.

“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“EGH” has the meaning given such term in the preamble.

“Eligibility Certificate” means a certificate the General Partner may request a Limited Partner to execute as to such Limited Partner’s (or such Limited Partner’s beneficial owners’) federal income tax status or nationality, citizenship or other related status for the purpose of determining whether such Limited Partner is an Ineligible Holder.

“Eligible Taxable Holder” means a Person or type or category of Person (a) whose, or whose owners’, U.S. federal income tax status (or lack of proof of U.S. federal income tax status) does not have or is not reasonably likely to have, as determined by the General Partner, a material adverse effect on the rates that can be charged to customers by any Group Member with respect to assets that are subject to regulation by the FERC or similar regulatory body or (b) as to whom the General Partner cannot make the determination provided for in clause (a), if the General Partner determines that it is in the best interest of the Partnership to permit such Person or type or category of Persons to own Partnership Interests.  Schedule I to the Partnership Agreement provides examples of Persons that the General Partner has determined are Eligible Taxable Holders and Persons that the General Partner has determined are not Eligible Taxable Holders.  Any such determination may be changed by the General Partner from time to time and such new determination will apply to both existing and additional Limited Partners.

“EMH” has the meaning given such term in the preamble.

“EQGP” has the meaning given such term in the recitals.

“EQGP Common Units” has the meaning given such term in the recitals.

“EQM GP Corp” has the meaning given such term in the preamble.

“EQT Corp” means EQT Corporation, a Pennsylvania corporation.

“EQT Omnibus Agreement” means that certain Amended and Restated Omnibus Agreement, dated as of November 13, 2018, among EQT Corp, the Former General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

“Equitrans” means Equitrans, L.P., a Pennsylvania limited partnership.

“ETRN” has the meaning given such term in the recitals.

“ETRN Omnibus Agreement” means that certain Amended and Restated Omnibus Agreement, dated as of March [•], 2019, among ETRN, the General Partner, the Former General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units, or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

“Event of Withdrawal” has the meaning given such term in Section 11.1(a).

“Excess Distribution” has the meaning given such term in Section 6.1(d)(iii).

“Excess Distribution Unit” has the meaning given such term in Section 6.1(d)(iii).

“Exchange” has the meaning given such term in Section 5.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Exchange Consideration” has the meaning given such term in Section 5.1(a).

“FERC” means the Federal Energy Regulatory Commission, or any successor to the powers thereof.

“First Amendment” has the meaning given such term in the recitals.

“First Restated Partnership Agreement” has the meaning given such term in the recitals.

“Former General Partner” has the meaning given such term in the recitals.

“General Partner” has the meaning given such term in the preamble and shall include its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.  The General Partner Interest does not include any rights to receive distributions of Available Cash or distributions upon the dissolution and liquidation or winding-up of the Partnership.

“General Partner Unit” means a unit that represented a fractional part of the General Partner Interest (as defined in the Second Restated Partnership Agreement) prior to the cancellation of the economic portion of such General Partner Interest pursuant to the First Amendment.

“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means one or more Persons that have, or with or through any of their respective Affiliates or Associates have, any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person(s)

 that beneficially own, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Holder” means any of the following:

(a)           the General Partner who is the record holder of Registrable Securities;

(b)           any Affiliate of the General Partner who is the Record Holder of Registrable Securities (other than natural persons who are Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates);

(c)           any Person that has been the General Partner within the prior two years and who is the Record Holder of Registrable Securities;

(d)           any Person that has been an Affiliate of the General Partner within the prior two years and who is the Record Holder of Registrable Securities (other than natural persons who were Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates); and

(e)           a transferee and current Record Holder of Registrable Securities to whom the transferor of such Registrable Securities, who was a Holder at the time of such transfer, assigns its rights and obligations under this Agreement; provided such transferee agrees in writing to be bound by the terms of this Agreement and provides its name and address to the Partnership promptly upon such transfer.

“IDR Merger Agreement” has the meaning given such term in the recitals.

“Imputed Underpayment” means an imputed underpayment under Section 6225 of the Code, as amended by the BBA.

“Incentive Distribution Right” means the non-voting Limited Partner Interest that, prior to the closing of the transactions contemplated by the IDR Merger Agreement and the execution and effectiveness of the First Amendment, was held by the Former General Partner and pursuant to which the Former General Partner was entitled to certain incentive distributions under the Second Restated Partnership Agreement.

“Indemnified Persons” has the meaning given such term in Section 7.12(g)(i).

“Indemnitee” means (a) the Former General Partner and the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner, any Departing General Partner or the Former General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner, any Departing General Partner or the Former General Partner or (ii) any Affiliate of any Group Member, the General Partner, any Departing General Partner or the Former General Partner, (e) any Person who is or was serving at the request of the General Partner, any Departing General Partner or the Former General Partner or any Affiliate of the General Partner, any Departing General Partner or the Former General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group’s business and affairs.

“Ineligible Holder” means a Limited Partner who is not an Eligible Taxable Holder or whose nationality, citizenship or other related status the General Partner determines, upon receipt of an Eligibility Certificate or other requested information, has created or would create under any federal, state or local law or regulation to which a Group Member is subject, a substantial risk of cancellation or forfeiture of any property in which a Group Member has an interest.  Notwithstanding the foregoing, the Partnership and the General Partner acknowledge that none of the Series A Preferred Unitholders shall be considered an Ineligible Holder.

“Initial Public Offering” means the initial offering and sale of Common Units to the public as described in the IPO Registration Statement.

“IPO Closing Date” means the first date on which Common Units were sold by the Partnership to the IPO Underwriters pursuant to the provisions of the Underwriting Agreement.

“IPO Registration Statement” means the Registration Statement on Form S-1 (File No. 333-179487), as amended, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“IPO Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“LIBOR Determination Date” means the second London Banking Day prior to the beginning of the applicable Quarter.

“Limited Partner” means, unless the context otherwise requires, each Person who has been admitted and continues as a limited partner of the Partnership as of the date hereof, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means an interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Class B Units, Series A Preferred Units or other Partnership Interests (other than a General Partner Interest) or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the third sentence of Section 12.1, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“London Banking Day” means any day on which commercial banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Merger” has the meaning given such term in Section 5.1(c).

“Merger Agreement” has the meaning given such term in Section 14.1.

“Merger Consideration” means 101,811,643 Common Units and 7,000,000 Class B Units (comprised of 2,500,000 Class B-1 Units, 2,500,000 Class B-2 Units and 2,000,000 Class B-3 Units), with (a) 89,505,616 Common Units and 6,153,907 Class B Units (comprised of 2,197,824 Class B-1 Units, 2,197,824 Class B-2 Units and 1,758,259 Class B-3 Units) being issued to EGH, (b) 89,536 Common Units and 6,155 Class B Units (comprised of 2,198 Class B-1 Units, 2,198 Class B-2 Units and 1,759 Class B-3 Units) being issued to EQM GP Corp and (c) 12,216,491 Common Units and 839,938 Class B Units (comprised of 299,978 Class B-1 Units, 299,978 Class B-2 Units and 239,982 Class B-3 Units) being issued to EMH.

“Merger Sub” has the meaning given such term in the recitals.

“MOIC Common Units” has the meaning given such term in Section 5.11(b)(vi)(B)(2).

“MOIC Value” means a value per converted Series A Preferred Unit calculated as follows: (i) the number of MOIC Common Units into which such Series A Preferred Unit will be converted, multiplied by (ii) the lesser of (x) 95% of the VWAP of the Common Units for the 20-day period immediately preceding the consummation of such Series A Change of Control and (y) the Closing Price of one Common Unit on the Trading Day immediately preceding the date of the consummation of such Series A Change of Control.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other consideration is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice” means a written request from a Holder pursuant to Section 7.12(a) which shall (i) specify the Registrable Securities intended to be registered, offered and sold by such Holder, (ii) describe the nature or method of the proposed offer and sale of Registrable Securities, and (iii) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required or appropriate in order to permit the Partnership to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to Section 7.12.

“Notice of Election to Purchase” has the meaning given such term in Section 15.1(b).

“Notice of Issuance” has the meaning given such term in Section 5.11(b)(viii).

“Operating Company” means Equitrans Investments, LLC, a Delaware limited liability company, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.

“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Register as of the date of determination; provided, however, that if at any time any Person or Group (including holders of Series A Conversion Units, but excluding the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Interests of any class then Outstanding, all Partnership Interests owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class then Outstanding directly from the General Partner, the Former General Partner or their respective Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that, upon or prior to such acquisition, the General Partner or Former General Partner, as applicable, shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors of the General Partner or the Former General Partner, as applicable, (iv) the Series A Preferred Unitholders with respect to their ownership (beneficial or record) of the Series A Preferred Units or (v) any Series A Preferred Unitholder in connection with any vote, consent or approval of the Series A Preferred Unitholders as a separate class.  For the avoidance of doubt, the limitations set forth in this definition shall apply to each Record Holder of Series A Conversion Units (together with its Affiliates), and clauses (i)-(iii) above shall not render such limitations inapplicable.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” has the meaning given such term in the preamble.

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” means any class or series of interest in the Partnership, which shall include any Limited Partner Interests and the General Partner Interest but shall exclude any Derivative Partnership Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Representative” has the meaning set forth in Section 6223 of the Code, as amended by the BBA.

“Partnership Restructuring Event” means any merger, consolidation or other business combination of the Partnership with another partnership, so long as, immediately following the consummation of such merger, consolidation or other business combination, (i) ETRN or one or more Persons who were Affiliates of ETRN as of the Series A Issuance Date and as of immediately prior to the consummation of such Partnership Restructuring Event beneficially own (A) more than 50% of the Voting Securities of the general partner of the surviving partnership and (B) has the right to designate (by ownership of Voting Securities) more than 50% of the surviving partnership’s general partner’s directors, (ii) the common equity of such surviving partnership remains listed or admitted to trading on a National Securities Exchange following such transaction and (iii) either (A) the Series A Preferred Units remain Outstanding Partnership Interests of the surviving partnership or (B) each Record Holder of Series A Preferred Units has received a Series A Substantially Equivalent Unit of the surviving partnership in respect of each of its Series A Preferred Units.

“Partnership Rollup Event” means any transaction or series of related transactions pursuant to which (a) ETRN or any of its Affiliates would acquire (i) all or substantially all of the Partnership’s assets or (ii) all or substantially all of the Partnership’s outstanding Common Units not already beneficially owned by ETRN and its Affiliates or (b) (i) the Partnership would merge with or into ETRN or any wholly owned Subsidiary thereof or (ii) any Affiliate of ETRN would merge with or into the Partnership if immediately following such merger only one of ETRN (or its successor in such merger) or the Partnership (or its successor in such merger) would (x) remain in existence or (y) have its common equity listed or admitted to trade on a National Securities Exchange.  Notwithstanding anything to the contrary in this Agreement, any transaction or series of related transactions that satisfies the foregoing definition of “Partnership Rollup Event” shall not be deemed to be a Partnership Restructuring Event.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units (other than with respect to the Series A Preferred Units) the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units (excluding Series A Preferred Units), and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance.  The Percentage Interest with respect to the General Partner Interest and a Series A Preferred Unit shall at all times be zero.

“Permitted Loan” has the meaning given to such term in the Series A Purchase Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning given such term in Section 14.1.

“Pro Rata” means (a) when used with respect to Units or any class thereof (other than Series A Preferred Units), apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders (other than Series A Preferred Units), apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to Holders who have requested to include Registrable Securities in a Registration Statement pursuant to Section 7.12(a) or 7.12(b), apportioned among all such Holders in accordance with the relative number of Registrable Securities held by each such holder and included in the Notice relating to such request, (d) when used with respect to Series A Preferred Units, apportioned among all Series A Preferred Unitholders in accordance with the relative number or percentage of Series A Preferred Units held by each such Series A Preferred Unitholder and (e) when used with respect to Common Units and Series A Preferred Units on an-as converted basis, apportioned among all Record Holders in accordance with the relative number of Common Units that would be held by each if the Series A Preferred Units were converted to Common Units at the then applicable Conversion Rate immediately prior to such determination.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners

(including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent and the Register as of the Partnership’s close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Register as of the Partnership’s close of business on a particular Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Register” has the meaning given such term in Section 4.5(a) of this Agreement.

“Registrable Security” means any Partnership Interest other than the General Partner Interest; provided any Registrable Security shall cease to be a Registrable Security (a) at the time a Registration Statement covering such Registrable Security is declared effective by the Commission or otherwise becomes effective under the Securities Act, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any successor or similar rule or regulation under the Securities Act); (c) when such Registrable Security is held by a Group Member; and (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under Section 7.12 of this Agreement have not been assigned to the transferee of such securities.

“Registration Statement” has the meaning given such term in Section 7.12(a).

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi), Section 6.1(d)(vii) or Section 6.1(d)(ix).

“Retained Converted Class B Units” has the meaning given such term in Section 5.5(c)(ii).

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.5(d).

“Second Restated Partnership Agreement” has the meaning given such term in the recitals.

“Secondment Agreement” means that certain Secondment Agreement, dated as of November 13, 2018, among ETRN, the Partnership and the General Partner (as successor to the Former General Partner), as such agreement may be amended, supplemented or restated from time to time.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the procedures in Section 7.12 of this Agreement.

“Series A Accrued Amount” means, with respect to a Series A Preferred Unit as of any date of determination, an amount equal to (a) the Series A Issue Price, plus (b) all Series A Unpaid Distributions on such Series A Preferred Unit as of such date, plus (c) to the extent the date of determination is prior to the Series A Distribution Payment Date in respect of the Quarter immediately preceding such date of determination, an amount equal to the Series A Distribution Amount.

“Series A Cash Change of Control” means a Series A Change of Control that involves the payment directly to the holders of Common Units of cash consideration representing more than 90% of the aggregate consideration paid in connection with such Series A Change of Control.

“Series A Change of Control” means the occurrence of any of the following:

(a)                                 any acquisition (including, without limitation, any merger, consolidation or business combination), the result of which is that any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), excluding ETRN, the Partnership or any Person that is an Affiliate of ETRN or the Partnership as of the Series A Issuance Date and immediately prior to such acquisition, becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Securities of the General Partner (measured by voting power rather than number of shares, units or the like) and such Voting Securities provide such Person or “group” the right to designate more than 50% of the members of the Board of Directors of the General Partner;

(b)                                 any sale, lease, transfer, conveyance or other disposition by the Partnership, in a single transaction or series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any other Person (other than a direct or indirect Subsidiary of the Partnership);

(c)                                  the Common Units are no longer listed or admitted to trading on a National Securities Exchange;

(d)                                 the General Partner is removed pursuant to Section 11.2, unless ETRN or one of its Affiliates is elected as a successor General Partner in accordance with Section 11.2; or

(e)                                  any Partnership Rollup Event;

provided, however, that notwithstanding anything in this Agreement to the contrary, a Partnership Restructuring Event shall not constitute a Series A Change of Control.

“Series A Change of Control Conversion Premium” means (i) on or prior to the first anniversary of the Series A Issuance Date, 115%, (ii) after the first anniversary but on or prior to the second anniversary of the Series A Issuance Date, 110%, (iii) after the second anniversary of the Series A Issuance Date but on or prior to the third anniversary of the Series A Issuance Date, 105%, and (iv) thereafter, 101%.

“Series A Conversion Date” has the meaning assigned to such term in Section 5.11(b)(v)(D).

“Series A Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(v)(C)(1).

“Series A Conversion Notice Date” has the meaning assigned to such term in Section 5.11(b)(v)(C)(1).

“Series A Conversion Rate” means the number of Common Units issuable upon the conversion of each Series A Preferred Unit, which shall be equal to (a) in all cases other than a Series A Change of Control, the quotient of (i) the sum of (A) the Series A Accrued Amount with respect to such Series A Preferred Unit, plus (B) any Series A Partial Period Distributions on such Series A Preferred Unit divided by (ii) the Series A Issue Price (as such number of Common Units may be adjusted as set forth in Section 5.11(b)(v)(E)) and (b) in the case of a Series A Change of Control, the greater of the amount set forth in clause (a) above or the quotient of (i) the sum of (A) (1) the Series A Issue Price, multiplied by (2) the Series A Change of Control Conversion Premium, plus (B) all Series A Unpaid Distributions on such Series A Preferred Unit on such date, plus (C) any Series A Partial Period Distributions on such Series A Preferred Unit, divided by (ii) the VWAP of the Common Units for the 30-day period ending immediately prior to the execution of definitive documentation relating to the Series A Change of Control (as such number of Common Units may be adjusted as set forth in Section 5.11(b)(v)(E)); provided, however, that for purposes of Section 5.11(b)(vi)(B)(1), the Series A Conversion Rate shall be the amount determined pursuant to clause (a) above.

“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.11(b)(v).  Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder, and, immediately upon the Transfer of a Series A Conversion Unit to a Person other than a Series A Preferred Unitholder, such Series A Conversion Unit will continue to be a Common Unit, but will cease to be a Series A Conversion Unit for all purposes hereunder.

“Series A Converting Unitholder” means a Series A Preferred Unitholder (a) who has delivered (or had on its behalf delivered by a lender under a Permitted Loan) a Series A Conversion Notice to the Partnership in accordance with Section 5.11(b)(v)(C)(1) or (b) to whom the Partnership has delivered a Series A Mandatory Conversion Notice in accordance with Section 5.11(b)(v)(C)(2).

“Series A Distribution Amount” means, (a) with respect to any Quarter ending on or before [•], 2024,(1) an amount per Series A Preferred Unit equal to $1.0364 for such Quarter (provided, however, that the Series A Distribution Amount for the Quarter ending [June 30], 2019 shall be prorated for such period, commencing on the Series A Issuance Date and ending on, and including,

(1)         NTD: The last day of the 20th Quarter ending after the Series A Issuance Date (including the Quarter in which the Series A Issuance Date occurs).

the last day of such Quarter), and (b) with respect to any Quarter ending after [•], 2024,(2) an amount per Series A Preferred Unit for such Quarter equal to (i) the Series A Issue Price, multiplied by (ii) a percentage equal to the sum of (A) the greater of (x) the Three-Month LIBOR as of the LIBOR Determination Date in respect of the applicable Quarter and (y) 2.59%, and (B) 6.90%, multiplied by (iii) 25%.

“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(A).

“Series A Issuance Date” means [—], 2019.

“Series A Issue Price” means $48.77 per Series A Preferred Unit.

“Series A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions upon the liquidation, dissolution and winding up of the Partnership, ranks junior to the Series A Preferred Units, and shall include Common Units and Class B Units, but shall not include any Series A Parity Securities or Series A Senior Securities.

“Series A Mandatory Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(v)(C)(2).

“Series A Mandatory Conversion Notice Date” has the meaning assigned to such term in Section 5.11(b)(v)(C)(2).

“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon the liquidation, dissolution and winding up of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units, but shall not include any Series A Senior Securities.

“Series A Partial Period Distributions” means, with respect to a conversion or redemption of a Series A Preferred Unit, an amount equal to the Series A Distribution Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Quarter in which such conversion or redemption occurs and the denominator of which is the total number of days in such Quarter.

“Series A Preemptive Rights Holder” means a Series A Purchaser that, as of any date of determination, together with its Affiliates, beneficially owns at least 50% of the Series A Preferred Units issued to such Series A Purchaser and its Affiliates on the Series A Issuance Date pursuant to the Series A Purchase Agreement (subject to adjustment for any unit splits, combinations or recapitalizations with respect to the Series A Preferred Units).

“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.

(2)         NTD: The last day of the 20th Quarter ending after the Series A Issuance Date (including the Quarter in which the Series A Issuance Date occurs).

“Series A Preferred Units” has the meaning assigned to such term in Section 5.11(a).

“Series A Purchase Agreement” means the Convertible Preferred Unit Purchase Agreement, dated as of March 13, 2019, by and among the Partnership and the purchasers party thereto, as may be amended from time to time.

“Series A Purchaser” means a Person who was issued Series A Preferred Units by the Partnership on the Series A Issuance Date pursuant to the Series A Purchase Agreement.

“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.11(b)(i)(A).

“Series A Required Voting Percentage” means at least 66 2/3% of the Outstanding Series A Preferred Units, voting separately as a single class.

“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon the liquidation, dissolution and winding up of the Partnership, ranks senior to the Series A Preferred Units, or that has a maturity or a right of the holder thereof to require redemption of such Partnership Interest by the Partnership, in either case, for cash.

“Series A Substantially Equivalent Unit” has the meaning assigned to such term in Section 5.11(b)(vi)(B)(2).

“Series A Unpaid Distributions” has the meaning assigned to such term in Section 5.11(b)(i)(B).

“Simplification Transaction” has the meaning given such term in the recitals.

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests or more than 50% of the general partner interest of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning given such term in Section 14.2(b)(ii).

“Tax Matters Partner” has the meaning set forth in Section 6231(a)(7) of the Code, prior to amendment by the BBA.

“Third Restated Partnership Agreement” has the meaning given such term in the recitals.

“Three-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three-months in amounts of at least $1,000,000, as that rate appears on Reuters Page LIBOR01 (or any successor or replacement page) at 11:00 a.m. (London time) on such LIBOR Determination Date. Notwithstanding the foregoing, if (i) the General Partner determines in good faith that Three-Month LIBOR has been discontinued, and such discontinuance is unlikely to be temporary, or that Three-Month LIBOR is no longer being published, or (ii) the supervisor for the administrator of the London Interbank Offered Rate has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans, then the holders of a majority of the Series A Preferred Units and the General Partner will negotiate in good faith to (1) designate a substitute or successor reference rate, including any spread with respect thereto, taking into account general comparability to Three-Month LIBOR, acceptance as a market-based benchmark interest rate and any other commercially reasonable adjustments or factors as such holders and the General Partner deem appropriate (the “Alternative Rate”), and (2) determine any necessary changes to the LIBOR Determination Date to be used and any other relevant methodology for calculating the substitute or successor interest rate, including any adjustment factor needed to make such substitute or successor reference rate comparable to Three-Month LIBOR (“Adjustments”), in a manner that is consistent with industry accepted practices for such substitute or successor reference rate.  Any such designation and determination agreed to by the holders of a majority of the Series A Preferred Units and the General Partner shall be final and conclusive absent manifest error, and the General Partner shall cause this Agreement to be amended as necessary to effectuate the substitute or successor reference rate.  Notwithstanding the foregoing, if the General Partner and the holders of a majority of the Series A Preferred Units fail to determine in good faith an Alternative Rate and any Adjustments, the General Partner and  the holders of a majority of the Series A Preferred Units shall select and mutually engage in good faith an independent financial advisor (“IFA”) to determine the Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the General Partner, the Partnership and the holders of the of the Series A Preferred Units.  If the General Partner and the holders of a majority of the Series A Preferred Units are unable to agree upon an independent financial advisor to serve as the IFA within ten (10) Business Days after either sends written notice to the other requesting that the IFA be engaged pursuant to the preceding sentence, then each will select one independent financial advisor of established national reputation and such two independent financial advisors shall select a third independent financial advisor of established national reputation to serve as the IFA.   From the earlier of (A) the date that Three-Month LIBOR has been discontinued or is no longer being published as described in clause (i) above and (B) the specific date referred to in clause (ii) above (such earlier date, the “LIBOR Discontinuance Date”) until the holders of the Series A Preferred Units and the General Partner make such designation and determination (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), “Three Month LIBOR” shall be deemed to mean the rate that was the Three Month LIBOR in effect during the Quarter immediately preceding the LIBOR Discontinuance Date.

“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

“Transaction Documents” has the meaning given such term in Section 7.1(b).

“transfer” has the meaning given such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwriting Agreement” means that certain Underwriting Agreement dated as of June 26, 2012 among the IPO Underwriters, EQT Corp, the Partnership, the Former General Partner and the Operating Company providing for the purchase of Common Units by the IPO Underwriters.

“Underwritten Offering” means (a) an offering pursuant to a Registration Statement in which Partnership Interests are sold to an underwriter on a firm commitment basis for reoffering to the public (other than the Initial Public Offering), (b) an offering of Partnership Interests pursuant to a Registration Statement that is a “bought deal” with one or more investment banks, and (c) an “at-the-market” offering pursuant to a Registration Statement in which Partnership Interests are sold to the public through one or more investment banks or managers on a best efforts basis.

“Unit” means a Partnership Interest that is designated by the General Partner as a “Unit” and shall include Series A Preferred Units, Common Units and Class B Units but shall not include the General Partner Interest.

“Unit Majority” means at least a majority of the Outstanding Common Units, Outstanding Class B Units, if any, and Outstanding Series A Preferred Units, if any, with such Series A Preferred Units to be treated as Common Units on an as-converted basis, voting together as a single class.

“Unitholders” means the Record Holders of Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date

(as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner, any Departing General Partner or the Former General Partner or any Affiliate of any Group Member, a General Partner, any Departing General Partner or the Former General Partner and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement from time to time.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Voting Securities” means, with respect to a specified Person as of any date of determination, the Capital Stock of such Person that is at such date entitled (without reference to the occurrence of any contingency) to vote in the election of the managers, directors, trustees or other Persons serving in a similar capacity with respect to such Person.

“VWAP” means, with respect to a Common Unit on any Trading Day, the volume-weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading on such Trading Day (or if such volume-weighted average trading price is unavailable, the Closing Price of one Common Unit on such Trading Day) in respect of the period from the scheduled open of trading until the scheduled close of trading of the VWAP calculation period.  If the VWAP of the Common Units cannot be calculated for a particular Trading Day on any of the foregoing bases, the VWAP of a Common Unit for such Trading Day shall be the fair market value of such Common Unit on such Trading Day as determined in good faith by the General Partner in a commercially reasonable manner using a volume weighted method.

“Withdrawal Opinion of Counsel” has the meaning given such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

Section 1.2                                    Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation.  Any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II
 ORGANIZATION

Section 2.1                                    Formation.  The Partnership was formed as a limited partnership pursuant to the provisions of the Delaware Act, and the General Partner hereby amends and restates the Third Restated Partnership Agreement in its entirety to, among other things, establish the rights and obligations of the Series A Preferred Units in connection with the issuance of such Partnership Interests.  Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.  All Partnership Interests shall constitute personal property of the Record Holder thereof for all purposes.

Section 2.2                                    Name.  The name of the Partnership shall be “EQM Midstream Partners, LP”.  Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company.  The principal office of the Partnership shall be located at 625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate.  The address of the General Partner shall be 625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4                                    Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware

Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to further the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.  To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.

Section 2.5                                    Powers.  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6                                    Term.  The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII.  The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.7                                    Title to Partnership Assets.  Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof.  Title to any or all assets of the Partnership may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine.  The General Partner hereby declares and warrants that any assets of the Partnership for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership’s assets and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner.  All assets of the Partnership shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such assets of the Partnership is held.

ARTICLE III
 RIGHTS OF LIMITED PARTNERS

Section 3.1                                    Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2                                    Management of Business.  No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3                                    Rights of Limited Partners.

(a)                                 Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:

(i)                                     to obtain from the General Partner either (A) copies of the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act or any successor or similar rule or regulation under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through the Partnership’s or the Commission’s website);

(ii)                                  to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

(iii)                               to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.

(b)                                 The rights to information granted the Limited Partners pursuant to Section 3.3(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in Partnership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).

(c)                                  The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner determines is in the nature of trade secrets or (ii) other information the disclosure of which the General Partner determines (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

(d)                                 Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Partners, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

ARTICLE IV
 CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP
INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1                                    Certificates.  Owners of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register.  Notwithstanding anything to the contrary in this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests and Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates.  Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.7(f), or in the case of Series A Preferred Units, Section 5.11(b)(iv); provided, however, that, in the event the Series A Preferred Units are not represented by certificates, upon any transfer of Series A Preferred Units, the transferor of such Series A Preferred Units shall notify the registered owner of any applicable restrictions on the transfer of the Series A Preferred Units.  The signatures of such officers upon a certificate may be facsimiles.  In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Partnership with the same effect as if he were such officer at the date of its issuance.  If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership.  Subject to the requirements of Section 6.4(a), if Common Units are evidenced by Certificates, on or after the date on which Class B Units are converted into Common Units pursuant to the terms of Section 5.10(c), the

Record Holders of such Class B Units (i) if the Class B Units are evidenced by Certificates, may exchange such Certificates for Certificates evidencing the Common Units into which such Record Holder’s Class B Units converted, or (ii) if the Class B Units are not evidenced by Certificates, shall be issued Certificates evidencing the Common Units into which such Record Holders’ Class B Units converted.  With respect to any Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

Section 4.2                                    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                                 If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.

(b)                                 The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)                                  As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3                                    Record Holders.  The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Partnership Interests for all purposes.  The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent, provided herein, including Section 10.1(c).

Section 4.4                                    Transfer Generally.

(a)                                 The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)                                 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect or recognize any such transfer or purported transfer.

(c)                                  Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term “transfer” shall not include any such disposition.

Section 4.5                                    Registration and Transfer of Limited Partner Interests.

(a)                                 The General Partner shall keep, or cause to be kept by the Transfer Agent on behalf of the Partnership, one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Limited Partner Interests, and any Derivative Partnership Interests as applicable, shall be recorded (the “Register”).

(b)                                 The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer.  No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.  Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.  Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.

(c)                                  Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Register.

(d)                                 By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 4.5 and except as provided in Section 4.8, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) acknowledges and agrees to the provisions of Section 10.1(b).

(e)                                  Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.4, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests shall be freely transferable.

(f)                                   The General Partner and its Affiliates shall have the right at any time to transfer their Class B Units and Common Units (whether issued upon conversion of the Class B Units or otherwise) to one or more Persons.

Section 4.6                                    Transfer of the General Partner’s General Partner Interest.

(a)                                 Subject to Section 4.6(c), prior to June 30, 2022, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and Outstanding Series A Preferred Units (with such Series A Preferred Units to be treated on an as-converted basis as described in Section 5.11(b)(v)), voting together as a single class, or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b)                                 Subject to Section 4.6(c), on or after June 30, 2022, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

(c)                                  Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member.  In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7                                    Restrictions on Transfers.

(a)                                 Except as provided in Section 4.7(e), notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).  The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

(b)                                 The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Partnership’s becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof).  The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c)                                  The transfer of a Class B Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.4(a).

(d)                                 In addition to any other restrictions set forth in this Agreement, the transfer of a Series A Preferred Unit or a Series A Conversion Unit shall be subject to the restrictions imposed by Section 5.11(b)(vii) and Section 6.5, respectively.

(e)                                  Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(f)                                   Each certificate or book entry evidencing Partnership Interests (other than the Series A Preferred Units) shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF EQM MIDSTREAM PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF EQM MIDSTREAM PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE EQM MIDSTREAM PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  THE GENERAL PARTNER OF EQM MIDSTREAM PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF EQM MIDSTREAM PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.8                                    Eligibility Certificates, Ineligible Holders.

(a)                                 The General Partner may upon demand or on a regular basis require Limited Partners and transferees of Limited Partner Interests in connection with a transfer, to execute an Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited Partners or transferees are Ineligible Holders.

(b)                                 If any Limited Partner (or its beneficial owners) falsely certifies its status as an Eligible Taxable Holder or fails to furnish to the General Partner within 30 days of its request an Eligibility Certificate and other information related thereto, or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner or a transferee of a Limited Partner is an Ineligible Holder, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9 or the General Partner may refuse to effect the transfer of the Limited Partner Interests to such transferee.  In addition, the General Partner shall be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests.

(c)                                  The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

(d)                                 Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind.  Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Ineligible Holder of its Limited Partner Interest (representing the right to receive its share of such distribution in kind).

(e)                                  At any time after an Ineligible Holder can and does certify that it no longer is an Ineligible Holder, it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.9, such Ineligible Holder upon approval of the General Partner, shall no longer constitute an Ineligible Holder and the General Partner shall cease to be deemed to be the Limited Partner in respect of such Limited Partner Interests.

(f)                                   If at any time a transferee of a Partnership Interest fails to furnish an Eligibility Certificate or any other information requested by the General Partner pursuant to this Section 4.8 within 30 days of such request, or if upon receipt of such Eligibility Certificate or such other information the General Partner determines, with the advice of counsel, that such transferee is an Ineligible Holder, the Partnership may, unless the transferee establishes to the satisfaction of the General Partner that such transferee is not an Ineligible Holder, prohibit and void the transfer, including by placing a stop order with the Transfer Agent.

Section 4.9                                    Redemption of Partnership Interests of Ineligible Holders.

(a)                                 If at any time a Limited Partner falsely certifies its status as an Eligible Taxable Holder or fails to furnish an Eligibility Certificate or any other information requested by the General Partner pursuant to Section 4.8 within 30 days of such request, or if upon receipt of such Eligibility Certificate or such other information the General Partner determines, with the advice of counsel, that a Limited Partner is an Ineligible Holder, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is not an Ineligible Holder or has transferred his Limited Partner Interests to a Person who is not an Ineligible Holder and who furnishes an Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i)                                     The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated in the Register, by registered or certified mail, postage prepaid.  The notice shall be deemed to have been given when so mailed.  The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)                                  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests.  The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               The Limited Partner or his duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner or transferee at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)                              After the redemption, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)                                 The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee, agent or representative of a Person determined to be an Ineligible Holder.

(c)                                  Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement and the transferor provides notice of such transfer to the General Partner.  Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that such transferee is not an Ineligible Holder.  If the transferee fails to make such certification within 30 days after the request and, in any event, before the redemption date, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V
 CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1                                    Simplification Transactions.

(a)                                 Pursuant to the IDR Merger Agreement, the Former General Partner transferred, assigned and conveyed to the Partnership all of the Former General Partner’s right, title and interest in and to the Incentive Distribution Rights and agreed to the cancellation of the Incentive Distribution Rights and the economic portion of the General Partner Interest (as defined in the Second Restated Partnership Agreement), including as represented by the General Partner Units, and, in exchange therefor and in consideration thereof, the Partnership issued 87,000,000 Common Units to the Former General Partner (such Common Units, the “Exchange Consideration,” and such exchange, the “Exchange”).  Upon the consummation of the Exchange, pursuant to the IDR Merger Agreement and the First Amendment, the Incentive Distribution Rights and the economic portion of the General Partner Interest (as defined in the Second Restated Partnership Agreement), including as represented by the General Partner Units, were cancelled and, notwithstanding the Exchange, the General Partner Interest in the Partnership continued to be outstanding and held by the Former General Partner immediately following the consummation of the Exchange and the Former General Partner continued as general partner of the Partnership without interruption.  Also, at such time, the General Partner Interest in the Partnership ceased to be represented by General Partner Units.

(b)                                 Immediately following the Exchange and pursuant to the IDR Merger Agreement, EQGP Services, LLC was admitted as the general partner of the Partnership and, immediately thereafter, the Former General Partner transferred, assigned and conveyed the General Partner Interest to the General Partner and ceased to be a general partner of the Partnership.  The Partnership was continued, and is hereby continued, without dissolution.

(c)                                  Effective concurrently herewith, immediately following the consummation of the transfer of the General Partner Interest to the General Partner, Merger Sub merged with and into EQGP, the separate existence of Merger Sub ceased, and EQGP continued as the surviving limited partnership in such merger and as a wholly-owned subsidiary of the Partnership (the “Merger”).  In connection with the Merger, (i) pursuant to the IDR Merger Agreement, all EQGP Common Units issued and outstanding immediately prior to the effective time of the Merger were converted into the right to receive the Merger Consideration and ceased to be Outstanding in accordance with Section 2.3(c) of the IDR Merger Agreement at the effective time of the Merger, and concurrently with the effectiveness of the Third Restated Partnership Agreement, the Partnership issued the Merger Consideration to EGH, EQM GP Corp and EMH in satisfaction of its obligations pursuant to the IDR Merger Agreement, which issuances were authorized and approved and (ii) in accordance with the IDR Merger Agreement, the Common Units constituting the Exchange Consideration and the 21,811,643 Common Units issued and outstanding and owned by the Former General Partner and EQGP, respectively, and outstanding immediately prior to the effective time of the Merger, were cancelled and ceased to be Outstanding.

Section 5.2                                    Contributions by the General Partner and its Affiliates.  Except as set forth in Section 12.8, the General Partner shall not be obligated to make any Capital Contributions to the Partnership.

Section 5.3                                    Contributions by Limited Partners.  No Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

Section 5.4                                    Interest and Withdrawal.  No interest shall be paid by the Partnership on Capital Contributions.  No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.  Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.  Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5                                    Capital Accounts.

(a)                                 The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such beneficial owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  The Capital Account shall in respect of each such Partnership Interest be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.  For the avoidance of doubt, each Series A Preferred Unit will be treated as a partnership interest in the Partnership that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3), and, therefore, each holder of a Series A Preferred Unit will be treated as a partner in the Partnership.  The initial Capital Account balance in respect of each Series A Preferred Unit issued on the Series A Issuance Date shall be the Series A Issue Price, as adjusted pursuant to Section 8.01 of the Series A Purchase Agreement.

(b)                                 For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i)                                     Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii)                                  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii)                               Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Partnership.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv)                              In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.5(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

(v)                                 Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(vi)                              An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

(vii)                           In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property.  Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(viii)                        The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values.  The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

(c)

(i)                                     The transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii)                                  Subject to Section 6.4(a), immediately prior to the transfer of a Class B Unit or a Common Unit resulting from the conversion of a Class B Unit pursuant to Section 5.10(c) by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Class B Units or Converted Class B Units will (A) first, be allocated to the Class B Units or Converted Class B Units to be transferred in an amount equal to the product of (x) the number of such Class B Units or Converted Class B Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class B Units or Converted Class B Units (“Retained Converted Class B Units”).  Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class B Units or Retained Converted Class B Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Class B Units or Converted Class B Units will have a balance equal to the amount allocated under clause (A) hereinabove.

(d)

(i)                                     Consistent with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) (including proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(v)) and Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services (including upon the lapse of a “substantial risk of forfeiture” with respect to a Unit), the conversion of the Combined Interest to Common Units pursuant to Section 11.3(b), the issuance of Partnership Interests pursuant to the Merger, or the conversion of Class B Units to Common Units pursuant to Section 5.10(c), the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership.  In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt.  In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time and the value of Partnership Liabilities.  The General Partner shall make all adjustments necessary to account for the difference, if any, between the fair market value of any Series A Preferred Units for which the Series A Conversion Date has not occurred and the aggregate Capital Accounts attributable to such Series A Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2).  The General Partner may allocate such aggregate value among the individual properties of the Partnership in such manner as it determines appropriate.  Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

(ii)                                  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property.  In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

(iii)                               In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s), immediately after the conversion of a Series A Preferred Unit into a Series A Conversion Unit in accordance with Section 5.11(b)(v) or Section 5.11(b)(vi), the Capital Account

of each Partner and the Carrying Value of each Partnership property shall be adjusted to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately after such conversion and (A) first, all Unrealized Gain (if the Capital Account of each such Series A Conversion Unit is less than the Per Unit Capital Account for a then Outstanding Common Unit) or Unrealized Loss (if the Capital Account of each such Series A Conversion Unit is greater than the Per Unit Capital Account for a then Outstanding Common Unit) had been allocated Pro Rata to each Partner holding Series A Conversion Units received upon such conversion until the Capital Account of each such Series A Conversion Unit is equal to the Per Unit Capital Amount for a then Outstanding Common Unit; and (B) second, any remaining Unrealized Gain or Unrealized Loss had been allocated to the Partners at such time pursuant to Section 6.1.  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately after the conversion of a Series A Preferred Unit shall be determined by the General Partner using such method of valuation as it may adopt (taking into account Section 7701(g) of the Code); provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time and must make such adjustments to such valuation as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2).  The General Partner shall allocate such aggregate value among the assets of the Partnership in such manner as it determines in its discretion.  If, after making the allocations of Unrealized Gain and Unrealized Loss as set forth above in this Section 5.5(d)(iii), the Capital Account of each Partner with respect to each Series A Conversion Unit received upon such conversion of the Series A Preferred Unit is less than the Per Unit Capital Amount for a then Outstanding Common Unit, then Capital Account balances shall be reallocated between the Partners holding Common Units (other than Series A Conversion Units) and Partners holding Series A Conversion Units so as to cause the Capital Account of each Partner holding a Series A Conversion Unit to equal, on a per Unit basis with respect to each such Series A Conversion Unit, the Per Unit Capital Amount for a then Outstanding Common Unit.

Section 5.6                                    Issuances of Additional Partnership Interests.

(a)                                 Subject to Section 5.7 and Section 5.11(b)(iii), the Partnership may issue additional Partnership Interests (other than General Partner Interests) and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)                                 Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c)                                  The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.6, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Class B Units pursuant to Section 5.10 and the conversion of Class B Units into Common Units pursuant to the terms of this Agreement, (iv) reflecting admission of such additional Limited Partners in the Register as the Record Holders of such Limited Partner Interests and (v) all additional issuances of Partnership Interests.  The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued.  The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

Section 5.7                                    Limited Preemptive Right.  Except as provided in this Section 5.7, Section 5.11(b)(viii) or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created.  The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

Section 5.8                                    Splits and Combinations.

(a)                                 Subject to Section 5.11(b)(v)(E), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests (other than the Series A Preferred Units) so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b)                                 Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law).  The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership

Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 5.9                                    Fully Paid and Non-Assessable Nature of Limited Partner Interests.  All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

Section 5.10                             Establishment of Class B Units.

(a)                                 Establishment.  The General Partner hereby designates and creates a series of Limited Partner Interests to be designated as “Class B Units,” initially consisting of a total of 7,000,000 Class B Units (of which 2,500,000 shall be designated Class B-1 Units, 2,500,000 shall be designated Class B-2 Units and 1,000,000 shall be designated Class B-3 Units), having the terms and conditions set forth herein.

(b)                                 Rights Upon Liquidation and Dissolution.  The holders of the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions pursuant to Section 12.4, in accordance with Article XII of this Agreement.

(c)                                  Conversion of Class B Units.

(i)                                     Immediately before the close of business on the Class B-1 Conversion Date, the Class B-1 Units shall become convertible at the option of the holder into Common Units on a one-for-one basis.  Immediately before the close of business on the Class B-2 Conversion Date, the Class B-2 Units shall become convertible at the option of the holder into Common Units on a one-for-one basis.  Immediately before the close of business on the Class B-3 Conversion Date, the Class B-3 Units shall become convertible at the option of the holder into Common Units on a one-for-one basis.  Notwithstanding the foregoing, all Class B Units that have not yet become convertible pursuant to this Section 5.10(c)(i) shall become convertible at the option of the holder into Common Units on a one-for-one basis immediately before a Change of Control.

(ii)                                  Upon conversion, the rights of a holder of Converted Class B Units as holder of Class B Units shall cease with respect to such Converted Class B Units, including any rights under this Agreement with respect to holders of Class B Units, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement.  All Class B Units shall, upon conversion pursuant to this Section 5.10(c), be deemed to be transferred to, and cancelled by, the Partnership in exchange for the Common Units into which the Class B Units converted.

(iii)                               The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Class B Units.  However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name.  The Transfer Agent may refuse to deliver a Certificate representing Common Units being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Common Units are to be issued in a name other than the holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

(A)                               Except as otherwise provided in Section 5.7, the Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Class B Units into Common Units to the extent provided in, and in accordance with, this Section 5.10(c).

(B)                               All Common Units delivered upon conversion of the Class B Units shall be newly issued, shall be duly authorized and validly issued, and shall be free from preemptive rights (except as otherwise provided in Section 5.7) and free of any lien or adverse claim.

(C)                               The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Class B Units and, if the Common Units are then listed or quoted on the New York Stock Exchange, or any other National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Class B Units to the extent permitted or required by the rules of such exchange or market.

(D)                               Notwithstanding anything herein to the contrary, nothing herein shall give to any holder of Class B Units any rights as a creditor in respect of its right to conversion.

(d)                                 Voting.  The Class B Units will have such voting rights pursuant to this Agreement as such Class B Units would have if they were Common Units that were then Outstanding and shall vote together with the Common Units as a single class, except that Class B Units owned by the General Partner and its Affiliates shall not be entitled to vote, approve or consent on matters if Common Units owned by the General Partner and its Affiliates are excluded from voting, approving or consenting on such matters, and except that the Class B Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests in any material respect or as required by law.  The approval of a majority (or such other percentage as set forth in this Agreement) of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class.

(e)                                  Other Rights of Class B Units.  Except with respect to the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Class B Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of a Class B Unit into a Common Unit following the earlier to occur of the applicable Class B Conversion Date and a Change of Control, as applicable, pursuant to Section 5.10(c), the Unitholder holding such Common Unit issued upon conversion of such Class B Unit shall possess all of the rights and obligations of a Unitholder holding a Common Unit hereunder with respect to such Common Unit issued upon conversion of such Class B Unit, including the right to participate in distributions made with respect to Common Units; provided, further, that such Class B Unit shall be and after conversion into a Common Unit following the earlier to occur of the applicable Class B Conversion Date and a Change of Control, as applicable, pursuant to Section 5.10(c) shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(x)(A) and 6.4(a).  Notwithstanding anything to the contrary herein, following the earlier to occur of the applicable Class B Conversion Date or a Change of Control, the holder of a Class B Unit that is entitled to convert but has not converted pursuant to Section 5.10(c) shall have the right to participate in distributions made with respect to Common Units Pro Rata as if each Class B Unit held by such holder were converted into Common Units pursuant to Section 5.10(c) on the Record Date for the applicable distribution.

(f)                                   Certain Provisions.  Each Class B Unit and each Class B Unit that has converted into a Common Unit shall be subject to the provisions of Sections 5.5(c)(ii), 5.5(d), 6.1(d)(x)(A) and 6.4(a).

Section 5.11                             Establishment of Series A Preferred Units.

(a)                                 General.  There is hereby created a class of Units designated as “Series A Perpetual Convertible Preferred Units” (such Series A Perpetual Convertible Preferred Units, the “Series A Preferred Units”), with the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations as set forth in this Section 5.11 and elsewhere in this Agreement.  A total of 22,554,851 Series A Preferred Units shall be issued by the Partnership on the Series A Issuance Date pursuant to the terms and conditions of the Series A Purchase Agreement.  Each Series A Preferred Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. If requested by a Series A Preferred Unitholder, the Partnership shall cause the Series A Preferred Units held by such Series A Unitholder to be evidenced by physical Certificates registered in the name of the holder thereof.  The Transfer Agent for the Series A Preferred Units shall be American Stock Transfer & Trust Company, LLC.

(b)                                 Rights of Series A Preferred Units.  The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:

(i)                                     Distributions.

(A)                               Commencing with the Quarter ending on [June 30], 2019, subject to Section 5.11(b)(i)(D), each Record Holder of Series A Preferred Units as of an applicable Record Date for each Quarter shall be entitled to receive, in respect of each Series A Preferred Unit held by such Record Holder, cumulative distributions in respect of such Quarter (or portion thereof for which a Series A Quarterly Distribution is due), in cash, equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) any Series A Unpaid Distributions with respect to such Series A Preferred Unit (collectively, the “Series A Quarterly Distribution”).  Each Series A Quarterly Distribution shall be payable quarterly by no later than the earlier of 45 days after the end of the applicable Quarter and the payment date of distributions, if any, on any Series A Parity Securities and Series A Junior Securities (each such payment date, a “Series A Distribution Payment Date”).  If the General Partner establishes an earlier Record Date for any distribution to be made by the Partnership on other Partnership Interests in respect of any Quarter, then the Record Date established pursuant to this Section 5.11(b)(i) for a Series A Quarterly Distribution in respect of such Quarter shall be the same Record Date.  For the avoidance of doubt, the Series A Preferred Units shall not be entitled to any distributions made pursuant to Section 6.3(a).

(B)                               If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution in accordance with Section 5.11(b)(i)(A) when due for any Quarter, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages, (1) the amount of such unpaid cash distributions (on a per Series A Preferred Unit basis, “Series A Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which the first such payment is due until all such Series A Unpaid Distributions are paid in full in cash and (2) the Partnership shall not be permitted to, and shall not, declare, make or set aside, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution in cash when due), other than, in each case, a regular distribution with respect to a series of Series A Junior Securities that is paid in kind with additional Series A Junior Securities of such series; provided, however, that distributions may be declared and paid on the Series A Preferred Units and the Series A Parity Securities so long as such distributions are declared and paid pro rata so that amounts of distributions declared per Series A Preferred Unit and Series A Parity Security shall in all cases bear to each other the same ratio that accrued and accumulated distributions per Series A Preferred Unit and Series A Parity Security bear to each other.

(C)                               The aggregate Series A Distribution Amount shall be paid out of cash and cash equivalents that is deemed to be Available Cash for the applicable

Quarter.  To the extent that any portion of a Series A Quarterly Distribution to be paid in cash with respect to any Quarter exceeds the amount of cash and cash equivalents that is deemed to be Available Cash for such Quarter, the amount of cash equal to the cash and cash equivalents that is deemed to be Available Cash for such Quarter will be paid to the Series A Preferred Unitholders, Pro Rata, and the balance of such Series A Quarterly Distribution shall be unpaid and shall constitute an arrearage and shall accrue and accumulate as set forth in Section 5.11(b)(i)(B).

(D)                               Notwithstanding anything in this Section 5.11(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (1) with respect to a distribution to be made to Record Holders as of the Record Date immediately preceding the date of such conversion, the Record Holder of such Series A Preferred Unit as of such Record Date shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the payment date thereof, and (2) with respect to a distribution to be made to Record Holders as of any Record Date as of or following the date of such conversion, the Record Holder of the Series A Conversion Units into which such Series A Preferred Unit was converted as of or prior to such Record Date shall be entitled to receive such distribution in respect of such Series A Conversion Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date.  For the avoidance of doubt, if a Series A Preferred Unit is converted into Series A Conversion Units pursuant to the terms hereof following a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.11(b)(i)(A) and, until such distribution is received, Section 5.11(b)(i)(B) shall continue to apply.

(E)                                Subject to Section 5.11(b)(ii)(D), each Series A Preferred Unit will have the right to share in any special distributions by the Partnership of cash, securities or other property Pro Rata with the Common Units or any other Series A Junior Securities, on an as-converted basis, provided that special distributions shall not include regular quarterly distributions paid in the normal course of business on the Common Units pursuant to Section 6.3(a).  No adjustments pursuant to Section 5.11(b)(v)(E) shall be made with respect to a special distribution in which the Series A Preferred Units participate Pro Rata with the Common Units, on an as-converted basis, pursuant to this Section 5.11(b)(i)(E) and subject to Section 5.11(b)(ii)(D).

(ii)                                  Voting Rights.

(A)                               Except as provided in this Section 5.11(b)(ii), the Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units into which such Series A Preferred Units would be converted at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible), and shall vote with the Common Units as a single class (including for purposes of Section 7.9(a) and Section 11.1(b)), so that the Record Holder of each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit would be converted at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote; provided, however, that Series A Preferred Units that are held by the General Partner or any of its Affiliates shall not be considered Outstanding or be entitled to vote on any matter on which the Series A Preferred Units are entitled to vote (whether voting as a separate class or on an as converted basis with the Common Units).  Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.

(B)                               Except as provided in Section 5.11(b)(ii)(C) and Section 5.11(b)(ii)(D), notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of the Record Holders of the Series A Required Voting Percentage shall be required for any amendment to this Agreement or the Certificate of Limited Partnership (including by merger or otherwise or any amendment contemplated by and made in accordance with Section 5.11(b)(iii)) that is adverse (other than in a de minimis manner) to any of the rights, preferences and privileges of the Series A Preferred Units.  Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such an adverse impact that is not de minimis if such amendment would:

(1)                                 reduce the Series A Distribution Amount, change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel any accrued and unpaid distributions on the Series A Preferred Units or any interest accrued thereon (including any Series A Unpaid Distributions or Series A Partial Period Distributions), or change the seniority rights of the Series A Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Interests;

(2)                                 reduce the amount payable or change the form of payment to the Record Holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Series A Preferred Units in relation to the rights of the holders of any other class or series of Partnership Interests upon the liquidation, dissolution and winding up of the Partnership; or

(3)                                 make the Series A Preferred Units redeemable or convertible at the option of the Partnership other than as set forth herein.

(C)                               Notwithstanding anything to the contrary in this Section 5.11(b)(ii), to the extent Unitholder approval (including, for the avoidance of doubt, approval by a Unit Majority) is required in connection with a Partnership Rollup Event or Partnership Restructuring Event that is undertaken in compliance with Section 5.11(b)(vi) and provides for, as applicable, the Series A Preferred Units to be fully converted (including into MOIC Common Units, if applicable), redeemed for cash or converted into Series A Substantially Equivalent Units:

(1)                                 each Series A Preferred Unitholder covenants to the Partnership, and solely to the Partnership, that it shall vote, or cause to be voted, all Series A Preferred Units owned (beneficially or of record) by such Series A Preferred Unitholder in favor of such Partnership Rollup Event or Partnership Restructuring Event; and

(2)                                 for purpose of the Unitholder approval required to approve such Partnership Rollup Event or Partnership Restructuring Event (and solely for purposes of such Unitholder approval and for no other purposes) any Series A Conversion Units and Common Units owned (beneficially or of record) by the Series A Preferred Unitholders will not be considered to be Outstanding.

(3)                                 For the avoidance of doubt, the consent of the Series A Preferred Unitholders voting as a separate class shall not be required in connection with any Series A Change of Control (including a Partnership Rollup Event) or Partnership Restructuring Event that is undertaken in compliance with Section 5.11(b)(vi) and provides for, as applicable, the Series A Preferred Units to be fully converted (including into MOIC Common Units, if applicable), redeemed for cash or converted into Series A Substantially Equivalent Units.

(D)                               Notwithstanding any other provision of this Agreement, the affirmative vote of the Record Holders of the Series A Required Voting Percentage shall be required to approve any special or non-recurring distributions.

(iii)                               Issuances of Series A Senior Securities and Series A Parity Securities.  For so long as any Series A Preferred Unit is Outstanding, the Partnership shall not, without the affirmative vote of the Record Holders of the Series A Required Voting Percentage, issue any (A) Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities), (B) Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities) or (C) Series A Preferred Units; provided, however, that, without the consent of any holder of Outstanding Series A Preferred Units (but without prejudice to their rights to vote on an as-converted basis to the extent that the Common Units are entitled to vote on any such matter), the Partnership may issue a number of additional Series A Parity Securities (which may be in the form of additional Series A Preferred Units) with an aggregate purchase price, calculated together with the purchase price of all issued Series A Preferred Units and all Series A Parity Securities (for the avoidance of doubt, including the Series A Preferred Units issued on the Series A Issuance Date) up to $1,300,000,000 at any time.

Notwithstanding anything in the foregoing to the contrary, subject to Section 5.11(b)(v)(E), the Partnership may, without any vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights to vote on an as-converted basis to the extent that the Common Units are entitled to vote on any such matter), create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.

(iv)          Legends.  Unless otherwise directed by the General Partner, each book entry or Certificate evidencing a Series A Preferred Unit shall bear a restrictive notation in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF EQM MIDSTREAM PARTNERS, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF EQM MIDSTREAM PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE EQM MIDSTREAM PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).

THE GENERAL PARTNER OF EQM MIDSTREAM PARTNERS, LP MAY IMPOSE RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT DETERMINES, WITH THE ADVICE OF COUNSEL, THAT SUCH RESTRICTIONS ARE NECESSARY OR ADVISABLE TO (I) AVOID A SIGNIFICANT RISK OF EQM MIDSTREAM PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES OR (II) PRESERVE THE UNIFORMITY OF THE LIMITED PARTNER INTERESTS OF EQM MIDSTREAM PARTNERS, LP (OR ANY CLASS OR CLASSES OR SERIES THEREOF).

THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EQM MIDSTREAM PARTNERS, LP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

(v)           Conversion.

(A)          At the Option of the Series A Preferred Unitholders.  Beginning with the earlier of (1) [•], 2021(3) and (2) immediately prior to the liquidation of the Partnership under Section 12.4, the Series A Preferred Units owned by any Series A Preferred Unitholder shall be convertible, in whole or in part, at any time and from time to time upon the request of such Series A Preferred Unitholder, but, in the case of the preceding clause (1), not more than once per Quarter by such Series A Preferred Unitholder (inclusive of any conversion (other than a conversion made pursuant to the preceding clause (2)) by such Series A Preferred Unitholder’s Affiliates, with each Series A Preferred Unitholder and its Affiliates being entitled to a single conversion right per Quarter), into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by in the case of clause (1) or (2) above, the Series A Conversion Rate at such time; provided, however, that the Partnership shall not be obligated to honor any such conversion request unless such conversion will involve an aggregate number of Series A Preferred Units with an underlying value of Common Units equal to or greater than $30 million (taking into account and including any concurrent conversion requests by any Affiliates of such Series A Preferred Unitholder) based on the Closing Price on the Trading Day immediately preceding the Series A Conversion Notice Date (or a lesser underlying value if such conversion (1) will result in the conversion of all of the Series A Preferred Units held by such holder or (2) has been approved by the General Partner).  Immediately upon the issuance of Series A Conversion Units as a result of any conversion of Series A Preferred Units hereunder, subject to Section 5.11(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units.  Fractional Common Units shall not be issued to any Person pursuant to this Section 5.11(b)(v)(A) (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)).  Notwithstanding anything to the contrary in this Section 5.11(b)(v)(A), if any lender, other creditor or counterparty under any Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies under such Permitted Loan on foreclosure or other exercise of remedies or rights in respect of any pledged Series A Preferred Units, then such pledged Series A Preferred Units may be immediately converted by such lender, creditor or counterparty into Series A Conversion Units.

(B)          At the Option of the Partnership.  At any time after [•], 2021,(4) the Partnership shall have the option, at any time and from time to time, but not more than once per Quarter, to convert all or any portion of the Series A Preferred Units then Outstanding into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate at such time.  Fractional Common Units shall not be issued to any Person pursuant to this Section 5.11(b)(v)(B) (each fractional Common Unit shall be rounded to the nearest whole

(3)           NTD: To be the second anniversary of the date hereof.

(4)           NTD: To be the second anniversary of the date hereof.

Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)).  Notwithstanding the foregoing, in order for the Partnership to exercise such option:

(1)           the Common Units must be listed or admitted for trading on a National Securities Exchange;

(2)           the Closing Price must exceed $68.28 for the 20 consecutive Trading Days immediately preceding the Series A Mandatory Conversion Notice Date;

(3)           the average daily trading volume of the Common Units on the principal National Securities Exchange on which the Common Units are then listed or admitted to trading must exceed 500,000 Common Units (as such amount may be adjusted to reflect any Unit split, combination or similar event) for the 20 consecutive Trading Days immediately preceding the Series A Mandatory Conversion Notice Date;

(4)           the Partnership must have an effective registration statement on file with the Commission covering resales of the underlying Common Units to be received by the applicable Series A Preferred Unitholders upon any such conversion; and

(5)           there are no Series A Unpaid Distributions at such time.

Any such conversion shall be allocated among the Series A Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by all Series A Preferred Unitholders.

Nothing in this Section 5.11(b)(v)(B), however, is intended to limit or prevent a Series A Preferred Unitholder from electing to convert its Series A Preferred Units into Common Units in accordance with Section 5.11(b)(v)(A), and the Partnership shall not have any right to convert Series A Preferred Units from a Series A Preferred Unitholder to the extent such Series A Preferred Unitholder delivers a valid Series A Conversion Notice covering all of the Series A Preferred Units that are the subject of the applicable Series A Mandatory Conversion Notice to the Partnership prior to the Series A Conversion Date in respect of the applicable Series A Mandatory Conversion Notice.

(C)          Conversion Notice.

(1)           To convert Series A Preferred Units into Common Units pursuant to Section 5.11(b)(v)(A), a Series A Converting Unitholder shall give written notice (a “Series A Conversion Notice,” and the date such notice is received, a “Series A Conversion Notice Date”) to the Partnership stating that such Series A Preferred Unitholder elects to so convert Series A Preferred Units pursuant to Section 5.11(b)(v)(A), the number of Series A Preferred Units to be converted and the Person to whom the applicable Series A Conversion Units should be issued.

(2)           To convert Series A Preferred Units into Common Units pursuant to Section 5.11(b)(v)(B), the Partnership shall give written notice (a “Series A Mandatory Conversion Notice,” and the date such notice is sent by the Partnership, a “Series A Mandatory Conversion Notice Date”) to each Record Holder of Series A Preferred Units stating that the Partnership elects to so convert Series A Preferred Units pursuant to Section 5.11(b)(v)(B) and the number of Series A Preferred Units to be so converted.  The applicable Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.

(D)          Timing.  If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership or a Series A Mandatory Conversion Notice is delivered by the Partnership to a Series A Preferred Unitholder, each in accordance with Section 5.11(b)(v)(C), the Partnership shall issue the applicable Series A Conversion Units no later than two Business Days after the Series A Conversion Notice Date or 5 Business Days after the Series A Mandatory Conversion Notice Date, as the case may be, occurs (any date of issuance of Common Units upon conversion of Series A Preferred Units pursuant to this Section 5.11(b)(v) or Section 5.11(b)(vi), a “Series A Conversion Date”); provided, that the Series A Conversion Date shall in no event be prior to the fifth Business Day following the Series A Mandatory Conversion Notice Date.  On the Series A Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Series A Conversion Units issuable upon conversion to such Series A Preferred Unitholder (or designated recipient(s)), by crediting the account of the Series A Preferred Unitholder (or designated recipient(s)) through its Deposit Withdrawal Agent Commission system.  The Partnership and each Series A Preferred Unitholder agree to coordinate with the Transfer Agent to accomplish this objective.  Subject to Section 5.11(b)(i)(D), upon issuance of Series A Conversion Units to the Series A Converting Unitholder (or its designated recipient(s)), all rights of such Series A Converting Unitholder with respect to the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder (or its designated recipients(s)) shall be treated for all purposes as the Record Holder of such Series A Conversion Units.

(E)           Distributions, Combinations, Subdivisions and Reclassifications by the Partnership.  If, after the Series A Issuance Date, the Partnership (1) makes a distribution on the Common Units payable in Common Units or other Partnership Interests, (2) subdivides or splits its outstanding Common Units into a greater number of Common Units, (3) combines or reclassifies the Common Units into a lesser number of Common Units, (4) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (5) effects a Pro Rata repurchase of Common Units, in each case other than in connection with a Series A Change of Control (which shall be governed by Section 5.11(b)(vi)), (6) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (7) distributes to holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units) or other assets (including securities, but excluding any distribution referred to in clause (1) above, any rights or warrants referred to in clause (6) above, any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its Subsidiaries and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a Subsidiary or other business unit of the Partnership in the case of certain spin-off transactions described below), or (8) consummates a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit of the Partnership, then the Series A Conversion Rate and the dollar amount set forth in Section 5.11(b)(v)(B)(2), in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (aa) in respect of clauses (1) through (4) above, so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (bb) in respect of clauses (5) through (8) above, in the reasonable discretion of the General Partner to appropriately ensure that the Series A Preferred Units are convertible into an economically equivalent number of Common Units after taking into account the event described in clauses (5) through (8) above, and (cc) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person and any Series A Preferred Units remain outstanding, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.11 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event and the Series A Conversion Rate and the dollar amount set forth in Section 5.11(b)(v)(B)(2), and any other terms of the Series A Preferred Units that the General Partner in its reasonable discretion determines require adjustment to achieve the economic equivalence described below, shall be proportionately adjusted to take into account any such subdivision, split, combination or reclassification.  An adjustment made pursuant to this Section 5.11(b)(v)(E) shall become effective immediately after the Record Date, in the case of a distribution, and shall become effective immediately after the applicable effective date, in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), split or spin-off.  Such adjustment shall be made successively whenever any event described above shall occur.

(F)           No Adjustments for Certain Items.  Notwithstanding any of the other provisions of this Section 5.11(b)(v), no adjustment shall be made to the Series A Conversion Rate or the Series A Issue Price pursuant to Section 5.11(b)(v)(E) as a result of any of the following:

(1)           any cash distributions made to holders of the Common Units (unless made in breach of Section 5.11(b)(i)(B));

(2)           any issuance of Partnership Interests or securities convertible into Partnership Interests in exchange for cash;

(3)           any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Affiliates, under compensation plans and agreements approved by the General Partner (including any long-term incentive plan);

(4)           any issuance of Common Units as all or part of the consideration to effect (aa) the closing of any acquisition by the Partnership of assets or equity interests of a third party in an arm’s-length transaction, (bb) the closing of any acquisition by the Partnership of assets or equity interests of ETRN or any of its Affiliates or (cc) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding to the extent any such transaction set forth in clause (aa), (bb) or (cc) above is approved by the General Partner;

(5)           the issuance of Common Units upon conversion of the Series A Preferred Units or any Series A Parity Securities; or

(6)           the issuance of Common Units upon conversion of the Class B Units.

Notwithstanding anything in this Agreement to the contrary, (x) whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series A Conversion Rate under one or more provisions of this Agreement, only one adjustment shall be made to the Series A Conversion Rate in respect of such issuance or event and (y) unless otherwise determined by the General Partner, no adjustment to the Series A Conversion Rate or the Series A Issue Price shall be made with respect to any distribution or other transaction described in Section 5.11(b)(v)(E) if the Series A Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Series A Preferred Units immediately prior to such event at the then applicable Series A Conversion Rate, without having to convert their Series A Preferred Units.

(vi)          Series A Change of Control.

(A)          At least 10 Business Days prior to consummating a Series A Cash Change of Control, the Partnership shall provide written notice thereof to the Series A Preferred Unitholders.  Subject to Section 5.11(b)(v)(B), in the event of a Series A Cash Change of Control, the Outstanding Series A Preferred Units shall be automatically converted, without requirement of any action of the Series A Preferred Unitholders, into

Common Units at the Series A Conversion Rate immediately prior to the closing of the applicable Series A Cash Change of Control.

(B)          At least 10 Business Days prior to consummating a Series A Change of Control (other than a Series A Cash Change of Control), the Partnership shall provide written notice thereof to the Series A Preferred Unitholders.  Subject to Section 5.11(b)(v)(B), if a Series A Change of Control (other than a Series A Cash Change of Control) occurs, then each Series A Preferred Unitholder, with respect to all but not less than all of its Series A Preferred Units, by notice given to the Partnership within 10 Business Days of the date the Partnership provides written notice of the execution of definitive agreements that provide for such Series A Change of Control, shall be entitled to elect one of the following (with the understanding that any Series A Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in clause (1) below):

(1)           convert all, but not less than all, of such Series A Preferred Unitholder’s Outstanding Series A Preferred Units into Common Units at the then-applicable Series A Conversion Rate;

(2)           if the Partnership will not be the surviving Person upon the consummation of such Series A Change of Control or the Partnership will be the surviving Person but its Common Units will no longer be listed or admitted to trading on a National Securities Exchange, require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to such Series A Preferred Unitholder, in exchange for its Series A Preferred Units upon the consummation of such Series A Change of Control, a security in the surviving Person or the parent of the surviving Person that has rights, preferences and privileges substantially equivalent to the Series A Preferred Units, including, for the avoidance of doubt, (a) the right to distributions equal in amount and timing to those provided in Section 5.11(b)(i), (b) a conversion rate proportionately adjusted such that the conversion of such security in the surviving Person or parent of the surviving Person immediately following the consummation of such Series A Change of Control would entitle the Record Holder to the number of common securities of such Person (together with a number of common securities of equivalent value to any other assets received by a holder of Common Units in such Series A Change of Control) which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Series A Change of Control, such Record Holder would have been entitled to receive immediately following such Series A Change of Control and (c) in the event the issuer of such security is a corporation modifications to the definition of “Series A Change of Control” to the extent reasonably necessary to conform such definition to the analogous definition set forth in such issuer’s senior debt facilities (but in no event less favorable to the Series A Preferred Unitholders than the definition of “Series A Change of Control” as defined in this Agreement) (such security in the surviving Person, a “Series A Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Series A Substantially Equivalent Units to such Series A Preferred Unitholder in connection with such Series A Change of

Control, each Series A Preferred Unitholder (at such holder’s election) shall be entitled to exercise the options provided in Section 5.11(b)(vi)(B)(1) or Section 5.11(b)(vi)(B)(4), or require the Partnership to convert the Series A Preferred Units held by such Series A Preferred Unitholder immediately prior to such Series A Change of Control into a number of Common Units (the “MOIC Common Units”) at a conversion ratio per Series A Preferred Unit owned by such Series A Preferred Unitholder equal to: the quotient of (I) (a) the product of (i) 160% multiplied by (ii) the Series A Issue Price less (b) the sum of the aggregate cash distributions paid on such Series A Preferred Unit on or prior to the date of such Series A Change of Control, divided by (II) an amount equal to 95% of the VWAP of the Common Units for the 20-day period immediately preceding the consummation of such Series A Change of Control; provided, further, that such ratio shall in no event result in a Series A Preferred Unit that is being converted into MOIC Common Units having a MOIC Value that exceeds (x) 120% of the Series A Issue Price, in the case of a Series A Change of Control occurring prior to the first anniversary of the Series A Issuance Date; (y) 125% of the Series A Issue Price, in the case of a Series A Change of Control occurring on or after the first anniversary of the Series A Issuance Date but prior to the second anniversary of the Series A Issuance Date; and (z) 135% of the Series A Issue Price, in the case of a Series A Change of Control occurring on or after the second anniversary of the Series A Issuance Date but prior to the third anniversary of the Series A Issuance Date;

(3)           if the Partnership is the surviving Person upon the consummation of such Series A Change of Control, continue to hold such Series A Preferred Unitholder’s respective Series A Preferred Units; or

(4)           require the Partnership to redeem all (but not less than all) of such Series A Preferred Unitholder’s respective Series A Preferred Units at a price per Series A Preferred Unit equal to 101% of the sum of (aa) the Series A Accrued Amount of such Series A Preferred Unit plus (bb) any Series A Partial Period Distributions on such Series A Preferred Unit.  Any redemption pursuant to this clause (4) shall, as determined by the General Partner, be paid in cash, in Common Units or in a combination thereof.  If all or any portion of such redemption is to be paid in Common Units, the Common Units to be issued shall be valued at 95% of the VWAP for the 20-day period ending on the fifth Trading Day immediately preceding the consummation of such Series A Change of Control; provided, that any Series A Preferred Unitholder that requires the Partnership to redeem its Series A Preferred Units pursuant to this Section 5.11(b)(vi)(B)(4) shall have the right to withdraw such election with respect to all (but not less than all) of its Series A Preferred Units at any time prior to the fifth Trading Day immediately preceding the consummation of such Series A Change of Control and instead elect to be treated in accordance with any of clauses (1) through (3) above.  No later than three Trading Days prior to the consummation of such Series A Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Series A Preferred Units stating the date on which the Series A Preferred Units will be redeemed and the Partnership’s computation of the amount of cash and/or Common Units to be received by the Record Holder upon redemption of such Series A

Preferred Units.  If the Partnership shall be the surviving Person upon the consummation of such Series A Change of Control, then no later than 5 Business Days following the consummation of such Series A Change of Control, the Partnership shall remit the applicable cash and/or Common Unit consideration to each Record Holder of then Outstanding Series A Preferred Units entitled to receive such cash or Common Unit consideration pursuant to this clause (4).  If the Partnership will not be the surviving Person upon the consummation of such Series A Change of Control, then the Partnership shall remit the applicable cash and/or Common Unit consideration to such Record Holders immediately prior to the consummation of such Series A Change of Control.  The Record Holders shall deliver to the Partnership Certificates representing the Series A Preferred Units, if any, as soon as practicable following such redemption.  Record Holders of the Series A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to such Record Holders as a result of such redemption is paid in full in cash, Common Units or a combination of the foregoing, as applicable.  After any such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.

For the avoidance of doubt, in the case of a Partnership Rollup Event, each Series A Preferred Unitholder may elect to exercise any of the options provided under Section 5.11(b)(vi)(B)(1), Section 5.11(b)(vi)(B)(2) or Section 5.11(b)(vi)(B)(4).

(vii)         Restrictions on Transfers of Series A Preferred Units.

(A)          Notwithstanding any other provision of this Section 5.11(b)(vii) (other than the restriction on transfers to a Person that is not a U.S. resident individual or an entity that is not treated as a U.S. corporation or partnership set forth in Section 5.11(b)(vii)(B)), subject to Section 4.7, each Series A Preferred Unitholder shall be permitted to transfer any Series A Preferred Units owned by such Series A Preferred Unitholder to any of its respective Affiliates or to any Series A Preferred Unitholder.

(B)          Without the prior written consent of the General Partner, except as specifically provided in the Series A Purchase Agreement or this Agreement, each Series A Preferred Unitholder shall not: (1) prior to [•], 2020,(5) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units; (2) prior to [•], 2021,(6) directly or indirectly engage in any short sales of Partnership Interests or other derivative or hedging transactions with Partnership Interests, that are designed to, or that might reasonably be expected to, result in the transfer to another Person, in whole or in part, of any of the economic consequences of ownership of any Series A Preferred Units; (3) transfer any Series A Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity,

(5)         NTD: To be the first anniversary of the date hereof.

(6)         NTD: To be the second anniversary of the date hereof.

including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Series A Preferred Units, regardless of whether any transaction described above is to be settled by delivery of Series A Preferred Units, Common Units or Class B Units, in cash or otherwise (provided, however, that the foregoing clause (3) shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes, to the satisfaction of the Partnership, that it is entitled to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury Regulations thereunder); (4) effect any transfer of Series A Preferred Units or Series A Conversion Units in a manner that violates the terms of this Agreement; or (5) effect any transfer of Series A Preferred Units to a Competitor. Notwithstanding the foregoing, any transferee (which, for the avoidance of doubt, shall not include any pledgee of, or holder of a security interest in, Series A Preferred Units) receiving any Series A Preferred Units pursuant to this Section 5.11(b)(vii)(B) (including upon any foreclosure upon pledged Series A Preferred Units) shall be obligated to agree to the restrictions set forth in this Section 5.11(b)(vii)(B) as a condition to such transfer.  For the avoidance of doubt, in no way shall this Section 5.11(b)(vii)(B) be deemed to restrict or prohibit changes in the composition of any Series A Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Capital Stock of such Series A Preferred Unitholder among such Series A Preferred Unitholder, its Affiliates and the members or limited partners of any private equity fund vehicles that indirectly own such Series A Preferred Unitholder.  Notwithstanding anything to the contrary in this Section 5.11(b)(vii)(B), each Series A Preferred Unitholder shall be permitted to pledge all or any portion of its Series A Preferred Units (including any Series A Conversion Units into which the Series A Preferred Units may convert) in connection with a Permitted Loan, and neither (A) the foreclosure of any such pledged Series A Preferred Units or Series A Conversion Units, as the case may be, nor (B) the transfer of Series A Preferred Units or Series A Conversion Units, as the case may be, by a pledgee or counterparty who has foreclosed or exercised remedies or rights on any such pledged or transferred Series A Preferred Units or Series A Conversion Units shall be considered a violation or breach of this Section 5.11(b)(vii)(B).

(C)          Subject to Section 4.7 and compliance with any applicable securities laws or other provisions of this Agreement, at any time after [•], 2020,(7) the Series A Preferred Unitholders may freely transfer their Series A Preferred Units, provided that prior to [•], 2021(8) each such transfer involves an aggregate number of Series A Preferred Units with an underlying value of Common Units equal to or greater than $50 million (taking into account and including any concurrent transfers by any Affiliates of such Series A Preferred Unitholder) based on the Closing Price on the Trading Day immediately preceding the date of transfer (or a lesser underlying value if such transfer (1) will result in the transfer of all of the Series A Preferred Units held by such holder or (2) has been approved by the General Partner in its sole discretion); provided, however,

(7)         NTD: To be the first anniversary of the date hereof.

(8)         NTD: To be the second anniversary of the date hereof.

that this Section 5.11(b)(vii)(C) shall not eliminate, modify or reduce the obligations set forth in clauses (3), (4) or (5) of Section 5.11(b)(vii)(B). Notwithstanding anything to the contrary in this Section 5.11(b)(vii)(C), each Series A Preferred Unitholder shall be permitted to pledge all or any portion of its Series A Preferred Units (including any Series A Conversion Units into which the Series A Preferred Units may convert) in connection with a Permitted Loan, and neither (A) the foreclosure of any such pledged Series A Preferred Units or Series A Conversion Units, as the case may be, nor (B) the transfer of Series A Preferred Units or Series A Conversion Units, as the case may be, by a pledgee or counterparty who has foreclosed or exercised remedies or rights on any such pledged or transferred Series A Preferred Units or Series A Conversion Units shall be considered a violation or breach of this Section 5.11(b)(vii)(C).

(viii)        Preemptive Rights.  Prior to any issuance of Series A Parity Securities permitted under Section 5.11(b)(iii), the Partnership shall, by written notice to the Series A Preemptive Rights Holders (the “Notice of Issuance”), if any, offer to sell such Series A Parity Securities to the Series A Preemptive Rights Holders on terms and subject to conditions determined by the General Partner to be reasonable, which offer shall be made on a Pro Rata basis such that each Series A Preemptive Rights Holder shall be entitled to purchase a portion of such Series A Parity Securities equal to the quotient of (A) the number of Series A Preferred Units held by such Series A Preemptive Rights Holder on the date of the Notice of Issuance divided by (B) the aggregate number of Series A Preferred Units held by all Series A Preemptive Rights Holders on the date of the Notice of Issuance; provided, that the offer of such Series A Parity Securities shall not be on a basis less favorable to the Series A Preemptive Rights Holders than is offered to any purchaser thereof who is not a Series A Preemptive Rights Holder; provided, further that if any Series A Preemptive Rights Holder fails to provide written notice of its intent to exercise its right to purchase Series A Parity Securities within ten (10) Business Days of the Notice of Issuance, such Series A Preemptive Rights Holder shall be deemed to have waived any and all rights to purchase such Series A Parity Securities in such transaction. Notwithstanding the foregoing, in no event shall the Partnership be obligated to offer to sell Series A Parity Securities to the Series A Preemptive Rights Holders pursuant to this Section 5.11(b)(viii) in connection with any securities issued to the owners of another entity in connection with the acquisition of such entity by the Partnership by merger, consolidation, sale or exchange of securities, purchase of substantially all of the assets, or other reorganization whereby the Partnership acquires more than 50% of the voting power or assets of such entity.

(ix)          Allocations.

(A)          Notwithstanding anything to the contrary in this Agreement, following any allocation made pursuant to Section 6.1(d) but prior to making any allocation pursuant to another portion of Section 6.1, all or any portion of any items of Partnership gross income or gain for the taxable period shall be allocated to all Unitholders in respect of Series A Preferred Units, Pro Rata, until the aggregate of such items allocated to such Unitholders pursuant to this Section 5.11(b)(ix)(A) for the current and all previous taxable periods since issuance of the Series A Preferred Units is equal to the sum of, with respect to each Series A Preferred Unit, (1) the Series A Distribution Amount in respect of such Series A Preferred Unit, (2) the difference between the initial Capital Account balance and the Series A Issue Price with respect to such Series A Preferred Unit,  and (3) the aggregate

Net Loss allocated to the Unitholders with respect to such Series A Preferred Unit pursuant to Section 5.11(b)(ix)(B) for the current and all previous taxable periods.  Notwithstanding anything to the contrary in Section 6.1(a), in no event shall any Net Income be allocated pursuant to Section 6.1(a) to Unitholders in respect of Series A Preferred Units.

(B)          Notwithstanding anything to the contrary in Section 6.1(b), (1) Unitholders holding Series A Preferred Units shall not receive any allocation pursuant to Section 6.1(b)(i) with respect to their Series A Preferred Units and (2) following any allocation made pursuant to Section 6.1(b)(i) and prior to any allocation made pursuant to Section 6.1(b)(ii), Net Loss shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Adjusted Capital Account of each such Unitholder in respect of each Outstanding Series A Preferred Unit has been reduced to zero.

(x)           Liquidation Value.  In the event of any liquidation, dissolution and winding up of the Partnership under Section 12.4, either voluntary or involuntary, the Record Holders of the Series A Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any assignees, prior and in preference to any distribution of any assets of the Partnership to the Record Holders of any Series A Junior Securities, the positive value in each such Holder’s Capital Account in respect of such Series A Preferred Units.  At least 10 days prior to any liquidation or winding up of the Partnership under Section 12.4, the Partnership shall provide to the Record Holders of the Series A Preferred Units an estimate of the Capital Account in respect of each Series A Preferred Unit after giving effect to the allocations described in this Section 5.11(b)(x).  If in the year of such liquidation and winding up, any such Record Holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Accrued Amount of such Series A Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Accrued Amount (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation).  If in the year of such liquidation, dissolution or winding up any such Record Holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Accrued Amount of such Series A Preferred Units after the application of the preceding sentence, then to the extent permitted by applicable law and notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series A Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Series A Accrued Amount (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the Record Holders of the Series A Preferred Units shall become entitled to receive any Series A Unpaid Distributions in respect of the Series A Preferred Units as of the date of such dissolution, and shall have the status of, and shall be entitled to all remedies available to, a creditor of the Partnership with respect to such Series A Unpaid Distributions, and such entitlement of the Record Holders of the Series A Preferred Units to such Series A Unpaid Distributions shall have priority over any entitlement of any other Partners or assignees with respect to any distributions by the Partnership to such other Partners or assignees; provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such Series A Unpaid Distributions to any Record Holder(s) of Series A Preferred Units.

(xi)          Fully Paid and Non-Assessable.  Any Series A Conversion Unit(s) delivered pursuant to this Section 5.11 shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act), and shall be free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

(xii)         Notices.  For the avoidance of doubt, the Partnership shall distribute or make available to the Record Holders of Series A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.  In addition, each Quarter within ten Business Days following the Record Date for such Quarter, the Partnership will distribute or make available to each Record Holder that, together with its Affiliates, holds more than 5% of the Series A Preferred Units, a statement certified by an officer of the General Partner, stating, as of the applicable Record Date, (i) the number of Series A Preferred Units held of record by such Record Holder of Series A Preferred Units, (ii) the Series A Distribution Amount with respect to the Series A Preferred Units held of record by such Record Holder of Series A Preferred Units and (iii) the total accrued, accumulated and unpaid Series A Unpaid Distributions with respect to the Series A Preferred Units held of record by such Record Holder of Series A Preferred Units.  The Partnership shall promptly notify all Series A Purchasers (and any of their Affiliates that are or become Unitholders) of any action taken upon the affirmative vote of the Record Holders of the Series A Required Voting Percentage.

(xiii)        Tax Information. As soon as reasonably practical following receipt of a written request from any Series A Preferred Unitholder, the Partnership shall provide such Series A Preferred Unitholder with (a) any information such Series A Preferred Unitholder and its representatives may reasonably request in order to determine its current and anticipated Capital Account in relation to each Common Unit to evaluate the economic and tax implications of either a liquidation or conversion of the Series A Preferred Units and (b) a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property on the date of such request such that, if any of such Series A Preferred Unitholder’s Series A Preferred Units were converted to Series A Conversion Units and such Unrealized Gain was allocated to such Series A Preferred Unitholder pursuant to Section 5.5(d), such Series A Preferred Unitholder’s Capital Account in respect of its Common Units would be equal to the Per Unit Capital Amount for a Common Unit without any need for reallocations pursuant to the final sentence of Section 5.5(d)(iii). Each Series A Preferred Unitholder shall be entitled to make such a request not more than once per calendar year.

ARTICLE VI
 ALLOCATIONS AND DISTRIBUTIONS

Section 6.1            Allocations for Capital Account Purposes.  Except as provided in Section 5.11, for purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) for each taxable period shall be allocated among the Partners as provided herein below.

(a)           Net Income.  After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i)            First, to the General Partner until the aggregate of the Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable periods; and

(ii)           The balance, if any, to all Unitholders (other than the Series A Preferred Unitholders), Pro Rata.

(b)           Net Loss.  After giving effect to the special allocations set forth in Section 6.1(d), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated as follows:

(i)            First, to the Unitholders (other than the Series A Preferred Unitholders), Pro Rata; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and

(ii)           The balance, if any, 100% to the General Partner.

(c)           [Reserved]

(d)           Special Allocations.  Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i)            Partnership Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision.  For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)).

This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Chargeback of Partner Nonrecourse Debt Minimum Gain.  Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(0)(4) and 1.704-2(j)(2)(ii), or any successor provisions.  For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) and other than an allocation pursuant to Section 6.1(d)(i), Section 6.1(d)(vi) and Section 6.1(d)(vii) with respect to such taxable period.  This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)          Priority Allocations.  If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4 or with respect to Series A Preferred Units) with respect to a Unit exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit other than a Class B Unit (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.

(iv)          Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

(v)           Gross Income Allocation.  In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

(vi)          Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata.  If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii)         Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)        Nonrecourse Liabilities.  For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.

(ix)          Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x)           Economic Uniformity; Changes in Law.

(A)          At the election of the General Partner, all or a portion of the remaining items of Partnership gross income, gain, deduction or loss for any taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to the holder or holders of Class B Units or the Common Units resulting from the conversion of Class B Units pursuant to Section 5.10(c) (“Converted Class B Units”) in the proportion of the number of the Class B Units or the Converted Class B Units held by such holder or holders to the total number of Class B Units or Converted Class B Units then Outstanding, until each such holder has been allocated an amount of income, gain, loss or deduction that causes the Capital Account maintained with respect to such Class B Units or Converted Class B Units to be an amount equal to the product of (1) the number of Class B Units or Converted Class B Units held by such holder and (2) the Per Unit Capital Amount for a Common Unit (other than a Common Unit issued upon the conversion of a Class B Unit).  The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Class B Units or the Converted Class B Units and the Capital Accounts underlying most or all of the Common Units held by Persons other than the General Partner and its Affiliates.

(B)          For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof).  The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(x)(B) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(xi)          Curative Allocation.

(A)          Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1.  Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain.  In exercising its discretion under this Section 6.1(d)(xi)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made.  Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.  Further, allocations pursuant to this Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

(B)          The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

Section 6.2            Allocations for Tax Purposes.

(a)           Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)           In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(d)(x)); provided, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

(c)           The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or any successor regulations thereto.  If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property.  If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(d)           In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.12501(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(e)           All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(f)            Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes.  The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(g)           Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(h)           If, as a result of (i) an exercise of a Noncompensatory Option or (ii) the conversion of a Series A Preferred Unit into Common Units and the adjustments pursuant to Section 5.5(d)(iii), a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3            Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)           Subject to Section 5.11(b)(i), within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners Pro Rata as of the Record Date selected by the General Partner, except (i) the holders of Class B-1 Units shall not be entitled to distributions of Available Cash prior to the earlier to occur of the Class B-1 Conversion Date or a Change of Control, (ii) the holders of Class B-2 Units shall not be entitled to distributions of Available Cash prior to the earlier to occur of the Class B-2 Conversion Date or a Change of Control and (iii) the holders of Class B-3 Units shall not be entitled to distributions of Available Cash prior to the earlier to occur of the Class B-3 Conversion Date or a Change of Control.  For the avoidance of doubt, (A) the Class B-1 Units will be entitled to distributions of Available Cash with respect to the Quarter ending March 31, 2021, (B) the Class B-2 Units will be entitled to distributions of Available Cash with respect to the Quarter ending March 31, 2022 and (C) the Class B-3 Units will be entitled to distributions of Available Cash with respect to the quarter ending March 31, 2023.  All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.

(b)           Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of Section 12.4.

(c)           The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners, as determined appropriate under the circumstances by the General Partner.

(d)           Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4            Special Provisions Relating to the Class B Units.

(a)           The holder or holders of Converted Class B Units resulting from the conversion pursuant to Section 5.10(c) of any Class B Units issued pursuant to Section 5.10 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Common Units until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit.  In connection with the condition imposed by this Section 6.4(a), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units, including the application of Section 6.1(d)(x)(A); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units (for this purpose the allocations of items of income, gain, loss or deduction with respect to Class B Units or with respect to Common Units will be deemed not to have a material adverse effect on the Common Units).

(b)           A Unitholder shall not be permitted to transfer a Class B Unit or a Common Unit issued upon conversion of a Class B Unit pursuant to Section 5.10(c) (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account after giving effect to the allocation under Section 5.5(c) would be negative.

Section 6.5            Special Provisions Relating to Series A Preferred Units.

(a)           Subject to any applicable transfer restrictions in Section 4.7 or Section 5.11(b)(vii), the holder of a Series A Preferred Unit or a Series A Conversion Unit shall (which may be satisfied by a lender under a Permitted Loan on its behalf) provide notice to the Partnership of the transfer of any such Series A Preferred Unit or Series A Conversion Unit, as applicable, by the earlier of (i) 30 days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred, unless, with respect to a transfer of a Series A Conversion Unit, by virtue of the application of Section 5.5(d)(iii), the Partnership has previously determined, based on the advice of counsel, that the transferred Series A Conversion

Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of a Common Unit.  In connection with the condition imposed by this Section 6.5, the Partnership shall take whatever steps are required to provide economic uniformity to the Series A Conversion Unit in preparation for a transfer of such Unit; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units (for this purpose the allocations of income, gain, loss and deductions, and any reallocation of Capital Account balances, among the Partners in accordance with Section 5.5(d)(iii) and Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4) with respect to Series A Preferred Units or Series A Conversion Units will be deemed not to have a material adverse effect on the Unitholders holding Common Units).

(b)           Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series A Preferred Units (i) shall (A) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (B) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in Section 5.11 or (B) be entitled to any distributions other than as provided in Section 5.11 and Article VI.

ARTICLE VII
 MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1            Management.

(a)           The General Partner shall conduct, direct and manage all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner in its capacity as such shall have any management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)            the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;

(ii)           the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)          the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)          the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)           the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)          the distribution of cash held by the Partnership;

(vii)         the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)        the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)          the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)           the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)          the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)         the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii)        the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests (subject to any approval that may be required by Section 5.11(b));

(xiv)        the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member; and

(xv)         the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)           Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who has acquired or may acquire an interest in Partnership Interests hereby (i) has approved, ratified and confirmed or approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Underwriting Agreement, the EQT Omnibus Agreement, the Contribution Agreement, and the other agreements described in or filed as exhibits to the IPO Registration Statement that are related to the transactions contemplated by the IPO Registration Statement (collectively, the “Transaction Documents”) (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agreed or agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the IPO Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty or any other obligation of any type whatsoever that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2            Certificate of Limited Partnership.  The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act.  The General Partner has caused a Certificate of Amendment to Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware on October 12, 2018 to reflect the change of the Partnership’s name from “EQT Midstream Partners, LP” to “EQM Midstream Partners, LP.” The General Partner has caused an additional Certificate of Amendment to Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware on February 22, 2019 to reflect the change of the General Partner from EQM Midstream Services, LLC to EQGP Services, LLC.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property.  To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.  Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3            Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group.  Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4            Reimbursement of the General Partner.

(a)           Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)           Subject to the ETRN Omnibus Agreement and the Secondment Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group’s business and affairs (including expenses allocated to the General Partner by its Affiliates).  The General Partner shall determine the expenses that are allocable to the Partnership Group.  Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.  This provision does not affect the ability of the General Partner and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.

(c)           The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Interests), or cause the Partnership to issue Partnership Interests or Derivative Partnership Interests in

connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group.  The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests or Derivative Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices.  Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests or Derivative Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b).  Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

(d)           The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

Section 7.5            Outside Activities.

(a)           The General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the IPO Registration Statement, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member, or (C) subject to the limitations contained in the ETRN Omnibus Agreement, the performance of its obligations under the ETRN Omnibus Agreement.

(b)           Subject to the terms of Section 7.5(c), each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner; provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.  None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

(c)           Subject to the terms of Sections 7.5(a) and (b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty otherwise existing at law, in equity or otherwise, of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership.  Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner).  No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty otherwise existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.

(d)           The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the IPO Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them.  The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

Section 7.6            Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)           The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner.  The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds.  For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)           The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner.  No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

Section 7.7            Indemnification.

(a)           To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Indemnitee (other than a Group Member) with respect to any such Indemnitee’s obligations pursuant to the Transaction Documents.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)           To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

(c)           The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)           The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8            Liability of Indemnitees.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)           The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)           To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d)           Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9            Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)           Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) and Outstanding Series A Preferred Units (with such Series A Preferred Units to be treated on an as-converted basis as described in Section 5.11(b)(v)), voting together as a single class, (iii) determined by the Board of Directors of the General Partner to be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors of the General Partner to be fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).  The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval.  Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever the General Partner makes a determination to refer any potential conflict of interest to the Conflicts Committee for Special Approval, seek Unitholder approval or adopt a resolution or course of action that has not received Special Approval or Unitholder approval, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion.  If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith.  In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors of the General Partner in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above or whether a director satisfies the eligibility requirements to be a member of the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors of the General Partner, as applicable, acted in good faith; in all cases subject to the provisions for conclusive determination in Section 7.9(b).  Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.

(b)           Whenever the General Partner or the Board of Directors, or any committee thereof (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the General Partner, the Board of Directors or such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.  A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in the best interests of the Partnership Group; provided, that if the Board of Directors of the General Partner is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors of the General Partner making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable; provided further, that if the Board of Directors of the General Partner is making a determination that a director satisfies the eligibility requirements to be a member of a Conflicts Committee, then in lieu thereof, such determination will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors of the General Partner making such determination subjectively believe that the director satisfies the eligibility requirements to be a member of the Conflicts Committee.

(c)           Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion.  By way of illustration and not of limitation, whenever the phrase, “the General Partner at its option,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity.  For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

(d)           The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.

(e)           Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use.  Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(f)            Except as expressly set forth in this Agreement or required by the Delaware Act, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.  Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to Series A Preferred Unitholders.

(g)           The Unitholders hereby have authorized or authorize the General Partner, on behalf of the Partnership as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10          Other Matters Concerning the General Partner.

(a)           The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)           The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.

Section 7.11          Purchase or Sale of Partnership Interests.  The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests.  As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein.  The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

Section 7.12          Registration Rights of the General Partner and its Affiliates.

(a)           Demand Registration.  Upon receipt of a Notice from any Holder, the Partnership shall file with the Commission as promptly as reasonably practicable a registration statement under the Securities Act (each, a “Registration Statement”) providing for the resale of the Registrable Securities identified in such Notice, which may, at the option of the Holder giving such Notice, be a Registration Statement that provides for the resale of the Registrable Securities from time to time pursuant to Rule 415 under the Securities Act.  The Partnership shall not be required pursuant to this Section 7.12(a) to file more than one Registration Statement in any twelve-month period nor to file more than three Registration Statements in the aggregate.  The Partnership shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement and to remain effective and available for the resale of the Registrable Securities by the

Selling Holders named therein until the earlier of (i) six months following such Registration Statement’s effective date and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold.  In the event one or more Holders request in a Notice to dispose of Registrable Securities pursuant to a Registration Statement in an Underwritten Offering and such Holder or Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $20,000,000 in the aggregate, the Partnership shall retain underwriters that are reasonably acceptable to such Selling Holders in order to permit such Selling Holders to effect such disposition through an Underwritten Offering; provided the Partnership shall have the exclusive right to select the bookrunning managers.  The Partnership and such Selling Holders shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Partnership Interests therein.  No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement.  In the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect.  Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering.

(b)           Piggyback Registration.  If the Partnership shall propose to file a Registration Statement (other than pursuant to a demand made pursuant to Section 7.12(a)) for an offering of Partnership Interests for cash (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Partnership shall notify all Holders of such proposal at least five business days before the proposed filing date.  The Partnership shall use commercially reasonable efforts to include such number of Registrable Securities held by any Holder in such Registration Statement as each Holder shall request in a Notice received by the Partnership within two business days of such Holder’s receipt of the notice from the Partnership.  If the Registration Statement about which the Partnership gives notice under this Section 7.12(b) is for an Underwritten Offering, then any Holder’s ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned on such Holder’s inclusion of all such Registrable Securities in the Underwritten Offering; provided that, in the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect.  In connection with any such Underwritten Offering, the Partnership and the Selling Holders involved shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the

Underwritten Offering and sale of Partnership Interests therein.  No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement.  Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering.  The Partnership shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it under this Section 7.12(b) prior to the pricing date of the Underwritten Offering.

(c)                                  Sale Procedures.  In connection with its obligations under this Section 7.12, the Partnership shall:

(i)                                     furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (B) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided that the Partnership will not have any obligation to provide any document pursuant to clause (B) hereof that is available on the Commission’s website;

(ii)                                  if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(iii)                               promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (B) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(iv)                              immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, subject to Section 7.12(f), the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; and

(v)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities, including the provision of comfort letters and legal opinions as are customary in such securities offerings.

(d)                                 Suspension.  Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 7.12(c)(iv), shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by such subsection or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

(e)                                  Expenses.  Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Partnership, all costs and expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Section 7.12 (other than underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to Selling Holders) shall be paid by the Partnership.

(f)                                   Delay Right.  Notwithstanding anything to the contrary herein, if the Conflicts Committee determines that the Partnership’s compliance with its obligations in this Section 7.12 would be detrimental to the Partnership because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone compliance with such obligations for a period of not more than six months; provided that such right may not be exercised more than twice in any 24-month period.

(g)                                  Indemnification.

(i)                                     In addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(g) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Selling Holder specifically for use in the preparation thereof

(ii)                                  Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Partnership, the General Partner’s officers and directors and each Person who controls the Partnership (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement, preliminary prospectus, final prospectus or free writing prospectus.

(iii)                               The provisions of this Section 7.12(g) shall be in addition to any other rights to indemnification or contribution that a Person entitled to indemnification under this Section 7.12(g) may have pursuant to law, equity, contract or otherwise.

(h)                                 Specific Performance.  Damages in the event of breach of Section 7.12 by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 7.13                             Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person (other than the General Partner and its Affiliates) dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing.  In no event shall any Person (other than the General Partner and its Affiliates) dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1                                    Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including the Register and all other books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a).  Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.  The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

Section 8.2                                    Fiscal Year.  The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3                                    Reports.

(a)                                 Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(b)                                 Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX
TAX MATTERS

Section 9.1                                    Tax Returns and Information.  The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner.  In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31.  The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable period ends.  The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2                                    Tax Elections.

(a)                                 The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners.  Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such transferee.

(b)                                 Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3                                    Tax Controversies.

(a)                                 For taxable years beginning on or before December 31, 2017, the General Partner is designated as the Tax Matters Partner.  For each taxable year beginning after December 31, 2017, the General Partner shall be or shall designate the Partnership Representative and any other Persons necessary to conduct proceedings under Subchapter C of Chapter 63 of the Code (as amended by the BBA) for such year.  Any such designated Person or Persons shall serve at the pleasure of, and act at the direction of, the General Partner.  The Partnership Representative, as directed by the General Partner, shall exercise any and all authority of the “partnership representative” under the Code (as amended by the BBA), including, without limitation, (i) binding the Partnership and its Partners with respect to actions taken under Subchapter C of Chapter 63 of the Code (as amended by the BBA), and (ii) determining whether to make any available election under Section 6226 of the Code (as amended by the BBA).

(b)                                 The General Partner (acting through the Partnership Representative to the extent permitted by Section 9.3(a)) is authorized and required to act on behalf of and represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and the General Partner is authorized to expend Partnership funds for professional services and costs associated therewith.

(c)                                  Each Partner agrees to cooperate with the General Partner (or its designee) and to do or refrain from doing any or all things reasonably requested by the General Partner (or its designee) in its capacity as the Tax Matters Partner or the Partnership Representative, or as a person otherwise authorized and required to act on behalf of and represent the Partnership pursuant to Section 9.3(b).

(d)                                 The General Partner is authorized to amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations implementing or interpreting the partnership audit, assessment and collection rules adopted by the BBA, including any amendments to those rules.

Section 9.4                                    Withholding and other Tax Payments by the Partnership.

(a)                                 If taxes and related interest, penalties or additions to tax are paid by the Partnership on behalf of all or less than all the Partners or former Partners (including, without limitation, any payment by the Partnership of an Imputed Underpayment), the General Partner may treat such payment as a distribution of cash to such Partners, treat such payment as a general expense of the Partnership, or, in the case of an Imputed Underpayment, require that persons who were Partners of the Partnership in the taxable year to which the payment relates (including former Partners) indemnify the Partnership upon request for their allocable share of that payment, in each case as determined appropriate under the circumstances by the General Partner.  The amount of any such indemnification obligation of, or deemed distribution of cash to, a Partner or former Partner in respect of an Imputed Underpayment shall be reduced to the extent that the Partnership receives a reduction in the amount of the Imputed Underpayment which, in the determination of the General Partner, is attributable to actions taken by, the tax status or attributes of, or tax information provided by or attributable to, such Partner or former Partner pursuant to or described in Section 6225(c) of the Code (as amended by the BBA).

(b)                                 Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income or from a distribution to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3(b) or Section 12.4(c) in the amount of such withholding from such Partner.

ARTICLE X
ADMISSION OF PARTNERS

Section 10.1                             Admission of Limited Partners.

(a)                                 Each of the Limited Partners shall continue as a limited partner of the Partnership on the date hereof.

(b)                                 By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.8, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(c) below) (i) was or shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person became or becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) became or shall become bound, and was deemed or shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) was deemed or shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) was deemed or shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person.  The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.  A Person may become a Limited Partner without the consent or approval of any of the Partners.  A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest.  The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.8.

(c)                                  With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Limited Partner in respect of such Units, including the right to vote, on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry.  The provisions of this Section 10.1(c) are subject to the provisions of Section 4.3.

(d)                                 The name and mailing address of each Record Holder shall be listed in the Register.  The General Partner shall update the Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(e)                                  Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).

Section 10.2                             Admission of Successor General Partner.  A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.  Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3                             Amendment of Agreement and Certificate of Limited Partnership.  To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1                             Withdrawal of the General Partner.

(a)                                 The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)                                     The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii)                               The General Partner is removed pursuant to Section 11.2;

(iv)                              The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)                                 A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)                              (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence.  The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)                                 Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the IPO Closing Date and ending at 12:00 midnight, Central Time, on June 30, 2022 the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and Outstanding Series A Preferred Units (with such Series A Preferred Units to be treated on an as-converted basis as described in Section 5.11(b)(v)), voting together as a single class, and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Central Time, on June 30, 2022 the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units.  The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner.  The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2                             Removal of the General Partner.  The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class.  Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by a Unit Majority.  Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2.  The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel.  Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3                             Interest of Departing General Partner and Successor General Partner.

(a)                                 In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal.  If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest.  In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest.  In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the General Partner Interest and other factors it may deem relevant.

(b)                                 If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).  Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner.  For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)                                  If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Net Agreed Value of the Partnership’s assets on such date.  In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled.  In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4                             Withdrawal of Limited Partners.  No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1                             Dissolution.  The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)                                 an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal

Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

(b)                                 an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c)                                  the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)                                 at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2                             Continuation of the Business of the Partnership After Dissolution.  Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority.  Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs.  If such an election is so made, then:

(i)                                     the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)                               the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3                             Liquidator.  Upon dissolution of the Partnership in accordance with the provisions of Article XII, the General Partner shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a Unit Majority.  The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by a Unit Majority.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a Unit Majority.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4                             Liquidation.  The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)                                 The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree.  If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners.  The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners.  The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)                                 Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts owed to Partners otherwise than in respect of their distribution rights under Article VI.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)                                  All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) and that required to satisfy liquidation preferences of the Series A Preferred Units provided for under Section 5.11(b)(x) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence); provided that any property or cash (including cash equivalents) available for distribution under this Section 12.4(c) shall be distributed with respect to the Series A Preferred Units, Series A Parity Securities and Series A Senior Securities (up to the positive balances in the associated Capital Accounts) prior to any distribution of property or cash (including cash equivalents) with respect to the Series A Junior Securities.

Section 12.5                             Cancellation of Certificate of Limited Partnership.  Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6                             Return of Contributions.  The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership.

Section 12.7                             Waiver of Partition.  To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8                             Capital Account Restoration.  No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.  The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1                             Amendments to be Adopted Solely by the General Partner.  Each Partner agrees that the General Partner, without the approval of any Partner, subject to Section 5.11(b)(ii)(B), may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                 a change in the name of the Partnership, the location of the principal office of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)                                 admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                                  a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)                                 a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole or any particular class or sub-class of Partnership Interests as compared to other classes or sub-classes of Partnership Interests in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class, sub-class, classes or sub-classes of Outstanding Units into different classes or sub-classes to facilitate uniformity of tax consequences within such classes or sub-classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the IPO Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)                                  a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f)                                   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)                                  an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class, sub-class or series of Partnership Interests pursuant to Section 5.6;

(h)                                 any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)                                     an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)                                    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)                                 an amendment to Schedule I or an amendment to Section 10.1 providing that any transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interest for the account of another Person) shall be deemed to certify that the transferee is an Eligible Taxable Holder;

(l)                                     a merger, conveyance or conversion pursuant to Section 14.3(c); or

(m)                             any other amendments substantially similar to the foregoing.

Section 13.2                             Amendment Procedures.  Amendments to this Agreement may be proposed only by the General Partner.  To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion.  An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement.  Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units or class of Outstanding Units, as applicable, shall be set forth in a writing that contains the text of the proposed amendment.  If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or class of Outstanding Units, as applicable, or call a meeting of the Unitholders to consider and vote on such proposed amendment.  The General Partner shall notify all Record Holders upon final adoption of any amendments.  The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership’s or the Commission’s website.

Section 13.3                             Amendment Requirements.

(a)                                 Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) or of a particular class of Outstanding Units, as applicable, required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units (or holders of Outstanding Units of such applicable class, as the case may be) whose aggregate Outstanding Units (generally or such applicable class, as the case may be) constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units, or (z)

in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.

(b)                                 Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)                                  Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or sub-class of Partnership Interests in relation to other classes or sub-classes, as applicable, of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class or sub-class, as applicable, affected.

(d)                                 Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

(e)                                  Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4                             Special Meetings.  All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.  Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed.  Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed.  No business may be brought by any Limited Partner before such special meeting except the business listed in the related request.  Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly.  A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1.  Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’

limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.  If any such vote were to take place, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5                             Notice of a Meeting.  Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.

Section 13.6                             Record Date.  For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7                             Postponement and Adjournment.  Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held.  Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII.  When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than 45 days after the original meeting date.  Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval.  No vote of the Limited Partners shall be required for any adjournment.  A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days.  At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8                             Waiver of Notice; Approval of Meeting.  The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Sections 13.4 and 13.5, if a quorum is present either in person or by proxy.  Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

Section 13.9                             Quorum and Voting.  The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner and its Affiliates) shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage.  At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage or class vote is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such different percentage or the act of the Limited Partners holding the requisite percentage of the necessary class, as applicable, shall be required.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units or the required percentage of Outstanding Units of the applicable class, as the case may be, specified in this Agreement.

Section 13.10                      Conduct of a Meeting.  The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.  The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

Section 13.11                      Action Without a Meeting.  If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).  Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.  The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner.  If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted.  If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12                      Right to Vote and Related Matters.

(a)                                 Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)                                 With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry.  The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION

Section 14.1                             Authority.  The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger

Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2                             Procedure for Merger, Consolidation or Conversion.

(a)                                 Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole and absolute discretion.

(b)                                 If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i)                                     name and state of domicile of each of the business entities proposing to merge or consolidate;

(ii)                                  the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)                               the terms and conditions of the proposed merger or consolidation;

(iv)                              the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)                                 a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)                              the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii)                           such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(c)                                  If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

(i)                                     the name of the converting entity and the converted entity;

(ii)                                  a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(iii)                               a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(iv)                              the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

(v)                                 in an attachment or exhibit, the certificate of limited partnership of the Partnership;

(vi)                              in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(vii)                           the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

(viii)                        such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

Section 14.3                             Approval by Limited Partners.  Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII.  A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

(a)                                 Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

(b)                                 Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(c)                                  Notwithstanding anything else contained in this Article XIV or in this Agreement, but subject to Section 5.11(b)(vi), the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

(d)                                 Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, but subject to Section 5.11(b)(vi), the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving

Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

(e)                                  Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity.  Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4                             Certificate of Merger or Certificate of Conversion.  Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

Section 14.5                             Effect of Merger, Consolidation or Conversion.

(a)                                 At the effective time of the merger:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 At the effective time of the conversion:

(i)                                     the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii)                                  all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii)                               all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)                              all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(v)                                 a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

(vi)                              the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1                             Right to Acquire Limited Partner Interests.

(a)                                 Notwithstanding any other provision of this Agreement, except Section 5.11(b)(vi), if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding (excluding Series A Preferred Units), the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests (but excluding the Series A Preferred Units, which are subject to Section 5.11(b)(vi)) of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b)                                 If the General Partner any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date.  Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed.  The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed.  Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice.  On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1.  If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, in the Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

(c)                                  In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon, in accordance with procedures set forth by the General Partner.

ARTICLE XVI
GENERAL PROVISIONS

Section 16.1                             Addresses and Notices; Written Communications.

(a)                                 Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below.  Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners.  Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.  The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b)                                 The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 16.2                             Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3                             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4                             Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5                             Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6                             Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7                             Third-Party Beneficiaries.  Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 16.8                             Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) or (b) without execution hereof.

Section 16.9                             Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a)                                 This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)                                 Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i)                                     irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)                                  irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii)                               agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)                              expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v)                                 consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof, provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 16.10                      Invalidity of Provisions.  If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.11                      Consent of Partners.  Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.12                      Facsimile and Email Signatures.  The use of facsimile signatures and signatures delivered by email in portable document (.pdf) or similar format affixed in the name and on behalf of the Transfer Agent of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

EQGP SERVICES, LLC

By:
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

LIMITED PARTNERS:

EQUITRANS GATHERING HOLDINGS, LLC

By:

Name: Thomas F. Karam
Title: President and Chief Executive Officer

EQM GP CORPORATION

By:

Name: Thomas F. Karam
Title: President and Chief Executive Officer

EQUITRANS MIDSTREAM HOLDINGS, LLC

By:
Name: Thomas F. Karam
Title: President and Chief Executive Officer

Signature Page to Fourth Amended and Restated
Agreement of Limited Partnership of EQM Midstream Partners, LP

SCHEDULE I

This schedule sets forth the types or categories of holders that the General Partner has determined are Eligible Taxable Holders and the types or categories of holders that the General Partner has determined are not Eligible Taxable Holders.  The General Partner may change these determinations in accordance with the Partnership Agreement.

Eligible Taxable Holders

The following are currently considered to be Eligible Taxable Holders:

•                  Individuals (U.S. or non-U.S.)

•                  C corporations (U.S. or non-U.S.)

•                  Tax exempt organizations subject to tax on unrelated business taxable income or “UBTI,” including IRAs, 401(k) plans and Keogh accounts

•                  S corporations whose only shareholders are individuals, trusts or tax exempt organizations subject to tax on UBTI

•                  Mutual Funds

•                  Partnerships with no partners that are Ineligible Holders

•                  Trusts with no beneficiaries that are Ineligible Holders

Not Eligible Taxable Holders

The following are currently not considered to be Eligible Taxable Holders:

•                  Real estate investment trusts

•                  Governmental entities and agencies

•                  S corporations with any shareholders that are employee stock ownership plans

•                  Partnerships with any partner that is an Ineligible Holder

•                  Trusts with any beneficiary that is an Ineligible Holder

Schedule I
Fourth Amended and Restated
Agreement of Limited Partnership of EQM Midstream Partners, LP

EXHIBIT A
to the Fourth Amended and Restated
Agreement of Limited Partnership of
EQM Midstream Partners, LP

Certificate Evidencing Common Units
Representing Limited Partner Interests in
EQM Midstream Partners, LP

No.                            Common Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of EQM Midstream Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                    (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF EQM MIDSTREAM PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF EQM MIDSTREAM PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE EQM MIDSTREAM PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  THE GENERAL PARTNER OF EQM MIDSTREAM PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF EQM MIDSTREAM PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY

THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent.  This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	EQM Midstream Partners, LP

	By:	EQGP Services, LLC

By:

By:

Countersigned and Registered by:

American Stock Transfer & Trust Company, LLC
as Transfer Agent and Registrar

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT — as tenants by the entireties	Custodian
(Cust) (Minor)

JT TEN — as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
EQM MIDSTREAM PARTNERS, LP

FOR VALUE RECEIVED,                  hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

          Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint               as its attorney-in-fact with full power of substitution to transfer the same on the books of EQM Midstream Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)

THE SIGNATURE(S) MUST BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit B

Form of Registration Rights Agreement

[See Attached.]

EQM MIDSTREAM PARTNERS, LP

and

THE PURCHASERS NAMED ON SCHEDULE A

HERETO

FORM OF

REGISTRATION RIGHTS AGREEMENT

Dated       , 2019

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2019 (this “Agreement”), is entered into by and among EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Units pursuant to the Convertible Preferred Unit Purchase Agreement, dated as of [•], 2019, by and among the Partnership and the Purchasers (the “Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01         Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Series A Preferred Unitholder shall be considered an Affiliate of the Partnership, and no Series A Preferred Unitholder or any of its Affiliates shall be considered Affiliates of any other Series A Preferred Unitholder or any of such other Series A Preferred Unitholder’s Affiliates, in either case, solely by virtue of such Series A Preferred Unitholder’s ownership of the Series A Preferred Units. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, (a) the Partnership and its subsidiaries, on the one hand, and any Series A Preferred Unitholder, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Series A Preferred Unitholder or its Affiliates, shall be considered an Affiliate of such Series A Preferred Unitholder.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“BlackRock” means, collectively, the Purchasers listed on Annex A hereto under the heading “BlackRock”, and their permitted assignees.

1

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Registrable Securities” means (a) the Common Units issuable upon conversion of the Purchased Units and (b) any other securities issued or issuable with respect to or in exchange for the Common Units issuable upon conversion of the Purchased Units, whether in connection with a Series A Change of Control or Partnership Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Common Units” means the common units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement or any other security issued or issuable with respect to or in exchange for Common Units, whether in connection with a Series A Change of Control or Partnership Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means EQGP Services, LLC, a Delaware limited liability company and the general partner of the Partnership.

“GSO” means, collectively, the Purchasers listed on Annex A hereto under the heading “GSO”, and their permitted assignees.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Initiating Holder” has the meaning specified in Section 2.03(b).

“Lead Investors” means collectively, BlackRock, GSO, Magnetar and, solely for purposes of Section 2.02(b), Investment Partners V (II), LLC.

“Liquidated Damages” has the meaning specified in Section 2.01(b).

2

“Liquidated Damages Multiplier” means the product of (a) the Purchased Unit Price and (b) the number of Registrable Securities then held by the applicable Holder and to be included on the applicable Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Magnetar” means, collectively, the Purchasers listed on Annex A hereto under the heading “Magnetar”, and their permitted assignees.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“National Securities Exchange” means either the New York Stock Exchange, the Nasdaq Stock Market, an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) or any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) on which the Common Units are then listed.

“Other Holder” has the meaning specified in Section 2.02(a).

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended.

“Partnership Restructuring Event” has the meaning set forth in the Partnership Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Purchased Unit Price” means $48.77 per unit.

“Purchased Units” means the Series A Preferred Units to be issued and sold to the Purchasers pursuant to the Purchase Agreement.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Unit Registrable Securities and the Series A Preferred Unit Registrable Securities.

3

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities voting together as a single class, including the Series A Preferred Unit Registrable Securities on an as-converted basis to Common Unit Registrable Securities.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Series A Change of Control” has the meaning set forth in the Partnership Agreement.

“Series A Preferred Unit Registrable Securities” means the (a) Purchased Units and (b) any other securities issued or issuable with respect to or in exchange for the Purchased Units, whether in connection with a Series A Change of Control or Partnership Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise, all of which are subject to the rights of Series A Preferred Unit Registrable Securities provided herein until such time as such securities either (i) convert into Common Units pursuant to the terms of the Partnership Agreement or (ii) cease to be Registrable Securities pursuant to Section 1.02.

“Series A Preferred Units” means the Partnership’s Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

“Series A Preferred Unitholder” means a record holder of Series A Preferred Units.

“Target Effective Date” has the meaning specified in Section 2.01(a).

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

4

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02         Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN”), the Partnership or any of their respective direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the second anniversary of the date on which all Series A Preferred Units have been converted into Common Units.  For the avoidance of doubt, the provisions of this Section 1.02 do not modify the transfer restrictions applicable to the Holders set forth in Section 5.11(b)(vii) of, and elsewhere in, the Partnership Agreement.

ARTICLE II.
REGISTRATION RIGHTS

Section 2.01         Shelf Registration.

(a)           Shelf Registration. The Partnership shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act to permit the resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective no later than the second anniversary of the date hereof (the “Target Effective Date”). The Partnership will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which there are no longer any Registrable Securities outstanding and (B) the second anniversary of the date on which all Series A Preferred Units have been converted into Common Units (in each case of clause (A) or (B) the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership; provided that, if the Partnership is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As

5

soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Registration Statement. The Partnership shall not be obligated to have more than one effective Registration Statement at any given time pursuant to this Section 2.01.

(b)           Failure to Become Effective.  If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, of (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within ten Business Days after the end of each such 30-day period in immediately available funds to the account or accounts specified by the applicable Holders.  Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c)           Waiver of Liquidated Damages.  If the Partnership is unable to cause a Registration Statement to become effective on or before the Target Effective Date, then the Partnership may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of at least the Registrable Securities Required Voting Percentage, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d)           Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Partnership or any of its Affiliates has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly

6

terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. For the avoidance of doubt, the provisions of this Section 2.01(d) shall apply to any Underwritten Offering undertaken pursuant to Section 2.03.

Section 2.02         Piggyback Registration.

(a)           Participation. If at any time the Partnership proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on behalf of any other Person who has or has been granted registration rights related to an Underwritten Offering (the “Other Holder”), or (ii) a prospectus supplement relating to the sale of Common Units by any Other Holders to an effective registration statement, so long as the Partnership is a WKSI at such time or, whether or not the Partnership is a WKSI, so long as the Common Unit Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units by Other Holders in an Underwritten Offering, then the Partnership shall give not less than four Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder that, together with its Affiliates, owns at least $25 million of Common Unit Registrable Securities and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering for Other Holders such number of Common Unit Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Partnership shall not be required to offer such opportunity (A) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $25 million of Common Unit Registrable Securities, in the aggregate (determined by multiplying the number of Common Unit Registrable Securities owned by the average of the closing price on the National Securities Exchange for the Common Units for the 10 trading days preceding the date of such notice), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, or (B) to such Holders if and to the extent that the Partnership has been advised by the Managing Underwriter that the inclusion of Common Unit Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the Common Units in such Underwritten Offering, then the amount of Common Unit Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the Holders until either (x) such proposed Underwritten Offering has been publicly announced by the Partnership or (y) the Holders have received notice from the Partnership that such proposed Underwritten Offering has been abandoned, which the Partnership shall provide to the Holders reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. Each such Holder will have four Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing to the Partnership the inclusion of Common Unit Registrable Securities in the Underwritten Offering for Other Holders. If no request for inclusion from a Holder is received by the Partnership within the specified time or if a Holder states in its response to the Piggyback Notice that it declines the opportunity to include Registrable Securities in the Underwritten Offering, such Holder shall have no further right to participate in such Underwritten Offering. If,

7

at any time after giving written notice of the Partnership’s intention to undertake an Underwritten Offering for Other Holders and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Common Unit Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering for Other Holders; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings for Other Holders pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.  The Holders listed on Schedule B shall each be deemed to have delivered a Piggyback Opt-Out Notice as of the date hereof.

(b)           Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering for Other Holders advise the Partnership that the total amount of Common Unit Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Unit Registrable Securities offered or the market for the Common Units, then the Partnership shall include the number of Common Units that such Managing Underwriter or Underwriters advise the Partnership can be sold without having such adverse effect, with such number to be allocated (i) in the event that the Person that initiated such Underwritten Offering is the Partnership or ETRN or any of ETRN’s subsidiaries, (A) first, to the Partnership, ETRN or ETRN’s subsidiaries, (B) second, pro rata among any Holders who are Lead Investors and exercising piggyback registration rights pursuant to this Section 2.02 related to such offering, (C) third, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning Common Units, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(i)(B) and exercising such piggyback registration rights and (D) fourth, pro rata among any Persons owning Common Units having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights and (ii) in the event that any Person other than the Partnership or ETRN or any of ETRN’s subsidiaries initiated such Underwritten Offering, (A) first, pro rata among (1) the Person that initiated such Underwritten Offering and (2) any Holders who are Lead Investors and exercising piggyback registration rights pursuant to this Section 2.02 related to such offering, (B) second, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning Common Units, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(ii) and exercising such piggyback registration rights and (C) third, pro rata among the

8

Partnership, ETRN or any of ETRN’s subsidiaries (to the extent that such Person was not the Person initiating the Underwritten Offering on its own behalf) and Persons owning Common Units, having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights (pro rata, as used in this Section 2.02, based, for each such Person or Holder, as applicable, on the percentage derived by dividing (x) the number of Common Units proposed to be sold by such Person or Holder, as applicable, in such offering by (y) the aggregate number of Common Units proposed to be sold by the Persons sharing in the same tier of pro rata allocation).

Section 2.03         Underwritten Offering.

(a)           S-3 Registration. In the event that any of BlackRock, GSO or Magnetar elects to dispose of Common Unit Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $100 million from such Underwritten Offering (together with any Common Unit Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) or (ii) reasonably expects gross proceeds of at least $50 million from such Underwritten Offering (together with any Common Unit Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) and such Common Unit Registrable Securities represent 100% of the then outstanding Common Unit Registrable Securities held by the applicable Selling Holder and Affiliates, the Partnership shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Partnership with the Managing Underwriter or Underwriters selected by the Partnership (subject to the written consent of the Lead Investor initiating such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Common Unit Registrable Securities; provided, however, that the Partnership shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for more than (i) two Underwritten Offering at the request of BlackRock, (ii) two Underwritten Offering at the request of GSO and (iii) two Underwritten Offerings at the request of Magnetar; provided, further, that none of the foregoing Underwritten Offerings in clauses (i) through (iii) above shall occur within 180 days of each other; provided, further, that if the Partnership or its Affiliates are conducting or actively pursuing a securities offering of the Partnership’s Common Units with anticipated gross offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Partnership may suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Partnership may only suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period.

(b)           General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Partnership shall enter shall contain such representations, covenants, indemnities (subject to

9

Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Partnership. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Partnership or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Partnership that the total amount of Common Unit Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Unit Registrable Securities offered or the market for the Common Units, and the amount of Common Unit Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Partnership at least one Business Day prior to the time of pricing of such Underwritten Offering, in which case the Partnership will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.04         Further Obligations. In connection with its obligations under this Article II, the Partnership will:

(a)           promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)           if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)           furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information

10

pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)           if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)           promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)            promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action

11

as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)           upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)           in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Partnership addressed to the Underwriters, dated as of the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated as of the pricing date of such Underwritten Offering and a letter of like kind dated as of the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such Underwriters may reasonably request;

(i)            otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j)            make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k)           use its commercially reasonable efforts to cause all Common Unit Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed; provided, however, that, for the avoidance of doubt, the Partnership shall have no obligation to cause any Series A Preferred Unit Registrable Securities registered pursuant to this Agreement to be listed on any National Securities Exchange or nationally recognized quotation system;

(l)            use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

12

(m)          provide a transfer agent, which may be the General Partner or one of its Affiliates as provided in the Partnership Agreement, and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)           enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Common Unit Registrable Securities (including making appropriate officers of the General Partner available to participate in customary marketing activities); provided, however, that the officers of the General Partner shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o)           if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)           if reasonably required by the Partnership’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q)           if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Partnership will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter”, dated as of such date, from the Partnership’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Partnership, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Partnership, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the General Partner addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Partnership. The Partnership will also use

13

its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Partnership will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Partnership at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05         Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06         Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Common Unit Registrable Securities who is participating in an Underwritten Offering agrees to enter into a customary letter agreement with Underwriters providing that such Holder will not effect any public sale or distribution of Common Unit Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Common Unit Registrable Securities that are included in such Underwritten Offering by such Holder.

14

Section 2.07         Expenses.

(a)           Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b)           Expenses. The Partnership will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Partnership shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08         Indemnification.

(a)           By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in

15

connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus supplement or final prospectus, or amendment or supplement thereto, or any free writing prospectus relating thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)           By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner and the General Partner’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)           Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses

16

related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)           Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09         Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a)           make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

17

(b)           file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10         Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $50 million of Registrable Securities, calculated on the basis of the Purchased Unit Price or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11         Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership for Other Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Common Unit Registrable Securities hereunder; provided, that in no event shall the Partnership enter into any agreement that would permit another holder of securities of the Partnership to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a).

Section 2.12         Limitation on Obligations for Series A Preferred Unit Registrable Securities. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall be construed to require the Partnership to (a) conduct an underwritten offering for the public sale, resale or any other disposition of Series A Preferred Unit Registrable Securities, (b) except as expressly provided in this Agreement, otherwise assist in the public resale of any Series A Preferred Unit Registrable Securities, (c) provide any Holder of Series A Preferred Unit Registrable Securities any rights to include any Series A Preferred Unit Registrable Securities in any underwritten offering relating to the sale by the Partnership or any other Person of any

18

securities of the Partnership or (d) cause any Series A Preferred Unit Registrable Securities to be listed on any securities exchange or nationally recognized quotation system.

Section 2.13         Obligation to Obtain Rating for Series A Preferred Units. If requested by any of the Lead Investors, the Partnership shall use commercially reasonable efforts to obtain and maintain a rating from a nationally recognized rating agency (chosen by such Holders) with respect to the Series A Preferred Units until the date on which all Series A Preferred Units have been converted into Common Units.  The Partnership shall be entitled to reimbursement from the Holders holding Series A Preferred Units for all direct costs paid to the applicable rating agency by the Partnership in obtaining the initial rating, which costs shall be shared by such Holders pro rata (based, for each such Holder on the percentage derived by dividing (x) the number of Series A Preferred Units held by each such Holder, by (y) the aggregate number of Series A Preferred Units outstanding at the time such rating is obtained). After the date on which a rating has been obtained for the Series A Preferred Units, if requested by the Holders of 75% of the Series A Preferred Units then outstanding, the Partnership shall use commercially reasonably efforts to cause such rating on the Series A Preferred Units to be withdrawn.

ARTICLE III.
MISCELLANEOUS

Section 3.01         Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Partnership to the Purchasers) email to the following addresses:

(a)           If to the Purchasers, to the addresses set forth on Schedule A.

(b)           If to the Partnership:

EQM Midstream Partners, LP

625 Liberty Avenue, Suite 2000

Pittsburgh, Pennsylvania

Attention:	Kirk Oliver
Robert Williams
Email:	koliver@equitransmidstream.com
rcwilliams@equitransmidstream.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston TX 77002

Attention:	Ryan J. Maierson
Nick S. Dhesi

Email:      ryan.maierson@lw.com

nick.dhesi@lw.com

19

or to such other address as the Partnership or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02         Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns, including binding upon (i) in the case of the Partnership, any Person that will be a successor to the Partnership, whether in connection with a Series A Change of Control or Partnership Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise and (ii) in the case of the Purchasers, subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03         Assignment of Rights. Except as provided in Section 2.10 and as contemplated by Section 3.02, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04         Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether in connection with a Series A Change of Control or Partnership Restructuring Event or by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement. As a condition to the effectiveness of any transaction discussed in the prior sentence, the Partnership shall make provision to ensure that any successor or assign of the Partnership either (i) acknowledges, adopts and assumes in full the Partnership’s obligations pursuant to this Agreement or (ii) enters into a new registration rights agreements with the holders of the Series A Preferred Units providing for the same rights set forth herein.

Section 3.05         Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06         Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of

20

jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08         Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09         Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10         Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth

21

herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11         Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12         No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13         Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Holders, their respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 3.14         Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation

22

under this Agreement, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

23

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EQM Midstream Partners, LP

By:	EQGP Services, LLC, its general partner

By:
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

INVESTMENT PARTNERS V (II), LLC

By:	BAA Co-Investment Fund (GenPar), LLC, its Sole Member

By:	BlackRock Financial Management, Inc., its Sole Member

By:
Name:
Title:

GEPIF III EQM INVESTCO, L.P.

By:	GEPIF III InvestCo GP, LLC, its general partner

By:	Global Energy & Power Infrastructure Fund III, L.P., its sole member

By:	BlackRock Infrastructure Master Carry, L.P. – GEPIF III Series, its sole member

By:	BlackRock Financial Management, Inc., its general partner

By:
Name:
Title:

GSO EQUITABLE HOLDINGS LP

By:	GSO Equitable Holdings Associates LLC, as its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

MTP EOF II IP LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

MTP ENERGY MASTER FUND LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

MAGNETAR STRUCTURED CREDIT FUND, LP

By:	Magnetar Financial LLC, its general partner

By:
Name:
Title:

MAGNETAR CONSTELLATION FUND V LLC

By:	Magnetar Financial LLC, its manager

By:
Name:
Title:

MAGNETAR LONGHORN FUND LP

By:	Magnetar Financial LLC, its investment manager

By:
Name:
Title:

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

By:	Magnetar Financial LLC, its manager

By:
Name:
Title:

BSOF QMODEM (M) 2 L.P.

By:	Magnetar Financial LLC, its advisor

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

CEQM Holdings, LLC

By:
Name:
Title:

NB BURLINGTON AGGREGATOR LP

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

SCHEDULE A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
BlackRock
GEPIF III EQM INVESTCO, L.P.

C/O BlackRock Financial Management, Inc.

609 Main Street

Houston, TX 77002

Attention: Mark Saxe

Email:  mark.saxe@blackrock.com

With copy to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: David Maryles and Jelena Napolitano

Email: legaltransactions@blackrock.com

GSO
GSO EQUITABLE HOLDINGS LP	GSO Equitable Holdings LP c/o GSO Capital Partners LP 345 Park Avenue, 31st Floor New York, NY 10154 Attention: Robert Horn Email: robert.horn@gsocap.com; GSOLegal@gsocap.com

A-1

Magnetar
MTP ENERGY OPPORTUNITIES FUND II LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

MTP EOF II IP LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

MTP ENERGY MASTER FUND LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

MAGNETAR STRUCTURED CREDIT FUND, LP	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

MAGNETAR CONSTELLATION FUND V LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

MAGNETAR LONGHORN FUND LP	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

SERIES V, A SERIES OF ASTRUM PARTNERS LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

BSOF QMODEM (M) 2 L.P.	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

A-2

Other
CEQM HOLDINGS, LLC	CEQM Holdings, LLC 520 Madison Avenue, 38th Floor New York, NY 10022 Attention: Arleen Spangler; Emily Chang Email: Arleen.Spangler@carlyle.com; Emily.Chang@carlyle.com

NB BURLINGTON AGGREGATOR LP

NB Burlington Aggregator LP

c/o David Lyon

Neuberger Berman

1290 Avenue of the Americas 43rd Floor

New York, NY 10104

David.lyon@nb.com

With copies to

Dean Winick

Neuberger Berman

1290 Avenue of the Americas 24th Floor

New York, NY 10104

Dean.winick@nb.com

INVESTMENT PARTNERS V (II), LLC

C/O BlackRock Financial Management, Inc.

40 East 52nd Street

New York, NY 10022

Attention: Stephen Kavulich

Email:  GroupBAACorePM@blackrock.com

With copy to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: David Maryles and Jelena Napolitano

Email: legaltransactions@blackrock.com

A-3

SCHEDULE B

PURCHASERS DEEMED TO HAVE DELIVERED THE PIGGYBACK OPT-OUT NOTICE

1.                                      [•]

B-1

Exhibit C

Form of Opinion of Latham & Watkins LLP

1.                                      The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business in all material respects as described in the SEC Reports.  With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware.

2.                                      The General Partner is a limited liability company under the Delaware LLC Act, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership in all material respects as described in the SEC Reports. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware.

3.                                      Each of the subsidiaries of the Partnership listed on Annex A hereto (the “Material Subsidiaries”) has all requisite corporate, limited liability company or partnership power and authority, as applicable, under the laws of its jurisdiction of incorporation or formation necessary to own its properties and carry on its business in all material respects as its business is now being conducted as described in the SEC Reports. With your consent, based solely on certificates from public officials, we confirm that each of the Material Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

4.                                      The Series A Preferred Units to be issued and sold to the Purchasers by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued and free of preemptive rights arising from the Partnership Governing Documents as currently in effect, except as have been waived. Under the DRULPA, Purchasers will have no obligation to make further payments for their purchase of the Series A Preferred Units or contributions to the Partnership, solely by reason of their ownership of the Series A Preferred Units or their status as a limited partner of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership.

5.                                      The common units of the Partnership issuable upon conversion of the Preferred Units in accordance with the Partnership Agreement (the “Conversion Units”) and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued and delivered to the recipients thereof upon conversion of the Series A Preferred Units in accordance with the terms of the Partnership Agreement, will be validly issued and free of preemptive rights arising from the Partnership Governing Documents as currently in effect, except as have been waived. Under the DRULPA, holders of the Conversion Units will have no obligation to make further payments or contributions to the Partnership solely by reason of their ownership of the Conversion Units or their status as a limited partner of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership.

6.                                      The execution, delivery and performance of the Purchase Agreement, the Amended Partnership Agreement, and the Registration Rights Agreement (collectively, the “Operative Documents”) by the Partnership or the General Partner, as applicable, have been duly authorized by all necessary limited partnership action of the Partnership and limited liability company action of the General Partner, and each of the Operative Documents has been duly executed and delivered by the Partnership or the General Partner, as applicable.

7.                                      The execution and delivery by the Partnership and the General Partner, as applicable, of the Operative Documents and the issuance and sale by the Partnership of the Series A Preferred Units to you do not on the date hereof:

(i)                           violate the provisions of the Governing Documents;

(ii)                        result in the breach of or a default under any of the Specified Agreements;

(iii)      violate any federal, New York statute, rule or regulation applicable to the Partnership or the Delaware Laws; or

(iv)                    require any consents, approvals, or authorizations to be obtained by the Partnership or the General Partner from, or any registrations, declarations or filings to be made by the Partnership or the General Partner with, any governmental authority under any federal, New York statute, rule or regulation applicable to the Partnership or the General Partner or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

8.                                      The Partnership is not, and immediately after giving effect to the issuance and sale of the Series A Preferred Units in accordance with the Purchase Agreement and after giving effect to the use of proceeds from the sale of the Series A Preferred Units to partially fund the transactions contemplated by the Eureka Purchase Agreement, will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.                                      Assuming the accuracy of the representations and warranties of the Purchasers and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Series A Preferred Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement, are exempt from the registration requirements of the Securities Act. We express no opinion, however, as to when or under what circumstances the Purchasers may reoffer or resell any Series A Preferred Units.

10.                               Except as otherwise described in the Partnership Agreement or the Operative Documents, there are no restrictions upon the voting or transfer of any Series A Preferred Units or Conversion Units pursuant to the Partnership Governing Documents or any Specified Agreement.

Exhibit D

Form of GP Waiver

[•], 2019

Reference is hereby made to that certain Convertible Preferred Unit Purchase Agreement, dated as of March 13, 2019, by and among EQM Midstream Partners, LP (the “Partnership”) and each of the Purchasers party thereto (the “Purchase Agreement”), pursuant to which the Partnership has agreed to issue and sell an aggregate of 22,554,851 Series A Preferred Units representing limited partner interests of the Partnership, for a cash purchase price of $48.77 per Series A Preferred Unit. Capitalized terms used but not defined herein shall have the meaning given such terms in the Purchase Agreement.

The General Partner, in its own capacity and in its capacity as the general partner of the Partnership, hereby waives any preemptive rights it or its Affiliates may hold pursuant to Section 5.7 of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of [•], 2019, with respect to the offering, issuance and sale of the Purchased Units pursuant to the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned executes this General Partner Waiver, effective as of the date first written above.

EQGP SERVICES, LLC

By:
Name:
Title:

Exhibit E

Form of Joinder Agreement

This Joinder Agreement is executed by the undersigned pursuant to the Convertible Preferred Unit Purchase Agreement, dated as of March 13, 2019 (the “Agreement”), by and among EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the purchasers party thereto (the “Purchasers”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement. By the execution of this Joinder Agreement, the undersigned agrees as follows:

1.              The undersigned acknowledges that the undersigned is acquiring [•] Series A Preferred Units, subject to the terms and conditions of the Agreement (including the Schedules and Exhibits thereto).

2.              The undersigned hereby joins in, and agrees to be bound by and subject to, the Agreement, with the same force and effect as if the undersigned were originally a Purchaser party thereto.

3.              Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

4.              The Partnership hereby acknowledges and agrees that the undersigned shall be deemed a Purchaser under the Agreement with respect to the number of Series A Preferred Units set forth above and that such Purchaser shall be entitled to all of the rights and benefits, and subject to all of the obligations, of a Purchaser under the Agreement.

EXECUTED AND DATED as of this [•] day of [•], 2019.

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC, its general partner

By:
Name:
Title:

[JOINING PARTY]

By:
Name:
Title:

Notice Address:

Exhibit F

Lead Purchasers

GSO Equitable Holdings LP

c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Robert Horn
Email: robert.horn@gsocap.com;
GSOLegal@gsocap.com

MTP Energy Opportunities Fund II LLC

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

MTP EOF II IP LLC

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

MTP Energy Master Fund LLC

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

Magnetar Structured Credit Fund, LP

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

Magnetar Constellation Fund V LLC

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

Magnetar Longhorn Fund LP

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

BSOF Qmodem (M) 2 L.P.

Magnetar Financial LLC
1603 Orrington Ave., 13th Floor
Evanston, IL 60201
Email: MTP_Notices@magnetar.com
Phone 847-905-4400

Investment Partners V (II), LLC

c/o BlackRock Financial Management, Inc.
40 East 52nd Street
New York, NY 10022
Attention: Stephen Kavulich
Email:
GroupBAACorePM@blackrock.com

With copy to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attention: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com

GEPIF III EQM Investco, L.P.

c/o BlackRock Financial Management, Inc.
609 Main Street
Houston, TX 77002
Attention: Mark Saxe
Email: mark.saxe@blackrock.com

With copy to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attention: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com